PROSPECTUS SUPPLEMENT

(To Prospectus dated May 31, 2006)

Structured Asset Trust Unit Repackagings

Structured Asset Trust Unit Repackagings (SATURNS SM)

J. C. Penney Company, Inc. Debenture Backed

Series 2007-1

Issuing Entity

$54,500,000

2,180,000 7.00% Callable Class A Units

($25 principal balance each)

MS Structured Asset Corp.

Depositor and Sponsor

SATURNS Trust No. 2007-1 is offering Callable Class A Units. Interest will accrue on the Class A Units at a rate of 7.00%. Distribution dates for the Class A Units will occur March 1 and September 1. The final scheduled distribution date for the Class A Units is March 1, 2097, subject to being shortened in connection with a shortened maturity of the underlying securities due to a Tax Event, as described in this prospectus supplement under “Risk Factors”. The Units are subject to redemption upon exercise of the call rights of the warrantholders as described in this prospectus supplement.

The Class A Units will represent a beneficial interest only in the underlying securities, consisting of corporate debt securities, described in this prospectus supplement under “Description of Trust Property” the Units represent the obligations of the issuing entity only and do not represent the obligations of or any interest in the depositor and sponsor or any of its affiliates. The underlying securities will be held by the Trust. For a description of the underlying securities, see “Description of Trust Property.”

The underlying securities have a different interest rate and denomination than do the Class A Units. The underlying securities are subject to early redemption as described in this prospectus supplement. Any such redemption will result in an early redemption or call of a corresponding portion of the Class A Units.

Prior to this offering, there has been no public market for the Class A Units. The depositor will apply to list the Class A Units on the New York Stock Exchange, subject to meeting the applicable listing requirements.

See “Risk Factors” beginning on page S-11 of this prospectus supplement and on page 5 of the accompanying prospectus to read about certain factors you should consider before buying Class A Units.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Morgan Stanley & Co. Incorporated, or MS&Co., will purchase the Class A Units from the depositor and will then sell the Class A Units in negotiated transactions at varying prices at the time of sale. Proceeds from the Class A Units are expected to total $54,500,000 less an underwriting discount of 3.15%. MS&Co. expects to deliver the Class A Units through the facilities of The Depository Trust Company against payment in New York, New York on or about March 1, 2007.

MORGAN STANLEY

February 28, 2007

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(continued)

PROSPECTUS

PROSPECTUS SUPPLEMENTS	1
RISK FACTORS	3
Limited Recourse	3
Limited Liquidity	3
Priority of Other Claims	4
Dependence on Underlying Securities	4
Dependence on Available Public Reports	5
Reinvestment Risk	6
Passive Vehicle	7
Risks Related to Swap Agreements	7
Trust Wind-Up Events	10
AVAILABLE INFORMATION	10
INCORPORATION OF CERTAIN DOCUMETNS BY REFERENCE	11
REPORTS TO UNITHOLDERS	11
IMPORTANT CURRENCY INFORMATION	12
USE OF PROCEEDS	12
THE DEPOSITOR AND SPONSOR	12
THE ISSUING ENTITIES	13
THE TRUSTEE	14
Trustee as servicer	15
DISCRIPTION OF TRUST AGREEMENTS	15
General	15
Collections on underlying securities	15
Certain matters regarding the depositor and the trustee	16
Retained interest	17
Security interest of swap counterparty	17
Modification and waiver	17

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(continued)
iii

(continued)

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EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Units to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Units which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Units to the public in that Relevant Member State at any time:

(a)          to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)          to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)          in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Units to the public” in relation to any Units in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Units to be offered so as to enable an investor to decide to purchase or subscribe for the Units, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

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UNITED KINGDOM

The underwriter has represented and agreed that:

(a)   it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Units in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b)   it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Units in, from or otherwise involving the United Kingdom.

NOTICE TO UNITED KINGDOM INVESTORS

The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Articles 49(2)(a) through (d) (“high net worth companies, unincorporated associates, etc.”) or 19 (Investment Professionals) of the Financial Services and Market Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as the “Relevant Persons”). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered Units, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE ISSUER AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

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SUMMARY

In this prospectus supplement and the accompanying prospectus, the units offered hereby are referred to as the “Class A Units”. By contrast, the underlying securities deposited into the Trust are referred to as the “underlying securities”, and terms such as “underlying security issuer”, “underlying security disclosure documents”, “underlying security indenture”, “underlying security trustee”, “underlying security registration statement” or other terms containing the phrase “underlying security” have related meanings. Defined terms used but not defined in this prospectus supplement have the meanings given to such terms in the accompanying prospectus. An index of defined terms can be found on page S-45 of this prospectus supplement and on page 89 of the accompanying prospectus.

The following summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus.

Depositor and Sponsor

MS Structured Asset Corp. The depositor is also the “sponsor” with respect to the Units for purposes of Rule 1101(l) under the Securities Act and references to the “depositor” herein also include the depositor in its capacity as sponsor.

Trustee and Servicer	LaSalle Bank National Association
Trust and Issuing Entity	SATURNS Trust No. 2007-1. The Trust will be formed under a trust agreement dated as of the closing date between the depositor and the trustee.
Units

There will be two classes of Units, the Class A Units and the Class B Units. The Class B Units are not offered hereby. The total principal amount of Class A Units being issued is $54,500,000. The Class A Units will be issued in book-entry form through the facilities of The Depository Trust Company (“DTC”) in minimum denominations of $25.

The Class A Units will have the same final maturity as the underlying securities. The underlying securities are subject to shortening of their maturity in connection with a Tax Event. In the event that the maturity of the underlying securities is shortened, the maturity of the Class A Units and Class B Units will be shortened to the same extent. See “Description of Trust Property” for a description of the terms of the underlying securities.
The Class A Units are expected to settle flat. This means that any accrued and unpaid interest on the Class

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A Units at closing will be reflected in the settlement price.
In the event the underlying securities are redeemed, the Units will be redeemed when the underlying securities are redeemed. In addition, the Units may be called as a result of exercise of warrants by a warrantholder at any time (i) on or after March 1, 2012 and prior to March 1, 2097, (ii) in connection with a tender offer for the underlying securities or redemption of the underlying securities or (iii) after the occurrence of a trust wind-up event.
In the event of a partial exercise of the warrants, the trustee will randomly select Class A Units to be called in full in connection with any such partial exercise.
Underlying securities

The depositor will deposit into the Trust $54,500,000 (by aggregate principal amount) of 7.625% debentures due March 1, 2097, issued by J. C. Penney Corporation, Inc. (formerly known as J. C. Penney Company, Inc.). The underlying securities constitute unsecured and unsubordinated indebtedness of J. C. Penney Corporation, Inc. The underlying securities have been purchased by the depositor or its affiliates in the secondary market.

The underlying securities are redeemable, in whole or in part, at any time at the option of the underlying security issuer at the greater of (i) 100% of their principal value or (ii) a redemption amount determined by discounting their remaining scheduled payments at a specified current discount rate, together in either case with accrued interest to the redemption date.
The underlying security issuer may shorten the maturity of the underlying securities by notice provided not more than 60 days after the occurrence of a Tax Event (as defined under “Description of Trust Property – Conditional right to shorten maturity upon occurrence of a Tax Event”). In the event any such shortening of maturity occurs, the final scheduled distribution date for the Units will be similarly adjusted. The underlying securities are also redeemable by the underlying security issuer in certain circumstances following a Tax Event at the greater of (i) 100% of their principal value or (ii) a redemption amount determined by discounting

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their remaining scheduled payments at a specified current discount rate higher than the discount rate applicable to optional redemption by the underlying security issuer, together in either case with accrued interest to the redemption date.
See “Description of Trust Property” for a description of the terms of the underlying securities.
Underlying security issuer

The issuer of the underlying securities is J. C. Penney Corporation, Inc. (formerly known as J. C. Penney Company, Inc.). The underlying security issuer is not participating in this offering and has no obligations under the Class A Units. Information about the underlying security issuer is available in filings by the underlying security guarantor with the SEC.

Underlying security guarantor

The guarantor of the underlying securities is J. C. Penney Company Inc. The underlying security guarantor is not participating in this offering and has no obligations under the Class A Units. Information about the underlying security guarantor is available in filings with the SEC.

Distributions

Interest will be distributed each March 1 and September 1 by the trustee through the facilities of DTC to recordholders as of the third business day prior to the distribution date, commencing September 1, 2007. The interest rate for the Class A Units is 7.00% annually. The Trust will pass through interest to the Unitholders based on payments received by the Trust as a holder of the underlying securities (other than interest which accrued on the underlying securities prior to the closing date). Interest will accrue on the Class A Units on the basis of a 360 day year consisting of twelve 30 day months or a 30/360 basis.

Unless distributed earlier due to an exercise of the warrants, a redemption of the underlying securities or an early termination, principal will be distributed on a final scheduled distribution date of March 1, 2097.
If any of the warrants are exercised for settlement prior to March 1, 2012 and in connection with a tender offer for any of the underlying securities held by the Trust, each of the corresponding Class A Units called in

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connection with such tender offer and exercise will receive an additional distribution of $1.50 per Unit.
Class B Units will have a claim for payment equal in priority with that of the Class A Units in the event of a shortfall of interest payments on the underlying securities or a liquidation of the underlying securities following an underlying security default.
If any payment with respect to the underlying securities is not received by the trustee by 12 noon (New York City time) on a distribution date, the corresponding distribution on the Class A Units will not occur until the next business day that the Trust is in receipt of proceeds of such payment prior to 12 noon, with no adjustment to the amount distributed or to the record date.
Early termination of the Trust

A trust wind-up event will occur upon (i) redemption by the underlying security issuer of all underlying securities held by the Trust, (ii) an exercise of the warrants that would result in redemption of all Class A Units and all Class B Units, (iii) an underlying security default, (iv) the occurrence of a disqualification event that leads to a trust wind-up event, as described in the prospectus under “Description of Trust Agreements – Trust wind-up events, liquidation events and disqualification events”, or (v) any excess expense event. The Trust will terminate early in connection with any trust wind-up event.

If a trust wind-up event occurs, any underlying securities held by the Trust will be liquidated (by delivery to the underlying security issuer in the event of a redemption, pursuant to the terms of the warrants in the event of an exercise of the warrants or otherwise by sale thereof).
If the early termination occurs due to a redemption of the underlying securities or an exercise of the warrants, the Class A Unitholders will receive an amount equal to the principal of and accrued interest on their Class A Units. In addition, if the early termination occurs due to an exercise of warrants for settlement prior to March 1, 2012] and in connection with a tender offer for the underlying securities, the Class A Units will also receive an additional distribution of $1.50 per Class A

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Unit. Remaining amounts will be applied pursuant to the trust agreement.
If the Trust is terminated for any other reason, the proceeds of liquidation will be applied to redeem the Class A Units and the Class B Units. The Class A Units will have a claim on the proceeds of the liquidation equal to their aggregate principal balance plus accrued interest if any. The Class B Units will have a claim on the proceeds of liquidation equal to the value calculated by discounting each remaining scheduled payment at a rate of 7.00% on the basis of a 360 day year consisting of twelve 30 day months or a 30/360 basis (the “Class B present value amount”). If the proceeds of the liquidation are less than the combined claim amounts of the Class A Units and the Class B Units, the proceeds will be distributed in proportion to the claim amounts of the Class A Units and the Class B Units in full satisfaction of the claims of the Units. If the proceeds of liquidation exceed the combined claim amounts of the Class A Units and the Class B Units, the excess will be applied pursuant to the trust agreement.
Warrants

The Class A Units may be called for redemption as a result of exercise by a holder of the warrants at any time (i) on or after March 1, 2012 and prior to March 1, 2097, (ii) in connection with a tender offer for or a redemption of the underlying securities or (iii) after the occurrence of a trust wind-up event. The warrants are not offered hereby. On the closing date, the warrants will be held by Morgan Stanley & Co. International Limited (“MSIL”). The warrants may be sold or transferred by MSIL at any time in whole or in part to one or more qualified institutional buyers (as defined in Rule 144A under the Securities Act), and further sold or transferred by any such subsequent holder(s) from time to time.

A warrantholder must give at least 15 calendar days’ notice and not more than 60-calendar days’ notice of exercise, unless notice of a tender offer for or redemption of the underlying securities has been given. A warrantholder may give notice of its intention to exercise warrants in connection with a tender offer for or redemption of the underlying securities with two business days’ notice prior to the call date.

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The warrants may provide that a notice of call by a warrantholder shall automatically constitute a notice of optional exchange pursuant to which the warrantholder will receive the portion of the trust property corresponding to the amount of called Class A Units and Class B Units.
Class A Unitholders will receive an amount equal to the principal of and accrued interest on their Class A Units in connection with an exercise of warrants. In addition, if the exercise settles prior to March 1, 2012 and occurs in connection with a tender offer for the underlying securities, the Class A Units will also receive an additional distribution of $1.50 per Class A Unit.
The Class A Units will be called on the basis of random selection from the proceeds of any partial exercise of the warrants.
Unitholders may not direct the Trust or the trustee to participate in any tender offer for the underlying securities and the trustee will not accept any instructions to the contrary from the Unitholders. However, any warrantholder may exercise its warrants in connection with any tender offer and the trustee or the Trust may participate in a tender offer on behalf of an exercising warrantholder.
Retained interest

The depositor retains the right to receive any and all interest that accrues on the underlying securities prior to the closing date and the Trust will have no rights to such interest. The trustee will pay this accrued interest over to the depositor on the first date it receives an interest payment on the underlying securities.

If an underlying security default occurs on or prior to the first distribution date and the depositor does not receive its retained interest amount on the first distribution date, the depositor will have a claim for its retained interest, and will share pro rata with holders of the Class A Units and the Class B Units to the extent of such claim in the proceeds from the recovery on the underlying securities.
Tax status	The depositor will receive an opinion of counsel that the Trust should be characterized as a grantor trust and will not be characterized as an association taxable as a

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corporation. Characterization of the Trust as a grantor trust results in each Class A Unitholder being treated, for U.S. federal income tax purposes, as if it had (1) purchased its pro rata share of the underlying securities and (2) granted a call option to the warrantholders (documented as the warrants) in respect of the Class A Units in exchange for a premium equal to the fair market value of such option. See “United States Federal Income Taxation”.
Trustee compensation

As compensation for and in payment of trust expenses related to its services under the trust agreement other than extraordinary trust expenses, the trustee will receive trustee fees on each distribution date in an amount equal to $2,000. The depositor is initially responsible for payment of the trust expenses but has arranged for the trustee to act as expense administrator on behalf of the Trust. The expense administrator will be responsible for paying the trustee fee and reimbursing certain other expenses of the Trust. The expense administrator will receive an aggregate amount payable on each distribution date equal to $5,500, which fee is payable only from available interest receipts received with respect to the underlying securities after application of such receipts to payment of accrued interest on the Class A Units and the Class B Units.

Rating

The Class A Units must be assigned a rating of at least Baa3 by Moody’s Investors Service, or “Moody’s”, or a rating of at least BBB- by Standard & Poor’s, or “S&P”, in order to be issued. The Class A Units will have a rating corresponding to the ratings currently assigned to the underlying securities on the date the Class A Units are issued. You should note that these ratings correspond to the ratings of the underlying securities. Any downgrade in the ratings of the underlying securities by either rating agency would result in a downgrade of the respective rating agency’s rating with respect to the Class A Units. Moody’s and S&P may maintain ongoing rating surveillance with respect to the Units, but the depositor will not monitor any changes in the rating of the Units after their issuance.

Closing date	On or about March 1, 2007.

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Listing	Application will be made to list the Class A Units on the New York Stock Exchange (the “NYSE”). Trading on the NYSE is expected to begin within 30 days after the completion of this offering.
How to reach the depositor	You may reach the depositor by contacting your Morgan Stanley sales representative.

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RISK FACTORS

In addition to the risk factors discussed in the accompanying prospectus, you should carefully consider the following risk factors before buying any Class A Units:

Absence of information

The Class A Unitholders will be exposed to the credit risk of the underlying security issuer and underlying security guarantor. Material information with respect to the underlying security issuer and underlying security guarantor is described in public filings prepared by the underlying security guarantor and referred to in this prospectus supplement. In addition, this section does not contain any risk factors relating to the underlying security issuer or underlying security guarantor.

No investigation of the financial condition or creditworthiness of the underlying security issuer, the underlying security guarantor, or any of their affiliates, or of any ratings of the underlying securities, has been made by the Trust, the trustee, the depositor, MS&Co. or any of their affiliates, in connection with the issuance of the Class A Units. You should consider carefully the financial condition of the underlying security issuer and underlying security guarantor and their ability to make payments in respect of the underlying securities. We are not affiliated with the underlying security issuer or the underlying security guarantor and have not performed any due diligence investigation or review of the underlying security issuer or underlying security guarantor. You should undertake an independent investigation of the underlying security issuer and underlying security guarantor to the extent required in your judgment to allow you to make an informed decision with respect to an investment in the Class A Units.

In addition, one or more affiliates of MS&Co. publish research reports from time to time with respect to the underlying security issuer and/or the underlying security guarantor. Such reports may make negative recommendations with respect to securities of the underlying security issuer and/or the underlying security guarantor. None of the Trust, the trustee, the depositor or MS&Co. undertakes any responsibility to reflect or account for in this prospectus supplement the conclusions or analyses set forth in such research reports. You may obtain a copy of any research reports relating to the underlying security issuer or underlying security guarantor by requesting them from your broker or from MS&Co. directly.

For information regarding the material terms of the underlying securities, please refer to “Description of Trust Property.”

Trust wind up event for lack of underlying security reporting may result in losses

If the underlying security issuer becomes a “disqualified issuer” as described in the prospectus, including where the underlying security guarantor ceases to be a reporting company for purposes of the Exchange Act or file certain financial information in connection with such reporting, the depositor will not have available to it information needed in connection with reporting obligations in respect of the Class A Units. If such a circumstance arises, a trust wind up event may occur. Such trust wind up event may result in losses to investors as a result of early liquidation of the trust property. See “Risk Factors – Dependence on Available Public

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Reports – The Units may be delisted or the Trust terminated early for lack of underlying security or swap counterparty reporting, which may result in losses to Unitholders” and “Description of Trust Agreements—Trust wind-up events, liquidation events and disqualification events” in the prospectus.

A failure or termination of reporting such that the underlying security issuer becomes a disqualified issuer may occur as a result of, among other reasons, a merger or acquisition, redemption or delisting of unrelated securities of the underlying security issuer, or any guarantors of their obligations, or changes in their respective corporate structure, a restatement or unavailability of financial statements, a decision by the underlying security guarantor not to make available separate financial statements or specified footnote disclosures in relation to the underlying security issuer and underlying security guarantor, or other events with respect to the underlying security issuer over which the depositor has no control.

Class A Unit ratings may change

The ratings on the Class A Units are expected to correspond to the ratings on the underlying securities. The ratings of the underlying securities and the Class A Units may change over time. There can be no assurance that any such rating will not be lowered or withdrawn by the applicable rating agency in the future, which may adversely affect the value of the Class A Units.

Effect of a change of maturity due to Tax Event

The underlying securities are subject to shortening of their maturity in connection with a Tax Event as described below. See “Description of Trust Property—Conditional right to shorten maturity upon occurrence of a Tax Event”. In the event that the maturity of the underlying securities is shortened, the maturity of the Class A Units will be shortened to the same extent.

In the event that the maturity of the Class A Units is shortened because the maturity of the underlying securities is shortened, you will not be entitled to any premium or other additional amounts to compensate for any earlier repayment of the Class A Units.

Effect of redemptions of underlying securities or exercises of warrants

The underlying securities may be optionally redeemed at any time in whole or in part by the underlying security issuer, which will result in a call or redemption of a corresponding portion of the Class A Units. If all the underlying securities are redeemed prior to their scheduled maturity, the Trust will terminate prior to the final scheduled distribution date. See “Risk Factors” in the prospectus.

A warrantholder may exercise warrants, which will result in a call of the Class A Units at any time (i) on or after March 1, 2012 and prior to March 1, 2097, (ii) in connection with a tender offer for or redemption of the underlying securities or (iii) after the occurrence of a trust wind-up event. Class A Unitholders whose Class A Units are redeemed or called will receive a return of principal before the scheduled maturity of Class A Units. If all of the underlying securities are redeemed early or if all of the Class A Units are called, the Trust will terminate. See “Risk Factors” in the prospectus.

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If your Class A Units are redeemed as a result of a redemption of the underlying securities, you will not be entitled to any premium or other additional amounts. Except for an exercise of the warrants for settlement prior to March 1, 2012 that is in connection with a tender offer for the underlying securities, if a warrantholder exercises its call rights and your Class A Units are redeemed, you will not be entitled to any premium or other additional amounts. If you receive notice that a warrantholder will exercise its call rights, such warrantholder may revoke such notice and such warrantholder will retain its ability to exercise its call rights in the future.

A warrantholder will be effectively entitled to realize any gain from an increase in the market value of the underlying securities in excess of the par amount of the Class A Units at any time prior to the expiration of the warrants. There are a number of factors that could cause the market value of the underlying securities to increase and therefore make the exercise of the warrant more likely. These would include the improvement of the creditworthiness of the underlying security issuer or underlying security guarantor, a generally lower credit spread environment for corporate debt securities, a decreasing interest rate environment or expectations of a decreasing rate environment, and other factors.

Prepayments will affect yield

A redemption of the underlying securities or an exercise of the warrants may result in an early redemption or a call of the Class A Units at a time when reinvestment in securities with yields comparable to that of the Class A Units is not possible. This is particularly important because a decreasing interest rate environment will make an exercise of the warrant more likely.

Underlying security issuer and underlying security guarantor are the only payment sources

The payments made by the underlying security issuer and the underlying security guarantor on the underlying securities are the only source of payment on the Units. The underlying security issuer and the underlying security guarantor are subject to laws permitting bankruptcy, moratorium, reorganization or other actions. Should the underlying security issuer and/or the underlying security guarantor experience financial difficulties, this could result in delays in payment, partial payment or non-payment of the Units.

Conflicts of interest

MS&Co. and other affiliates of the depositor may commence, maintain or continue to maintain commercial relationships with respect to the underlying security issuer, the underlying security guarantor or their affiliates. In particular, affiliates of the depositor may provide investment banking and other financial services, and may enter into derivative transactions with, the underlying security issuer, the underlying security guarantor or their affiliates. Affiliates of the depositor may also hold long or short positions with respect to securities or other obligations of the underlying security issuer, the underlying security guarantor or their affiliates (including the underlying securities), or may enter into credit derivative or other derivative transactions with third parties with respect to those obligations. In connection with those transactions, affiliates of the depositor may exercise or enforce rights against, and may otherwise act with respect to, the underlying security issuer, the underlying security guarantor or their affiliates without regard to the issuance of the Class A Units and the related transactions described in this prospectus

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supplement. Any such actions might have an adverse effect on the underlying securities, the underlying security issuer or the underlying security guarantor, the ability of the Trust to exercise or enforce any rights with respect to the underlying securities or the value of the Class A Units. In the case of a bankruptcy or insolvency of the underlying security issuer, the underlying security guarantor or their affiliates, or any other default under securities or other obligations of the underlying security issuer, the underlying security guarantor or their affiliates (including the underlying securities), the interests of Class A Unitholders with respect to underlying securities held by the Trust may be in conflict with the interests of affiliates of the depositor that have entered into transactions with the underlying security issuer, the underlying security guarantor or their affiliates.

Each Class A Unitholder will be deemed to have acknowledged and agreed that the underwriter and its affiliates may engage in any kind of business with, or have an investment in, the underlying security issuer or the underlying security guarantor and any other underlying security issuer, underlying security guarantor or related persons, and in connection therewith, may obtain or be in possession of non-public information regarding the underlying securities or related persons which may not be made available to the Class A Unitholders.

Class A Units may not be actively traded

There may be little or no secondary market for the Class A Units. Although the Class A Units are expected to be listed on the NYSE, it is not possible to predict whether the Class A Units will trade in the secondary market. Even if there is a secondary market, it may not provide significant liquidity.

Sale upon trust termination

If a trust wind-up event occurs for a reason other than an exercise of the warrants or redemption of the underlying securities by the underlying security issuer and/or the underlying security guarantor (and unless the warrants are exercised following such trust wind-up event), the selling agent will sell, on behalf of the Trust, any such underlying securities held by the Trust by soliciting bids for such underlying securities and selling such underlying securities at the highest bid price.

You should note that the Class B Units will have a claim on the proceeds of any such sale equal to their value, calculated as described in “Description of Trust Agreement—Trust wind-up events”. If the proceeds of such sale are less than the combined claim amounts of the Class A Units and the Class B Units, the proceeds will be distributed in proportion to the claim amounts of the Class A Units and the Class B Units in full satisfaction of the claims of the Units. The proceeds of a sale of the underlying securities may be less than the combined claim amounts of the Class A Units and the Class B Units even where the underlying securities are sold at 100% or more of their principal balance.

It is possible that such sale would occur when the underlying securities are in default or the market value of the underlying securities is diminished for other reasons. In such circumstances, sale of the underlying securities may result in holders of the Units incurring losses that would not be incurred if the holders received a distribution of the underlying

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securities in kind or if the Class B Units did not have a pari passu claim on the proceeds of liquidation.

Market value of underlying securities

The market value of the underlying securities, due to their maturity, will be sensitive to changes in prevailing market interest rates, and will also vary depending upon the creditworthiness of the underlying security issuer and the underlying security guarantor and other factors. Any decline in the market value of the underlying securities will correspondingly affect the market value of the Class A Units, and a holder of the Class A Units will bear the risk of any such decline in market value.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

All documents filed by the depositor with respect to the Trust pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, before, on or after the date of this prospectus supplement and prior to the termination of the offering of the related Class A Units or, if later, the date on which any affiliates of the depositor cease offering and selling those Class A Units will be deemed to be incorporated by reference in this prospectus supplement and to be a part of this prospectus supplement from the date of filing of those documents. Any statement contained in the prospectus, this prospectus supplement or in a document incorporated or deemed to be incorporated by reference will be deemed to be modified or superseded to the extent that a statement contained in the prospectus, this prospectus supplement or in any subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of the prospectus or this prospectus supplement.

The depositor will provide without charge to each person, including any beneficial owner of the Class A Units, to whom this prospectus supplement is delivered, upon his or her written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus supplement, excluding the exhibits to those documents unless they are specifically incorporated by reference in those documents. Written or oral requests for such copies should be directed to MS Structured Asset Corp., 1585 Broadway, New York, New York 10036, Attention: Secretary, Tel. 212-761-1715.

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THE TRUSTEE

LaSalle Bank National Association will be the trustee under the trust agreement. LaSalle Bank National Association is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is an indirect subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. LaSalle has extensive experience serving as trustee on securitizations of asset-backed securities. Since January 1994, LaSalle has served as trustee or paying agent on over 589 asset-backed security transactions involving assets similar to the underlying asset(s) of this transaction. As of December 31, 2006 LaSalle serves as trustee or paying agent on over 569 asset-backed securities transactions. The depositor may maintain other banking relationships in the ordinary course of business with the trustee. The trustee’s corporate trust office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois, 60603. Attention: Global Securities and Trust Services – SATURNs Trust 2007-1 or at such other address as the trustee may designate from time to time.

Using information set forth in this prospectus supplement, the trustee will develop the cashflow model for the Trust. Based on the underlying asset information provided at closing, the trustee will calculate the amount of principal and interest to be paid to the Class A Units on each distribution date. In accordance with the cashflow model and based on the underlying asset information provided at closing, the trustee will perform distribution calculations, remit distributions on the distribution date to Class A Unitholders and prepare a semi-annual statement to Class A Unitholders detailing the payments received and the activity on the underlying asset(s) during the collection period. In performing these obligations, the trustee will be able to conclusively rely on the information provided to it by the depositor at closing, and the trustee will not be required to recompute, recalculate or verify the information provided to it by the depositor.

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THE TRUST AGREEMENT

The Trust will be formed under a trust agreement between the depositor and the trustee dated as of the closing date. Except as otherwise described in this prospectus supplement, the trust agreement will incorporate the provisions of the Standard Terms for trust agreements described in the accompanying prospectus. When the trust agreement is executed, the depositor will deposit the underlying securities into the Trust. The trustee, on behalf of the Trust, will accept the underlying securities and deliver the Class A Units to or in accordance with the order of the depositor.

Description of trust agreement

The following summarizes the material terms of the trust agreement to the extent that they are not described in the accompanying prospectus. Reference is made to the prospectus for important information in addition to that set forth herein regarding the Trust, the terms and conditions of the trust agreement and the Class A Units. A current report on Form 8-K relating to the Class A Units containing a copy of the trust agreement as executed will be filed by the depositor with the SEC following the issuance and sale of the Class A Units.

The property of the Trust created under the trust agreement will consist of (1) the underlying securities (exclusive of the retained interest described below, which is not part of the Trust) and (2) all payments on or collections in respect of the underlying securities due after the closing date, together with any proceeds from the underlying securities. The underlying securities and all amounts received from time to time in relation to the underlying securities will be held in the unit account established under the trust agreement, which is maintained as a segregated account by the trustee and held in trust for the Class A Unitholders.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will take action permitted to be taken by a Class A Unitholder under the trust agreement only at the direction of one or more DTC participants to whose account the corresponding Class A Units are credited. Additionally, DTC will take actions with respect to specified voting rights only at the direction and on behalf of DTC participants whose holdings of those Class A Units evidence those voting rights. DTC may take conflicting actions with respect to voting rights, to the extent that DTC participants, whose holdings of Class A Units evidence those voting rights, authorize divergent action. See “Description of Units—Form” in the accompanying prospectus.

The fiscal year of the Trust will be the calendar year.

Class A Unitholders may not direct the Trust or the trustee to participate in any tender offer for the underlying securities and the trustee will not accept any instructions to the contrary from the Class A Unitholders. However, any warrantholder may exercise its warrants in connection with any tender offer and the trustee or the trust may participate in a tender offer on behalf of an exercising warrantholder.

The trustee will not agree to any amendment that would affect the rights or obligations of any warrantholder, without first obtaining the approval of that warrantholder. The trustee will also notify the Class A Unitholders of any exercise of any of the warrants.

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The Trust is not authorized to issue any securities other than the Units.

Fees and expenses

As compensation for and in payment of trust expenses related to its services under the trust agreement other than extraordinary trust expenses, the trustee will receive the trustee fee set forth in the table below on each distribution date. The Trust is also expected to have ongoing expenses of $5,000 per year for listing fees, which expenses will be payable from Trust property.

Fees and Expenses	General Purpose	Party Receiving Fee or Expense	Source of Funds	Distribution Priority	Amount (per distribution date)
Trustee fee	Trustee compensation	Trustee (through expense administrator)	Trust property	After Unit interest but prior to other amounts	$2,000
Listing fee	NYSE compensation	NYSE (through expense administrator)	Trust property	After Unit interest but prior to other amounts	$2,500
Rating Agency fee	Rating agency compensation	Moody’s and S&P (through expense administrator	Trust property	After Unit interest but prior to other amounts	$1,000
TOTAL:					$5,500

The depositor is initially responsible for payment of the trust expenses but has arranged for the trustee to act as expense administrator on behalf of the trust. The expense administrator will be responsible for paying the trustee fee and listing fee and reimbursing certain other expenses of the Trust (if any). The trigger amount with respect to extraordinary trust expenses for the Trust is $20,000 and the maximum reimbursable amount is $100,000.

Trust wind-up events

General. A trust wind-up event will occur upon (i) redemption by the underlying security issuer or the underlying security guarantor of all underlying securities, (ii) exercise of the warrants that would result in redemption of all Class A Units, (iii) an underlying security default, (iv) the occurrence of a disqualification event that leads to a trust wind-up event, as described in the prospectus under “Description of Trust Agreements – Trust wind-up events, liquidation events and disqualification events”, or (v) any excess expense event. The Trust will terminate in connection with any trust wind-up event.

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If a trust wind-up event occurs, any underlying securities held by the Trust will be liquidated (by delivery to the underlying security issuer or underlying security guarantor in the event of a redemption, pursuant to the terms of the warrants in the event of an exercise of the warrants or otherwise by sale thereof).

If the early termination occurs due to a redemption of the underlying securities or an exercise of the warrants, the Class A Unitholders will receive an amount equal to the principal of and accrued interest on their Class A Units. In addition, if the early termination occurs due to an exercise of warrants for settlement prior to March 1, 2012 and in connection with a tender offer for the underlying securities, the Class A Units will also receive an additional distribution of $1.50 per Class A Unit. An additional amount will also be payable for distribution to the Class B Units in connection with an exercise of the warrants. Remaining amounts will be applied pursuant to the trust agreement.

If the Trust is terminated for any other reason, the proceeds of liquidation will be applied to redeem the Class A Units and Class B Units. The Class A Units will have a claim on the proceeds of the liquidation equal to their aggregate principal balance plus accrued interest if any. The Class B Units will have a claim on the proceeds of liquidation equal to the value calculated by discounting each remaining scheduled payment at a rate of 7.00% on the basis of a 360 day year consisting of twelve 30 day months or a 30/360 basis. If the proceeds of the liquidation are less than the combined claim amounts of the Class A Units and the Class B Units, the proceeds will be distributed in proportion to the claim amounts of the Class A Units and the Class B Units in full satisfaction of the claims of the Units. If the proceeds of liquidation exceed the combined claim amounts of the Class A Units and the Class B Units, the excess will be applied pursuant to the trust agreement.

If the Trust must sell the underlying securities it holds (and unless the warrants are exercised following such trust wind-up event), the Trust will sell the underlying securities through MS&Co. as selling agent. The selling agent must solicit at least three bids for all of the underlying securities held by the Trust. The selling agent must solicit at least three of such bids from registered broker-dealers of national reputation, but additional bids may be solicited from one or more financial institutions or other counterparties with creditworthiness acceptable to the selling agent in its discretion. The selling agent will, on behalf of the Trust, sell the underlying securities at the highest bid price received.

Trust wind up event distribution priorities.   On any distribution date occurring in connection with a trust wind-up event due to an event or events other than an exercise of warrants or a redemption of underlying securities (or to the extent thereof), the trustee shall apply amounts available:

first, to the payment of the claims of the Class A Units and the Class B Units pro rata in proportion to the relative claim amounts of each, and for this purpose the Class A Units will have a claim equal to their unit principal balance plus accrued and unpaid interest, if any and the Class B Units will have a claim equal to the Class B present value amount determined as of the date of termination, including the accrued and unpaid Class B payment for the current interest period, in full satisfaction of the claims of the Class A Units and the Class B Units,

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second, to the payment of any accrued and unpaid expense administrator’s fees, and third, as payment of a termination payment in relation to the warrants.

Retained interest

The depositor retains the right to receive any and all interest that accrues on the underlying securities prior to the closing date and the Trust will have no rights to such interest. The trustee will pay this accrued interest over to the depositor on the first date of distribution of funds and such amount will be paid from the interest payment received on the underlying securities with respect to such date.

If an underlying security default occurs on or prior to the first distribution date and the depositor does not receive its retained interest amount on the first date of distribution on the Units, the depositor will have a claim for such retained interest, and will share pro rata with holders of the Class A Units and the holders of the Class B Units to the extent of its claim in the proceeds from the recovery on the underlying securities.

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DESCRIPTION OF TRUST PROPERTY

Available information regarding underlying security issuer and underlying security guarantor

According to publicly available documents, the underlying security guarantor is a holding company whose principal operating subsidiary is the underlying security issuer. The underlying security issuer was incorporated in Delaware in 1924, and the underlying security guarantor was incorporated in Delaware in 2002, when the holding company structure was implemented. The underlying security guarantor’s principal executive offices are located at 6501 Legacy Drive, Plano, Texas 75024 – 3698 and its telephone number is (972) 431-1000.

The underlying security guarantor conducts its business through the underlying security issuer, its only direct subsidiary, and markets family apparel, jewelry, shoes, accessories and home furnishings through department stores, catalogs and the internet and provides salon, optical, portrait photography and custom decorating services through its department stores.

Neither Morgan Stanley nor any of its affiliates has had a direct or indirect agreement, arrangement, relationship or understanding, written or otherwise, relating to the offering of the Class A Units, and neither the underlying security issuer, the underlying security guarantor nor any of its affiliates is an affiliate of the depositor or any underwriter for the Class A Units.

To the knowledge of the depositor, (i) neither the underlying security issuer nor the underlying security guarantor is a disqualified issuer in relation to the underlying securities and (ii) the underlying security guarantor is filing reports, proxy statements and other information with the SEC pursuant to section 12 or 15(d) of the Exchange Act and has filed all the material that would be required to be filed pursuant to section 13, 14 or 15(d) of the Exchange Act for a period of at least twelve calendar months and any portion of a month immediately preceding the filing referencing the third party’s reports (or such shorter period that such third party was required to file such materials). Those reports and other information can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 100 F Street, NE, Washington, D.C. 20549. Copies of those materials can be obtained by making a written request to the SEC, Public Reference Section, 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. The SEC also maintains a website on the internet at http://www.sec.gov at which users can view and download copies of reports, proxy, information statements and other information filed electronically. In addition, those reports and other information may also be obtained from the underlying security guarantor by making a request to the underlying security guarantor.

This prospectus supplement does not provide information with respect to the underlying security issuer or the underlying security guarantor, and neither the Trust, the trustee, the depositor, MS&Co. nor any of their affiliates has made any investigation of the financial condition or creditworthiness of the underlying security issuer, the underlying security guarantor or any of their affiliates, if any, or of any ratings of the underlying securities, in connection with the issuance of the Class A Units. You should consider carefully the financial condition of the underlying security issuer and the underlying security guarantor and their ability to make payments in respect of the underlying securities. All information contained in this prospectus supplement regarding the underlying security issuer and the underlying security guarantor has

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been derived from filings with the SEC. It is possible that events affecting the underlying securities, the underlying security issuer or the underlying security guarantor have occurred that have not yet been publicly disclosed and would affect the accuracy or completeness of the publicly available documents.

General

All of the trust property will consist of $54,500,000 (by aggregate principal amount) of 7.625% debentures due March 1, 2097 (the “underlying securities”), exclusive of the retained interest of the depositor. The underlying securities were issued pursuant to an indenture dated as of April 1, 1994 and supplemented by a First Supplemental Indenture dated as of January 27, 2002 (the “underlying security indenture “), between the underlying security issuer, the underlying security guarantor and U.S. Bank National Association as trustee (“underlying security trustee”).

The depositor estimates the market price of the underlying securities, as of the business day immediately preceding the date of this prospectus supplement, as 104.07% of their principal amount (plus accrued interest). This market price is based on one or more prices reported or available to the depositor for actual sales occurring on February 12, 2007. The foregoing market price of the underlying securities does not reflect the cost of the warrants or the Class B Units to the Unitholders, and is not intended to indicate the market value of the Units.

Interest on the underlying securities is payable semiannually March 1 and September 1 of each year. If an interest payment date falls on a day that is not a business day, interest will be payable on the next succeeding business day with the same force and effect as if made on such interest payment date.

The underlying security indenture does not limit the amount of unsecured debentures, notes and/or other evidences of indebtedness (“debt securities”) that can be issued thereunder. Under the underlying security indenture, debt securities may be issued in one or more series, each in an aggregate principal amount (in U.S. dollars or the equivalent thereof denominated in foreign currency or composite currencies) authorized by the underlying security issuer prior to issuance. The underlying security issuer from time to time may also offer debt securities with warrants.

The underlying securities are unsecured and rank pari passu with all other unsecured and unsubordinated indebtedness of the underlying security issuer.

The underlying securities have been purchased by the depositor or its affiliates in the secondary market and will be deposited into the Trust. The underlying securities will not be acquired from the underlying security issuer, the underlying security guarantor or their affiliates or pursuant to any distribution by or agreement with the underlying security issuer, the underlying security guarantor or their affiliates. All information contained in this prospectus supplement regarding the underlying securities has been derived solely from the underlying security disclosure documents relating to the underlying securities as filed with SEC in connection with their issuance. You are urged to read the underlying security disclosure documents. No investigation of the financial condition or creditworthiness of the underlying

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security issuer, the underlying security guarantor or any of their affiliates, or of any ratings of the related underlying securities, will be made by the Trust, the trustee, the depositor, MS&Co. or any of their affiliates in connection with the issuance of the Class A Units. Prospective purchasers of the Class A Units should carefully consider the financial condition of the underlying security issuer and the underlying security guarantor and their ability to make payments in respect of the underlying securities. The depositor, MS&Co. and the trustee, as well as their respective affiliates, did not participate in the preparation of the underlying security disclosure documents or other public information relating to the underlying securities, the underlying security issuer or the underlying security guarantor, and they take no responsibility for the accuracy or completeness of the information contained in the underlying security disclosure documents (other than the information regarding the terms of the underlying securities that is expressly set forth in this prospectus supplement).

The following is a summary of certain material terms of the underlying securities:

Underlying security issuer:	J. C. Penney Corporation, Inc. (formerly known as J. C. Penney Company, Inc.)
Underlying security guarantor:	J. C. Penney Company, Inc.
Principal amount held by Trust:	$54,500,000 (by aggregate principal amount)
Interest rate:	7.625%
Scheduled payment dates:	March 1 and September 1
Scheduled maturity:	March 1, 2097
Ranking:	Unsecured and unsubordinated
Ratings:	Baa3 by Moody’s
BBB- by S&P
Currency of denomination:	U.S. dollars
Underlying security trustee:	U.S. Bank National Association
Listing:	Not applicable
Form:	Book-Entry
CUSIP:	708160BL9
Underlying security	The Prospectus Supplement dated February 20, 1997, and
disclosure documents:	the Prospectus dated July 2, 1996, describing the underlying securities
Underlying security
registration statement:	333-06883

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Underlying security indenture

Conditional right to shorten maturity upon occurrence of a Tax Event

Upon the occurrence of a Tax Event (as defined below), the underlying security issuer will have the right, without the consent of the holders of the underlying securities, to shorten the maturity of the underlying securities to the minimum extent required, in the opinion of nationally recognized independent tax counsel, such that, after the shortening of the maturity, interest paid on the underlying securities will be deductible for United States federal income tax purposes or, if such counsel is unable to opine definitively as to such minimum period, the minimum extent so required as determined in good faith by the board of directors of the underlying security issuer, after receipt of an opinion of such counsel regarding the applicable legal standards. There can be no assurance that the underlying security issuer would not exercise its right to shorten the maturity of the underlying securities upon the occurrence of such a Tax Event and no assurance as to the period by which such maturity would be shortened. In the event that the underlying security issuer elects to exercise its right to shorten the maturity of the underlying securities on the occurrence of a Tax Event, the underlying security issuer will mail a notice of shortened maturity to each holder of the underlying securities by first-class mail not more than 60 days after the occurrence of such Tax Event, stating the new maturity date of the underlying securities. Such notice shall be effective immediately upon mailing. The underlying security issuer stated in the underlying security prospectus that it believes that the underlying securities should constitute indebtedness for United States federal income tax purposes under current law and, in that case, an exercise of its right to shorten the maturity of the underlying securities would not be a taxable event to holders for such purposes. Prospective investors should be aware, however, that the underlying security issuer’s exercise of its right to shorten the maturity of the underlying securities would be a taxable event to holders for United States federal income tax purposes if the underlying securities are treated as equity for such purposes before the maturity is shortened and the underlying securities of shortened maturity are treated as debt for such purposes.

“Tax Event” means that the underlying security issuer shall have received an opinion of nationally recognized independent tax counsel to the effect that, as a result of (a) any amendment to, clarification of, or change (including any announced prospective amendment, clarification or change) in any law, or any regulation thereunder, of the United States, (b) any judicial decision, official administrative pronouncement, ruling, regulatory procedure or regulation, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation (any of the foregoing, an “Administrative or Judicial Action”), or (c) any amendment to, clarification of, or change in any official position with respect to, or any interpretation of, an Administrative or Judicial Action or a law or regulation of the United States that differs from the theretofore generally accepted position or interpretation, in each case, occurring on or after February 20, 1997, there is more than an insubstantial increase in the risk that interest paid by the underlying security issuer on the underlying securities is not, or will not be, deductible, in whole or in part, by the underlying security issuer for United States federal income tax purposes.

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Optional redemption

The underlying securities will be redeemable in whole or in part, at the option of the underlying security issuer at any time and from time to time, on not less than 30 or more than 60 days’ prior notice mailed to holders thereof, at a redemption price equal to the greater of (i) 100% of the principal amount of the underlying securities to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments thereon discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, together in either case with accrued interest on the principal amount being redeemed to the date of redemption. In addition, if a Tax Event occurs and in the opinion of nationally recognized independent tax counsel there would, notwithstanding any shortening of the maturity of the underlying securities, be more than an insubstantial risk that interest paid by the underlying security issuer on the underlying securities is not, or will not be, deductible, in whole or in part, by the underlying security issuer for United States federal income tax purposes, the underlying security issuer will have the right, within 90 days following the occurrence of such Tax Event, to redeem the underlying securities in whole (but not in part), on not less than 30 or more than 60 days’ prior notice mailed to the holders thereof, at a redemption price equal to the greater of (i) 100% of the principal amount of the underlying securities and (ii) the sum of the present values of the Remaining Scheduled Payments thereon discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 40 basis points, together in either case with accrued interest on the principal amount being redeemed to the date of redemption.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the second business day immediately preceding such redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the underlying securities.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities” or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (B) if the underlying security trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.

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“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the underlying security trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the underlying security trustee by such Reference Treasury Dealer as of 3:30 p.m., New York City time, on the third business day preceding such redemption date.

“Reference Treasury Dealer” means each of Credit Suisse First Boston Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., and Morgan Stanley & Co. Incorporated and their respective successors and two other nationally recognized investment banking firms that are Primary Treasury Dealers specified from time to time by the underlying security issuer; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the underlying security issuer shall substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer.

“Remaining Scheduled Payments” means, with respect to the underlying securities to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that if such redemption date is not an interest payment date with respect to such underlying securities, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date. On and after any redemption date, interest will cease to accrue on the underlying securities or any portion thereof called for redemption. Prior to any redemption date, the underlying security issuer shall deposit with a paying agent money sufficient to pay the redemption price of and accrued interest on the underlying securities to be redeemed on such date. If less than all the underlying securities are to be redeemed, the underlying securities to be redeemed shall be selected by the underlying security trustee by such method as the underlying security trustee shall deem fair and appropriate in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances.

Satisfaction and discharge prior to maturity

Pursuant to an election by the underlying security issuer under the underlying security indenture, the underlying security issuer has the right at any time to satisfy and discharge its obligations with respect to any payment of principal (and premium, if any) or interest due on the underlying securities by depositing in trust with the underlying security trustee money or U.S. Government Obligations or a combination thereof sufficient to make such payment when due. If such deposit is sufficient to make all payments of (1) interest on the underlying securities prior to their redemption or maturity, as the case may be, and (2) principal of (and premium, if any) and interest on the underlying securities when due upon redemption or at maturity, as the case may be, all the obligations of the underlying security issuer under the underlying securities and the underlying security indenture as it relates to the underlying securities will be discharged and terminated except as otherwise provided in the underlying security indenture. “U.S. Government Obligations” are defined to mean (i) securities backed by the full faith and credit of the United States and (ii) depository receipts issued by a bank or trust company as custodian and evidencing ownership by the holders of such depository receipts of future payments of interest or principal,

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or both, on such securities backed by the full faith and credit of the United States held by such custodian.

For United States income tax purposes, it is likely that any such deposit and discharge with respect to any underlying securities will be treated as a taxable exchange of such underlying securities for interests in the trust. In that event, a holder of any underlying securities will recognize gain or loss equal to the difference between the holder’s cost or other tax basis for the underlying securities and the value of the holder’s interest in such trust; and thereafter will be required to include in income a share of the income, gain and loss of the trust.

Restrictive covenants

Limitations on Liens. The underlying security indenture provides that the underlying security issuer may not, nor may it permit any Restricted Subsidiary to, issue, assume or guarantee evidences of indebtedness for money borrowed which are secured by any mortgage, security interest, pledge or lien (“mortgage”) of or upon any Principal Property or of or upon any shares of stock or evidences of indebtedness for borrowed money issued by any Restricted Subsidiary and owned by the underlying security issuer or any Restricted Subsidiary, whether owned at the date of the underlying security indenture or thereafter acquired, without effectively providing that the Principal Amount of the debt securities from time to time outstanding shall be secured equally and ratably by such mortgage, except that this restriction will not apply to (1) mortgages on any property existing at the time of its acquisition; (2) mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with, or disposes of substantially all its properties (or those of a division) to, the underlying security issuer or a Restricted Subsidiary; (3) mortgages on property of a corporation existing at the time such corporation first becomes a Restricted Subsidiary; (4) mortgages securing indebtedness of a Restricted Subsidiary to the underlying security issuer or to another Restricted Subsidiary; (5) mortgages to secure the cost of acquisition, construction, development or substantial repair, alteration or improvement of property if the commitment to extend the credit secured by any such mortgage is obtained within 12 months after the later of the completion or the placing in operation of the acquired, constructed, developed or substantially repaired, altered or improved property; (6) mortgages securing current indebtedness (as defined in the underlying security disclosure documents); or (7) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any mortgage referred to in clauses (1) through (6) provided, however, that the principal amount of indebtedness secured thereby and not otherwise authorized by said clauses (1) to (6), inclusive, shall not exceed the principal amount of indebtedness, plus any premium or fee payable in connection with any such extension, renewal or replacement, so secured at the time of such extension, renewal or replacement. However, the underlying security issuer or any Restricted Subsidiary may issue, assume or guarantee indebtedness secured by mortgages which would otherwise be subject to the foregoing restriction in any aggregate amount which, together with all other such indebtedness outstanding, all attributable debt outstanding under the provisions described in the last sentence under Limitations on Sale and Lease-Back Transactions below and all Senior Funded Indebtedness issued, assumed or guaranteed by any Restricted Subsidiary, does not exceed 5% of Stockholders’ Equity.

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Limitations on Sale and Lease-Back Transactions. The underlying security indenture provides that neither the underlying security issuer nor any Restricted Subsidiary may enter into any sale and lease-back transaction with respect to any Principal Property (except for transactions involving leases for a term, including renewals, of not more than three years and except for transactions between the underlying security issuer and a Restricted Subsidiary or between Restricted Subsidiaries), if the purchaser’s commitment is obtained more than 12 months after the later of the acquisition or completion or the placing in operation of such Principal Property or of such Principal Property as constructed or developed or substantially repaired, altered or improved. This restriction will not apply if either (a) the underlying security issuer or such Restricted Subsidiary would be entitled pursuant to the provision described in the first sentence under Limitations on Liens above to issue, assume or guarantee debt secured by a mortgage on such Principal Property without equally and ratably securing the debt securities from time to time outstanding or (b) the underlying security issuer applies within 180 days an amount equal to, in the case of a sale or transfer for cash, the net proceeds (not exceeding the net book value) and, otherwise, an amount equal to the fair value (as determined by its board of directors) of the Principal Property so leased to the retirement of debt securities or other Senior Funded Indebtedness of the underlying security issuer or a Restricted Subsidiary, subject to reduction as set forth in the underlying security indenture in respect of debt securities and other Senior Funded Indebtedness retired during such 180-day period otherwise than pursuant to mandatory sinking fund or prepayment provisions and payments at maturity. The underlying security issuer or any Restricted Subsidiary, however, may enter into a sale and lease-back transaction which would otherwise be subject to the foregoing restriction so as to create an aggregate amount of attributable debt (as defined) which, together with all other such attributable debt outstanding, all indebtedness outstanding under the provision described in the last sentence under Limitations on Liens above and all Senior Funded Indebtedness issued, assumed or guaranteed by any Restricted Subsidiary, does not exceed 5% of Stockholders’ Equity.

Waiver of Covenants. The underlying security indenture provides that the holders of a majority (unless a greater requirement with respect to underlying securities is specified for this purpose, in which case the requirement specified) in Principal Amount of the outstanding underlying securities may waive compliance as to such underlying securities with certain covenants or conditions set forth in the underlying securities indenture, including those described above.

Consolidation, Merger or Sale of Assets of the Company. The underlying security indenture provides that the underlying security issuer may not consolidate with or merge into any other corporation or sell its assets substantially as an entirety, unless (1) the corporation formed by such consolidation or into which the underlying security issuer is merged or the person which acquires its assets is a corporation organized in the United States and expressly assumes the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all the debt securities and the performance of every covenant of the underlying security indenture on the part of the underlying security issuer, and (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing. Upon any such consolidation, merger or sale, the successor corporation formed by such consolidation or into which the underlying security issuer is merged or to which such sale is made will succeed to, and be substituted for, the underlying security issuer under the underlying security indenture, and the predecessor

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corporation shall be released from all obligations and covenants under the underlying security indenture and the debt securities.

Unless otherwise provided in the underlying security disclosure documents, the covenants contained in the underlying security indenture and the underlying securities would not necessarily afford holders of the underlying securities protection in the event of a highly leveraged or other transaction involving the underlying security issuer that may adversely affect such holders.

Definitions

“Principal Amount” means, when used with respect to any underlying securities, the amount of principal thereof that could then be declared due and payable as a result of an Event of Default with respect to such underlying securities.

“Principal Property” means all real and tangible property owned by the underlying security issuer or a Restricted Subsidiary constituting a part of any store, warehouse or distribution center located within the United States, exclusive of motor vehicles, mobile materials-handling equipment and other rolling stock, cash registers and other point of sale recording devices and related equipment, and data processing and other office equipment, provided the net book value of all real property (including leasehold improvements) and store fixtures constituting a part of such store, warehouse or distribution center exceeds 0.25% of Stockholders’ Equity.

“Restricted Subsidiary” means any subsidiary of the underlying security issuer or of a Restricted Subsidiary which the underlying security issuer designates as a Restricted Subsidiary, which designation shall not have been canceled. However, no subsidiary for which the designation of Restricted Subsidiary has been canceled may be redesignated as such if during any period following cancellation of its previous designation as a Restricted Subsidiary, such Subsidiary shall have entered into a sale and lease-back transaction which would have been prohibited had it been a Restricted Subsidiary at the time of such transaction.

“Senior Funded Indebtedness” of the underlying security issuer means any Funded Indebtedness of the underlying security issuer unless in any instruments evidencing or securing such Funded Indebtedness it is provided that such Funded Indebtedness is subordinate in right of payment to the debt securities to the extent provided in the underlying securities indenture.

“Senior Funded Indebtedness” of a Restricted Subsidiary means Funded Indebtedness of the Restricted Subsidiary and the aggregate preference on involuntary liquidation of preferred stock of such Subsidiary.

“Funded Indebtedness” of a corporation means the principal of (a) indebtedness for money borrowed or evidenced by an instrument given in connection with an acquisition which is not payable on demand and which matures, or which such corporation has the right to renew or extend to a date, more than one year after the date of determination, (b) any indebtedness of others of the kinds described in the preceding clause (a) for the payment of which such corporation is responsible or liable as a guarantor or otherwise, and (c) amendments, renewals and refundings of any such indebtedness. For the purposes of the definition of “Funded

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Indebtedness”, the term “principal” when used at any date with respect to any indebtedness means the amount of principal of such indebtedness that could be declared to be due and payable on that date pursuant to the terms of such indebtedness.

“Stockholders’ Equity” means the aggregate of (a) capital and reinvested earnings, after deducting the cost of shares of capital stock of the underlying security issuer held in its treasury, of the underlying security issuer and consolidated Subsidiaries plus (b) deferred tax effects.

Events of default, notice and waiver

The underlying security indenture provides that if an Event of Default shall have occurred and be continuing with respect to the underlying securities at the time outstanding, either the underlying security trustee or the holders of not less than 25% (unless a different percentage with respect to the underlying securities is specified for this purpose, in which case the percentage specified) in outstanding Principal Amount of such series may declare to be due and payable immediately the Principal Amount (or specified portion thereof) of such series, together with interest, if any, accrued thereon.

The underlying security indenture defines an Event of Default with respect to the underlying securities as any one of the following events: (a) default for 30 days in payment of any interest due with respect to the underlying securities; (b) default for 30 days in making any sinking fund payment due with respect to the underlying securities; (c) default in payment of principal of (or premium, if any, on) the underlying securities when due; (d) default for 90 days after notice to the underlying security issuer by the underlying security trustee or by holders of not less than 25% in Principal Amount of the underlying securities in the performance of any other covenant for the benefit of the underlying securities; (e) certain events of bankruptcy, insolvency and reorganization; and (f) any additional event specified as an “Event of Default.”

No Event of Default with respect to a separate series of debt securities issued under the underlying security indenture necessarily constitutes an Event of Default with respect to the underlying securities.

The underlying security indenture provides that the underlying security trustee will, within 90 days after the occurrence of a default, give to the holders of the underlying securities notice of such default known to it, unless cured or waived; provided that, except in the case of default in the payment of principal of (or premium, if any) or interest, if any, or in the payment of any sinking fund installment in respect of the underlying securities, the underlying security trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the underlying securities. The term “default” for the purpose of this provision means any event which is, or after notice or lapse of time, or both, would become, an Event of Default.

The underlying security indenture contains a provision entitling the underlying security trustee, subject to the duty of the underlying security trustee during the continuance of an Event of Default to act with the required standard of care, to be indemnified by the holders of the underlying securities before proceeding to exercise any right or power under the underlying security indenture at the request of such holders.

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The underlying security indenture provides that the holders of a majority (unless a greater requirement with respect to the underlying securities is specified for this purpose, in which case the requirement specified) in outstanding Principal Amount of the underlying securities may, subject to certain exceptions, on behalf of the holders of the underlying securities direct the time, method and place of conducting proceedings for remedies available to the underlying security trustee, or exercising any trust or power conferred on the underlying security trustee.

The underlying security indenture includes a covenant that the underlying security issuer will file annually with the underlying security trustee a certificate of no default, or specifying any default that exists.

In certain cases, the holders of a majority (unless a greater requirement with respect to underlying securities is specified for this purpose, in which case the requirement specified) in outstanding Principal Amount of the underlying securities may on behalf of the holders of the underlying securities rescind a declaration of acceleration or waive any past default or Event of Default relating to the underlying securities, except a default not theretofore cured in payment of the principal of (or premium, if any) or interest, if any, on the underlying securities or in respect of a provision which under the underlying security indenture cannot be modified or amended without the consent of the holder of each outstanding underlying security.

Modification of the underlying security indenture

The underlying security indenture contains provisions permitting the underlying security issuer and the underlying security trustee, with the consent of the holders of 66 2/3% (unless a different percentage with respect to the underlying securities is specified for this purpose, in which case the percentage specified) in Principal Amount of the outstanding underlying securities affected by such modification, to execute supplemental indentures adding any provisions to or changing or eliminating any provisions of the underlying security indenture or modifying the rights of the holders of such underlying securities, except that no such supplemental indenture may, without the consent of all holders of affected underlying securities, (i) change the scheduled maturity of the underlying securities or reduce the principal payable at scheduled maturity or which could be declared due and payable prior thereto or change any redemption price thereof, (ii) reduce the rate of interest payable on the underlying securities, (iii) adversely affect the terms and provisions, if any, applicable to the conversion or exchange of the underlying securities, (iv) reduce the aforesaid percentage of the underlying securities, (v) change any place or the currency of payment of principal of (or premium, if any) or interest, if any, on the underlying securities, or (vi) impair the right to institute suit for the enforcement of any payment on or with respect to the underlying securities.

Any capitalized terms used and not defined in this section have the meanings given in the underlying security indenture.

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DESCRIPTION OF UNITS

The Units will consist of two classes of units, designated as the Class A Units and the Class B Units. Only the Class A Units are offered hereby. The Class A Units have in the aggregate an initial principal balance of $54,500,000. The Class A Units may be redeemed as a result of a redemption of the underlying securities or called as a result of an exercise of the warrants by the warrantholders.

The Class A Units will be issued, maintained and transferred on the book-entry records of The Depositary Trust Company and its participants in minimum denominations of $25 and multiples of $25 in excess thereof. The trustee will maintain a register of the Unitholders of record and distributions in respect of the Class A Units will be made on each distribution date to holders of record as of the close of business on the third business day prior to each distribution date except that in respect of the final distribution date, when distributions will be made against presentation of Class A Units.

Application will be made to list the Class A Units on the NYSE. Trading on the NYSE is expected to begin within 30 days after the completion of this offering.

The Class A Units will be redeemed at any time when the underlying securities are redeemed by the underlying security issuer. In addition, the Class A Units are callable following an exercise of warrants by a warrantholder at any time (i) on or after March 1, 2012 and prior to March 1, 2097, (ii) in connection with a tender offer for or redemption of the underlying securities or (iii) after the occurrence of a trust wind-up event. In the event of a partial redemption of the underlying securities or a partial exercise of the warrants, the trustee will randomly select Class A Units to be redeemed or called in full from the proceeds of any such redemption or exercise.

No Unitholder other than the depositor or a warrantholder acquiring Units in connection with an exercise of warrants may exchange Units for trust property.

Interest distributions and priority of payments

Distribution dates for the Class A Units will occur on March 1 and September 1, commencing September 1, 2007.

On any distribution date as to which only payments of interest on the underlying securities have been received, or to the extent such distribution date occurs due to receipt of payments of interest on the underlying securities, the trustee shall apply amounts available:

first, to the payment of any accrued and unpaid interest on the Class A Units and any accrued and unpaid Class B Unit payments pro rata in proportion to the outstanding amount of accrued and unpaid interest and unpaid Class B Unit payments on each, and second, to the payment of any accrued and unpaid expense administrator’s fee.

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Exact distribution dates are subject to the provisions of the trust agreement and the underlying securities as to shifting of payment dates where distribution dates would otherwise fall on a date which is not a business day. Specifically, if a distribution date would otherwise fall on a day which is not a business day, the payment will instead be made on the next following business day. If any payment with respect to the underlying securities held by the Trust is not received by the trustee by 12 noon (New York City time) on a distribution date, the corresponding distribution on the Class A Units will not occur until the next business day that the Trust is in receipt of proceeds of such payment prior to 12 noon, with no adjustment to the amount distributed or to the record date.

Under the trust agreement, a “business day “ includes any day other than (i) Saturday or Sunday or (ii) a day on which commercial banks, in New York, New York or Chicago, Illinois or, for final payment of principal, in the relevant place of presentation, or the city in which the corporate trust office of the trustee is located, are authorized or required by applicable law, regulation or executive order to close.

The interest rate payable on the Class A Units is a fixed rate of 7.00% per annum. Interest will accrue on the Units on the basis of a 360 day year consisting of twelve 30 day months or a 30/360 basis.

With respect to the first distribution date, interest will accrue from and including the closing date to but excluding the first distribution date. With respect to each successive distribution date, interest will accrue from and including the previous distribution date to but excluding the current distribution date. The Trust will pay interest to the Unitholders based on the payments of interest received by the Trust as a holder of the underlying securities (other than interest that accrued prior to the closing date). See “The Trust Agreement(Retained interest” above on page S-1.

Principal distributions and priority of payments

Principal will be distributed on the final scheduled distribution date occurring on March 1, 2097.

Early redemption priority of payments. On any principal distribution date occurring in connection with a redemption of the underlying securities and not due to an exercise of warrants, the trustee shall apply amounts available in connection with such redemption as follows:

first, to the payment of any accrued and unpaid interest on the Class A Units and any accrued and unpaid payments in respect of the Class B Units being redeemed pro rata in proportion to the outstanding amount of accrued and unpaid Class A Unit interest and unpaid Class B Unit payments on each, second, to the payment of the outstanding principal on the Class A Units being redeemed,

third, any remaining amounts, if any, to the payment of the Class B present value amount with respect to Class B Units redeemed, adjusted for any accrued Class B

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Unit payments paid under Clause first, as an additional distribution on the Class B Units redeemed, and fourth, any remaining amounts, if any, to the warrantholders, as payment of any termination payment in relation to the warrants.

Warrant exercise priority of payments. On any principal distribution date occurring in connection with an exercise of warrants, the trustee shall apply amounts available in connection with such exercise of the warrants as follows:

first, to the payment of any accrued and unpaid interest on the Class A Units and any accrued and unpaid payments in respect of the Class B Units being redeemed pro rata in proportion to the outstanding amount of accrued and unpaid Class A Unit interest and unpaid Class B Unit payments on each, second, to the payment of the outstanding principal on the Class A Units being redeemed,

third, to the payment of $1.50 on each Class A Unit called as an additional distribution, if the related call date occurs in connection with a tender offer for the underlying securities prior to March 1, 2012, fourth, any remaining amounts, if any, to the payment of the Class B present value amount with respect to Class B Units redeemed, adjusted for any accrued Class B Unit payments paid under first above, as an additional distribution on the Class B Units redeemed, fifth, any remaining amounts, if any, to the payment of any accrued and unpaid expense administrator’s fee, and sixth, to the exercising warrantholders.

If any exercise of warrants would result in the Trust not having sufficient funds to pay each of items first through fifth in full, the related exercise of warrants will be rescinded.

If a warrantholder exercises only a portion of its warrants or if the underlying security issuer redeems only a portion of the underlying securities, the trustee will randomly select Class A Units to be called or redeemed in full from the proceeds of such partial exercise or redemption.

If the Trust is terminated (other than due to an exercise of the warrants) prior to the final scheduled distribution date, the Trust will liquidate the underlying securities and distribute the proceeds as described under “The Trust – Trust wind up events; Trust wind up event distribution priorities.”

If any payment of principal with respect to the underlying securities held by the Trust is not received by the trustee by 12 noon (New York City time) on a distribution date, the corresponding distribution of principal on the Class A Units will not occur until the next business

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day that the Trust is in receipt of proceeds of such payment prior to 12 noon, with no adjustment to the amount distributed or the record date.

Additional distributions

If notice of a tender offer is given and a warrantholder exercises its warrants in connection with such tender offer for settlement prior to March 1, 2012, each Unitholder holding Class A Units selected for call will receive an additional distribution of $1.50 per Class A Unit.

Other Units

There will also be a class of interest-only units or strip Units that are not offered hereby designated as the Class B Units. There are 3,690 Class B Units each with a $1,000 initial notional amortizing balance. On each distribution date, $44.66 ($164,813 / 3,690 Class B Units) is expected to be paid on each Class B Unit from interest received on the underlying securities.

Distribution dates for the Class B Units will occur March 1 and September 1. The final scheduled distribution date for the Class B Units is March 1, 2097. The underlying securities are subject to shortening of their maturity in connection with a Tax Event as described in “Description of Trust Property—Conditional right to shorten maturity upon occurrence of a Tax Event”. In the event that the maturity of the underlying securities is shortened, the maturity of the Class A Units and Class B Units will be shortened to the same extent.

The Class B Units will have a claim for payment equal in priority with that of the Class A Units in the event of a shortfall of interest payments on the underlying securities or a liquidation of the underlying securities following an underlying security default.

Warrants

Units may be called for purchase by a warrantholder at any time (i) on or after March 1, 2012 and prior to March 1, 2097, (ii) in connection with a tender offer for or redemption of the underlying securities or (iii) after the occurrence of a trust wind-up event.

A warrantholder must give at least 15 calendar days’ notice and not more than 60-calendar days’ notice of exercise, unless notice of a tender offer for or redemption of the underlying securities has been given. A warrantholder may give notice of its intention to exercise warrants in connection with a tender offer for or redemption of underlying securities with two business days’ notice prior to the Call Date.

Class A Unitholders will receive an amount equal to the principal of and accrued interest on their Class A Units in connection with an exercise of warrants. In addition, if the exercise settles prior to March 1, 2012 and occurs in connection with a tender offer for the underlying securities, the Class A Units called by the exercising warrantholder will also receive an additional distribution of $1.50 per Class A Unit.

The trustee will randomly select Class A Units to be called in the event of any partial exercise of the warrants.

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On the closing date, the warrants will be held by MSIL. MSIL is an affiliate of the depositor. The warrant may be sold or transferred by MSIL at any time in whole or in part to one or more qualified institutional buyers (as defined in Rule 144A under the Securities Act), and further sold or transferred by any such subsequent holder(s) from time to time.

The terms of the warrants have been established so that the Units and the warrants will not be “redeemable securities” as that term is defined in Section 2(a)(32) of the Investment Company Act of 1940, as amended, and under all applicable rules, regulations and interpretations under such act.

Unitholders may not direct the Trust or the trustee to participate in any tender offer for the underlying securities and the trustee will not accept any instructions to the contrary from the Unitholders. However, any warrantholder may exercise its warrants in connection with any tender offer and the trustee or the Trust may participate in a tender offer on behalf of an exercising warrantholder.

The warrants may specify that a notice of call by a warrantholder shall automatically constitute a notice of optional exchange pursuant to which the warrantholder will receive the portion of the trust property corresponding to the amount of called Units. No Unitholder other than the depositor or a warrantholder acquiring Units in connection with an exercise of warrants may exchange Units for trust property.

The warrantholders will have many of the same rights that are described in the prospectus as rights that would apply with respect to a swap counterparty.

The trust agreement permits the trustee to enter into any amendment of the terms of the warrant to cure any ambiguity in, or to correct, eliminate, add or supplement or otherwise change any provision of, the terms of the warrants if such amendment will not have a material and adverse effect upon any Unitholder. The trust agreement will also contain a provision permitting the trustee to enter into any other amendment of the terms of the warrants if directed or consented to by the specified percentage of Unitholders materially and adversely affected thereby. The trustee shall not enter into any amendment, or agree to a waiver or other modification, of the terms of the warrants that would have the effect of changing the principal amount, interest rate, maturity of the Class A Units and Class B Units without the consent of 100% of the outstanding unit principal balance of the each class of Units affected thereby. The rating agency condition shall be satisfied with respect to any such amendment, waiver or modification unless all of the holders of the Class A Units and Class B Units affected thereby vote in favor of such amendment with notice that the rating agency condition need not be satisfied, but in any event each applicable rating agency shall receive notice of such amendment, waiver or modification. In the case of any such amendment that would adversely affect the current rating of any class of Units by each rating agency rating such class of the Units, the amendment must be approved by all Unitholders of such class. No amendment to the warrant terms will be permitted unless 100% of the warrantholders consent to the requested amendment and the trustee first receives an opinion of counsel to the effect that the requested amendment will not alter the classification of the related Trust for U.S. federal income tax purposes.

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UNITED STATES FEDERAL INCOME TAXATION

The discussion under the heading “United States Federal Income Taxation” herein represents the opinion of Cleary Gottlieb Steen & Hamilton LLP with respect to the material United States federal income tax consequences of the purchase, ownership and disposition of Class A Units by a Unitholder who acquires its Class A Units on the closing date at a price equal to the principal balance of the Class A Units. This discussion should be read in conjunction with the discussion contained in the prospectus under “United States Federal Income Taxation”.

The Trust will not be characterized as an association taxable as a corporation and should be treated as a grantor trust for U.S. federal income tax purposes. Except as provided below under “Possible partnership classification”, the remainder of this discussion assumes that the Trust will be treated as a grantor trust for U.S. federal income tax purposes.

Each Class A Unitholder will be treated, for U.S. federal income tax purposes, as if it had (1) purchased its pro rata share of the underlying securities (less the interest represented by the Class B Units) at par and (2) granted a call option to the warrantholders (documented as the warrants) in respect of the Class A Units in exchange for a premium equal to the fair market value of such option. Accordingly, a Class A Unitholder’s initial tax basis in its pro rata share of the underlying securities will equal the sum of its cost for the Class A Units and its pro rata share of such option premium. The option premium will be taken into account as an additional amount realized when the option is settled or otherwise terminated as to the Class A Unitholder, including by disposition through sale of the Class A Units.

This discussion assumes that the underlying securities are treated as debt for U.S. federal income tax purposes. For a discussion of taxation of underlying securities, see the prospectus under “United States Federal Income Taxation—Taxation of underlying securities”. A prospective purchaser of the Class A Units should also read the underlying security disclosure document and should consult its own tax advisor with regard to the U.S. federal income tax consequences of purchasing, holding and disposing of the Class A Units if the underlying securities are treated other than debt.

The Trust will not identify the underlying securities and the warrants as part of an integrated transaction within the meaning of Treasury Regulations Section 1.1275-6, and the following discussion assumes that the underlying securities and the warrants are not integrated. Accordingly, a Unitholder should consult the discussion under “United States Federal Income Taxation—Taxation of underlying securities” in the accompanying prospectus concerning the treatment of the underlying securities for U.S. federal income tax purposes absent integration. A Unitholder should consult its own tax advisor regarding the availability and consequences of integration of the underlying securities and warrants. For a discussion of the integration rules, see the prospectus under “United States Federal Income Taxation—Taxation of underlying securities and swap agreement as an integrated transaction”.

Interest on the Class A Units will be included in income as ordinary interest income (and not as original issue discount) as it is paid or accrued, in accordance with the Unitholder’s method of accounting.

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A Class A Unitholder’s tax basis in the underlying securities will exceed the principal amount of the underlying securities. Accordingly, a Class A Unitholder will be considered to have acquired the underlying securities with “amortizable bond premium”. For a discussion of the treatment of amortizable bond premium, see “United States Federal Income Taxation—Taxation of the underlying securities—Acquisition premium and amortizable bond premium” in the prospectus.

Although the Class A Units are expected to trade “flat” (without a specific allocation to accrued interest), for U.S. federal income tax purposes a portion of the amount realized on sale will be treated as a payment of accrued interest and taxed as an interest payment to the extent such amount has not already been included in income.

A Class A Unitholder’s ownership interest in the Class A Units and related position under the warrants will constitute a straddle for U.S. federal income tax purposes, assuming the Units or the underlying securities are considered to be “actively traded”, which is likely to be the case. Under the straddle rules, any capital gain or loss realized upon a sale, redemption or other disposition of a Class A Unit will be short-term capital gain or loss without regard to the length of time that the holder has held the Class A Unit. See “United States Federal Income Taxation—Straddle rules” in the prospectus. If the straddle rules do not apply and a Unitholder has held its Class A Units for more than one year, capital gains or losses from the underlying securities may be long-term gains or losses, but all capital gains or losses from a lapse or termination of the option would be short-term.

Tax information reporting

The IRS issued regulations in 2006 providing information reporting rules for widely held fixed investment trusts. These rules will apply to the Trust and generally will require more extensive reporting of trust items to the IRS and investors on IRS Forms 1099s and in accompanying statements, including separate identification of trust income and expense items. For individual taxpayers, deductions for trust expenses may be subject to limitations or may not be allowed for purposes of the alternative minimum tax.

Possible partnership classification

The Trust should be treated as a grantor trust for U.S. federal income tax purposes and the Trust intends to report tax information as a grantor trust. Nonetheless, it is possible that the Internal Revenue Service could successfully assert that the Trust should be treated as a partnership. A partnership classification may affect the timing and character of income recognized by a Class A Unitholder. The partnership would compute its income on an accrual method and accordingly income from the underlying securities would be included before payments are received. As a partnership, the Trust would not itself be subject to U.S. federal income tax. Instead, each Class A Unitholder, in computing its federal income tax liability for a taxable year, would have to take into account its allocable share of the trust’s items of income, gain, loss, deduction or credit (“tax items”) for the taxable year of the Trust ending within or with the taxable year of the Class A Unitholder, regardless of the timing or amount of distributions to the Class A Unitholder from the Trust. The Trust’s tax items would be generally

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allocated to each Class A Unitholder in such a manner as to reflect the right of such Class A Unitholder to distributions from the Trust.

A Unitholder generally will not recognize gain or loss for U.S. federal income tax purposes from a cash distribution on its Units, except that gain will be recognized to the extent the distribution exceeds the Unitholder’s tax basis in its Units. A Unitholder’s tax basis in its Units is the amount of money such Unitholder contributes to the Trust, increased by the Unitholder’s distributive share of the Trust’s income and gain, and decreased (but not below zero) by the Unitholder’s distributive share of the Trust’s losses and by distributions received from the Trust. A Unitholder that sells its Units would recognize gain or loss equal to the difference between the amount realized and the Holder’s tax basis in the Units.

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ERISA CONSIDERATIONS

As further described in the prospectus, it is anticipated that the Units will be publicly-offered securities and the assets of the Trust will not be considered to be assets of any plan investing in the Units pursuant to the plan asset regulations.

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PLAN OF DISTRIBUTION

Subject to the terms and conditions set forth in the underwriting agreement, dated as of the closing date, between MS&Co. as underwriter, or the “underwriter “, and the depositor, the depositor has agreed to sell and MS&Co. (an affiliate of the depositor) has agreed to purchase, the Class A Units.

The underwriter has agreed, subject to the terms and conditions set forth in the underwriting agreement, to purchase all Class A Units offered hereby if any of such Class A Units are purchased.

The depositor has been advised by the underwriter that it proposes to acquire such Class A Units for its own account and to resell the Class A Units from time to time in one or more transactions including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The underwriter may effect such transactions by selling Class A Units to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter and any purchasers of Class A Units for whom they may act as agents. Such dealers may include other affiliates of Morgan Stanley. The underwriter and any dealers that participate with the underwriter in the distribution of Class A Units may be deemed to be underwriters, and any profit on the resale of Class A Units by them may be deemed to be underwriting discounts, or commissions under the Securities Act.

The underwriting agreement provides that the depositor will indemnify the underwriter against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments the underwriter may be required to make in respect thereof.

MS&Co. is an affiliate of the depositor, and the participation by MS&Co. in the offering of the Class A Units complies with the terms of an exemption in Section 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.

From time to time, the underwriter and its affiliates may be engaged by the underlying security issuer and other underlying security issuers as an underwriter or placement agent, in an advisory capacity or in other business arrangements. In addition, the underwriter and its affiliates may make a market in outstanding securities of the underlying security issuer, the underlying security guarantor and any other underlying security issuer. Each Unitholder will be deemed to have acknowledged and agreed that the underwriter or its affiliates may engage in any kind of business with, or have an investment in, the underlying security issuer, the underlying security guarantor and any other underlying security issuer or related persons, and in connection therewith, may obtain or be in possession of non-public information regarding the underlying securities or related persons which may not be made available to Unitholders.

This prospectus supplement and the accompanying prospectus may be used by MS&Co., an affiliate of the depositor, and other affiliates of the depositor in connection with offers and sales of the Class A Units in market-making transactions at negotiated prices related to

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prevailing market prices at the time of sale or otherwise. MS&Co. and such other affiliates of the depositor may act as principal or agent in such transactions.

The underwriters do not intend to confirm sales to accounts over which they exercise discretionary authority.

In order to facilitate the offering of the Class A Units, the certain underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the price of the Class A Units or any other securities the prices of which may be used to determine payments on the Class A Units. Specifically, the underwriters may sell more Class A Units than they are obligated to purchase in connection with the offering, creating a short position for their own accounts. A short sale is covered if the short position is no greater than the number or amount of securities available for purchase by the agents under any overallotment option. The underwriters can close out a covered short sale by exercising the overallotment option or purchasing the Class A Units in the open market. In determining the source of securities to close out a covered short sale, the agents will consider, among other things, the open market price of the Class A Units compared to the price available under the overallotment option. The underwriters may also sell Class A Units or any other securities in excess of the overallotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing Class A Units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Class A Units in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, Class A Units or any other securities in the open market to stabilize the price of the Class A Units or of any other securities. Finally, in any offering of Class A Units through a syndicate of underwriters, the underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing the Class A Units in the offering, if the syndicate repurchases previously distributed Units to cover syndicate short positions or to stabilize the price of Class A Units. Any of these activities may raise or maintain the market price of the Class A Units above independent market levels or prevent or retard a decline in the market price of these securities. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

S-43

VALIDITY OF UNITS

Certain legal matters relating to the Units will be passed upon for the depositor and the underwriter by Cleary Gottlieb Steen & Hamilton LLP.

S-44

INDEX OF DEFINED TERMS

Administrative or Judicial Action	S-25	redeemable securities	S-37
amortizable bond premium	S-40	Reference Treasury Dealer	S-27
business day	S-34	Reference Treasury Dealer Quotations	S-27
Class A Units	S-3	Relevant Information Date	S-1
Class B present value amount	S-7	Relevant Member State	S-1
Class B Units	S-3	Relevant Persons	S-2
Comparable Treasury Issue	S-26	Remaining Scheduled Payments	S-27
Comparable Treasury Price	S-26	Restricted Subsidiary	S-30
debt securities	S-23	S&P	S-9
default	S-31	Senior Funded Indebtedness	S-30
depositor	S-3	sponsor	S-3
disqualified issuer	S-11	Stockholders’ Equity	S-31
DTC	S-3	Tax Event	S-25
Event of Default	S-31	tax items	S-40
flat	S-40	Treasury Rate	S-26
FSMA	S-2	U.S. Government Obligations	S-27
Funded Indebtedness	S-30	underlying securities	S-3, S-4, S-23
Independent Investment Banker	S-26	underlying security	S-3
Moody’s	S-9	underlying security disclosure
mortgage	S-28	documents	S-3
MSIL	S-7	underlying security guarantor	S-5
NYSE	S-10	underlying security indenture	S-3, S-23
Primary Treasury Dealer	S-27	underlying security issuer	S-3, S-5
principal	S-31	underlying security registration statement	S-3
Principal Amount	S-30	underlying security trustee	S-3, S-23
Principal Property	S-30	underwriter	S-43
Prospectus Directive	S-1

S-45

Subject to Completion, Issued May 31, 2006

PROSPECTUS

$5,000,000,000

MS Structured Asset Corp.

Depositor and Sponsor

Structured Asset Trust Unit Repackagings (SATURNSSM)

Issuable in Series

The Structured Asset Trust Unit Repackagings or “SATURNS” described in this prospectus, which we refer to in this prospectus as the Units, will be offered from time to time in one or more series, and in one or more classes within each such series, denominated in U.S. dollars or in one or more foreign currencies. Units of each series and class will be offered on terms to be determined at the time of sale as described in the applicable prospectus supplement.

The issuing entity for each series of Units will be a separate trust (each a “Trust”) and the Units of each series will represent beneficial interests in one or more debt, asset-backed or other fixed income securities or loans, together with, if specified in the applicable prospectus supplement, rights under a swap agreement held by such Trust. If specified in the applicable prospectus supplement, the trust property for a particular series of Units may also include, or the holders of those Units may have the benefit of, a combination of insurance policies, letters of credit or reserve accounts, in each case designed to support or ensure the servicing and distribution of amounts due under the Units.

The trust property with respect to a particular series of Units will be deposited into the Trust under, and the Trust will be formed pursuant to, a trust agreement to be entered into between MS Structured Asset Corp., as depositor, and the trustee specified in the applicable prospectus supplement. Each class of Units of any series will represent the right, which may be senior to those of one or more other classes of that series, to receive specified portions of payments of principal, interest and certain other amounts on the trust property in the manner described in this prospectus or the applicable prospectus supplement.

The Units represent beneficial interests only in the property held by the related Trust only; the Units represent the obligations of the issuing entity only and do not represent obligations of or interests in the sponsor and depositor, any credit support provider, any swap counterparty or guarantor, Morgan Stanley & Co. Incorporated, which we refer to as MS&Co., the trustee or any of their affiliates. The Units represent beneficial ownership interests only in the underlying securities, the swap agreements (if any) and any other trust property and will not represent the obligations of or any interest in the depositor and sponsor, or any of its affiliates.

See “Risk Factors” beginning on page 3 of this prospectus to read about factors you should consider before buying the Units.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

MORGAN STANLEY

May 31, 2006

Page

PROSPECTUS SUPPLEMENTS	1
RISK FACTORS	3
Limited Recourse	3
Limited Liquidity	3
Priority of Other Claims	4
Dependence on Underlying Securities	4
Dependence on Available Public Reports	5
Reinvestment Risk	6
Passive Vehicle	7
Risks Related to Swap Agreements	7
Trust Wind-Up Events	10
AVAILABLE INFORMATION	10
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	11
REPORTS TO UNITHOLDERS	11
IMPORTANT CURRENCY INFORMATION	12
USE OF PROCEEDS	12
THE DEPOSITOR AND SPONSOR	12
THE ISSUING ENTITIES	13
THE TRUSTEE	14
Trustee as servicer	15
DESCRIPTION OF TRUST AGREEMENTS	15
General	15
Collections on underlying securities	15
Certain matters regarding the depositor and the trustee	16
Retained interest	17
Security interest of swap counterparty	17
Modification and waiver	17
Reports to Unitholders	18
Evidence as to compliance	19
Notices	20
Replacement units	20
Trust wind-up events, liquidation events and disqualification events	21
Delisting of Units	21
Sale of trust property, security party rights	26

-i-

Distribution to Unitholders; termination	27
Trustee	27
Trustee compensation and expenses; liability and indemnification	28
Trustee compliance certifications and reports	29
Governing law	30
DESCRIPTION OF TRUST PROPERTY	30
General	30
Underlying securities	30
Underlying security issuance agreements	35
Swap agreements	40
Repurchase agreements	45
Credit support	46
DESCRIPTION OF UNITS	48
General	48
Distributions	50
Interest on Units	51
Principal of Units	58
Foreign currency Units	58
Multi-currency Units	59
Call rights and warrants	59
Optional exchange	60
Ratings	62
Form	62
Voting of securities, modification of underlying security issuance agreements	65
Early distribution of trust property	66
Reports in relation to the Units	67
UNITED STATES FEDERAL INCOME TAXATION	67
Classification of the Trust	68
Taxation under grantor trust rules	69
Allocation of basis and sales proceeds	69
Tax consequences to U.S. Unitholders	70
Taxation of underlying securities	70
Taxation to the swap agreement	74
Other characterizations of the underlying securities and swap agreement	76
Straddle rules	76
Foreign currency rules	77

-ii-

Taxation of underlying securities and swap agreement as an integrated transaction	78
Credit support	80
Trust expenses	80
Tax-exempt organizations	80
Tax consequences to non-U.S. Unitholders	80
Information reporting and backup withholding	81
ERISA CONSIDERATIONS	82
PLAN OF DISTRIBUTION	85
VALIDITY OF UNITS	88
INDEX OF DEFINED TERMS	89

“SATURNS” is a service mark of Morgan Stanley.

-iii-

PROSPECTUS SUPPLEMENTS

A prospectus supplement which describes the matters identified below will be provided with this prospectus. This prospectus provides information regarding terms generally applicable to the Units, and must be read in conjunction with the applicable prospectus supplement, which describes the specific terms applicable to the Units to which it relates and may specify supplemental or modified terms with respect to any of the matters described in this prospectus. The specific terms described in the applicable prospectus supplement qualify any related general discussion in this prospectus. This prospectus contemplates multiple options; you should rely on the information in the accompanying prospectus supplement as to the applicable option.

Each prospectus supplement will describe, among other things, the following with respect to the series of Units to which it relates:

•	the title, aggregate principal amount or notional amount and authorized denominations,
•	the currency or currencies in which the principal, premium, if any, and any interest are distributable on the Units, if other than U.S. dollars,
•	the interest rate on the Units or the method for calculating that interest rate, or the scheduled interest payments,
•	any call rights exercisable by the depositor or any third party, or any other mandatory or optional redemption terms,
•	the terms of one or more swap, option or other derivative transactions, if any, to be entered into by the related Trust,
•	the number of classes of that series and, with respect to each class, its designation, aggregate principal amount or notional amount, and authorized denominations,
•	the time and place of distribution of any interest, premium or principal,
•	the original date of issue and the scheduled final distribution date for the Units,
•	the Units price, if offered at a fixed price,
•	certain information concerning the type, characteristics and specifications of the trust property for that series or a particular class within that series,
•

the relative rights and priorities of each class within that series, including the method for allocating collections from the trust property to the Unitholders of each class and the relative ranking of the claims of the Unitholders of each class to that trust property,

•	a description of specific provisions of any related swap agreement to the extent not described under “Description of Trust Property—Swap agreements” in this

1

prospectus or inconsistent with that description, the identity of any entity entering into a swap or other derivative transactions with the Trust upon which the Trust will depend for payments on the Units and a description of any guaranty or other type of support of the obligations of that entity, if any, under the related swap agreement,
•	any other relevant terms of the Units not described in this prospectus. See “Description of Units—General” for a listing of other items that may be specified in the applicable prospectus supplement,
•	the estimated market value of the underlying securities, and
•	the holder of any call rights outstanding in relation to the Units or the trust property.

2

RISK FACTORS

The following is a discussion of the material risks generally associated with an investment in the Units. The applicable prospectus supplement may contain additional information regarding special considerations applicable to the Units to which it relates.

Limited Recourse

Each Trust will be a special purpose entity and will have no assets other than those described in the applicable prospectus supplement

Each Trust will be formed solely for the purpose of issuing the Units evidencing beneficial interests in its assets, and will have no assets other than the underlying securities and any other assets transferred to it by the depositor or otherwise acquired by the Trust. If those assets are insufficient to make distributions of interest, premium, if any, principal or any other payments on the Units, the amounts of those distributions will be reduced to the extent of the shortfall. As a result, purchasers of the Units may lose a part or all of the value of their initial investment.

There is no recourse to the depositor, MS&Co. or others for payments on the Units

The Units are obligations only of the applicable Trust. The Units do not represent obligations of or interests in the depositor, any credit support provider, any swap counterparty or guarantor, MS&Co., Morgan Stanley, the trustee or any of their affiliates, except to the limited extent described in this prospectus or the applicable prospectus supplement. None of the depositor, MS&Co., Morgan Stanley, any swap counterparty, the trustee or any of their affiliates will be obligated to make payments on the Units in the event that the applicable trust property is insufficient to provide for distributions, and holders of the Units will have no recourse against any of them or their assets in respect of payments not made on the Units. The Units also do not represent claims against or obligations of the underlying security issuer, but only a right to receive applicable payments on the underlying securities.

Limited Liquidity

An investment in the Units is not liquid and there is limited potential for resale

There will be no market for any series of Units prior to the issuance of those Units. Furthermore, there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Unitholders with liquidity of investment or that it will continue for the life of those Units. MS&Co. is not obligated to make a market for any Units, and may or may not do so. Limited liquidity may adversely affect the timing of an investor’s resale of the Units or the price obtainable in the case of a resale.

Listing of the Units may be removed by the relevant stock exchange

If the Units of any series are listed on a registered securities exchange or market system, the listing of such series will be subject to the rules of the applicable securities exchange or market system. Events may occur with respect to the related underlying security issuer that may

3

cause the applicable securities exchange or market system to determine, in its discretion, to remove the listing of the Units on such securities exchange or market system.

Priority of Other Claims

Claims of the trustee and a swap counterparty may adversely affect distributions on the Units

No final distribution will be made to Unitholders of a particular Trust before the payment of (1) all amounts due to the swap counterparty under any swap agreement to which the Trust is a party (unless those amounts are subordinated in right of payment to the final distribution to Unitholders), as described under “Description of Trust Property—Swap agreements—Swap termination payments”, (2) any extraordinary trust expenses to be borne by that Trust (if agreed by all Unitholders), as described under “Description of Trust Agreements—Trustee compensation” and (3) any regular and ordinary expenses to be borne by that Trust, as described under “The Trusts”. Trust property may be sold by the trustee to fund any such payments. It is possible that all or a substantial part of the trust property may be required to be paid to the trustee or a swap counterparty prior to any final distribution to Unitholders.

Dependence on Underlying Securities

The ability of a Trust to make payments under its Units depends on the receipt of payments from the related underlying security issuer, credit support provider, swap counterparty or swap guarantor

Since the assets of each Trust will be limited to the underlying securities and any other assets transferred to the Trust, a Trust will be able to distribute interest, premium, if any, and principal on the Units issued by it only to the extent that it receives the corresponding amounts from the related underlying security issuer, credit support provider, swap counterparty or guarantor. The underlying security issuer or issuers, credit support provider, swap counterparty and guarantor are vulnerable to adverse business conditions which may affect payment on the underlying securities, and in turn, on the Units. Financial difficulties experienced by them could cause delays in payment, partial payment or nonpayment of the underlying securities and the Units. In deciding whether to purchase or sell Units, an investor should therefore obtain and evaluate information concerning the relevant underlying security issuer, credit support provider, swap counterparty or guarantor as if it were investing directly in securities issued by that person. The Trust, the trustee, the depositor, MS&Co. and their affiliates have not verified, have not undertaken to verify and will not verify, the accuracy, completeness or continued availability of any such information, and have not made any investigation of the financial condition or creditworthiness of any such person (except to the extent that MS&Co. or one of its affiliates acts as credit support provider, swap counterparty or guarantor). Furthermore, we cannot give any assurance that all events occurring prior to the date any Units are offered for sale (including events that would affect the accuracy or completeness of the publicly available documents) that would affect the creditworthiness of the relevant underlying security issuer, credit support provider, swap counterparty or guarantor have been publicly disclosed. Therefore, neither the issuance and sale of any series of Units nor the inclusion of information regarding a particular underlying security issuer, credit support provider, swap counterparty or guarantor in the

4

applicable prospectus supplement should be construed as an endorsement of any such Person or a statement regarding the financial condition or creditworthiness of any such person. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning any underlying security issuer, credit support provider, swap counterparty or guarantor could affect the value received at maturity with respect to the Units.

You should undertake an independent investigation of the relevant underlying security issuer, credit support provider, swap counterparty or guarantor

Affiliates of the depositor may currently or from time to time engage in business with any unaffiliated underlying security issuer, credit support provider, swap counterparty or guarantor, including extending loans to, or making equity investments in, or providing advisory services to, including merger and acquisition advisory services, such entities. In the course of such business, affiliates of the depositor may acquire non-public information with respect to any such underlying security issuer, credit support provider, swap counterparty or guarantor, and neither the depositor nor any of its affiliates undertakes to disclose any such information to you. In addition, one or more of affiliates of the depositor may publish research reports with respect to any such underlying security issuer, credit support provider, swap counterparty or guarantor. As a prospective purchaser of Units, you should undertake an independent investigation of each underlying security issuer, credit support provider, swap counterparty or guarantor necessary to make an informed decision with respect to an investment in the related Units.

Dependence on Available Public Reports

The Units may be delisted or the Trust terminated early for lack of underlying security or swap counterparty reporting, which may result in losses to Unitholders

If the underlying security issuer becomes a disqualified issuer or any swap counterparty becomes a disqualified swap counterparty (if the swap counterparty is no longer an affiliate of the depositor), including where the underlying security issuer or the swap counterparty ceases to be a reporting company for purposes of the Exchange Act or file certain financial information in connection with such reporting, the depositor will not have available to it information needed in connection with reporting obligations in respect of the Units. If the prospectus supplement does not provide for the delisting procedure described below, the Trust will terminate following such an event and such termination may result in losses to holders as a result of early liquidation of the trust property. See “Trust Wind-up Events—Sale of underlying securities at diminished market values may result in losses to Unitholders”. Unless the prospectus supplement specifies that such delisting procedure will not apply, if the underlying securities issuer becomes a disqualified issuer or any swap counterparty becomes a disqualified swap counterparty as described above, then the depositor will seek to obtain approval from the SEC and the NYSE to withdraw the Units from listing and reporting registration. If the depositor is unable after commercially reasonable efforts to withdraw the Units from listing on the NYSE and terminate its Exchange Act reporting obligations in relation to the Units prior to the date on which the depositor has determined (in its reasonable, good faith discretion) that the depositor would be required to provide information on the underlying issuer pursuant to Item 1112(b) of Regulation AB or otherwise be in violation of its reporting obligations under the Exchange Act with respect to the Units in the absence of a termination of the Trust, a trust wind up event will occur. Such

5

trust wind up event may result in losses to investors as a result of early liquidation of the trust property. See “Description of Trust Agreements—Delisting of Units” and “Trust Wind-up Events—Sale of underlying securities at diminished market values may result in losses to Unitholders”. The delisting procedure described above would not be available to the depositor in the fiscal year in which the Units are issued.

If the underlying security issuer becomes a disqualified issuer or the swap counterparty becomes a disqualified swap counterparty as described above, and following such event the depositor succeeds in withdrawing the Units from listing on the NYSE and terminating its reporting obligations in relation to the Units before the depositor determines it would be in violation of its reporting obligations under the Regulation AB or otherwise under the Exchange Act as described above, a trust wind up event will not occur in connection with such event and the Units will remain outstanding. However, the Units will no longer be listed on the NYSE (or any other stock exchange) and no public reports under the Exchange Act will be available in relation to the Units. Such delisting and the absence of periodic reports will significantly impair the liquidity of the Units in the secondary market – due to the potential applicability of state “blue sky” laws to transactions in the Units, or other factors – and may impair the ability of holders of the Units to continue to hold or sell the Units. In particular, if any Unitholder is subject to an investment restriction requiring it to hold listed securities, such Unitholder may be required to sell its Units at a time when the secondary market in the Units has been adversely affected as a result of delisting. In addition, holders of Units who are subject to the requirements of Title I of ERISA, Section 4975 of the Code or Similar Law (as such terms are defined under “ERISA Considerations” below) may be required to represent upon delisting of the Units that their holding of Units, at the time of delisting and at all times thereafter, will not give rise to a prohibited transaction or other violation under such laws. See “ERISA Considerations”.

A termination of reporting such that the underlying security issuer becomes an ineligible issuer or the swap counterparty becomes an ineligible swap counterparty, and resulting in a delisting of the Units or a trust wind-up event, may occur as a result of, among other reasons, a merger or acquisition, redemption or delisting of unrelated securities of the underlying security issuer or the swap counterparty, or any guarantors of their obligations, or changes in their respective corporate structure, or other events with respect to the underlying security issuer or the swap counterparty over which the depositor has no control.

Reinvestment Risk

The Units may be redeemed or called at a time when comparable investments are not available

The timing of distributions of interest, premium, if any, and principal of the Units will be affected by any early redemption, amortization or prepayment of the related underlying securities and by any exchange of the related underlying securities pursuant to a tender offer or otherwise. The underlying securities may also be subject to a call option or other similar rights providing a person the right, but not the obligation, to purchase underlying securities from the Trust at a specified price. The Units may be subject to call rights, warrants or similar rights providing a person the right, but not the obligation, to purchase your Units from you at a specified price. Call, redemption, early payment, amortization or similar events may adversely affect an investor

6

by returning principal amounts to the investor when prevailing interest rates have declined and reinvestment of those amounts at the rate applicable to the Units is not possible.

Extension of maturity of securities may cause illiquidity and loss of more favorable investment opportunities

The timing of distributions of interest, premium, if any, and principal of the Units will also be affected by any extension of maturity of the related underlying securities. Extension of maturity prevents an investor from obtaining principal amounts at the originally scheduled time and may prevent an investor from reinvesting those amounts at a time when prevailing interest rates have risen.

Passive Vehicle

The trustee will not actively manage the Trust

The trustee with respect to any series of Units will hold the trust property for the benefit of the related Unitholders. Each Trust will generally hold the trust property to maturity and not dispose of it, except under conditions specified in the applicable trust agreement, regardless of any adverse events, financial or otherwise, which may affect any related underlying security issuer or the value of the trust property. Restrictions on the trustee’s powers and obligations may mean that the Trust will not take actions with respect to the trust property—in particular, to sell or enforce remedies under underlying securities that constitute a part of the trust property—that an investor might take if it held the trust property directly.

Risks Related To Swap Agreements

General

A swap agreement entered into by a Trust may alter the amounts, timing or currency of distributions of principal or interest on the related Units from those that a holder would be entitled to receive from the related underlying securities directly. A swap agreement is not a guaranty of the related underlying securities in whole or in part, and no assurance can be given that the applicable trustee will receive either the payments due to be received on the underlying securities or the payments due to be received under that agreement, or that the trustee will recover moneys under any related guaranty, in the case of a payment default by the swap counterparty under that agreement. Moreover, unless expressly entered into for such purpose, a swap agreement does not protect an investor against risks associated with any early redemption, amortization, prepayment, exchange or extension of maturity of the related underlying securities. To the extent that the aggregate principal amount of the related underlying securities is reduced through any such redemption, prepayment, exchange or extension, the corresponding notional amount of any swap or amount or other reference amount for any derivative obligation subject to a swap agreement, and accordingly, the amounts payable by the swap counterparty under that agreement, may be ratably reduced. Alternatively, such events may be treated as termination events under a swap agreement and create potential liability for swap termination payments as described below.

7

Changes in the value of a swap transaction may cause losses if that swap transaction terminates early

In the case of an early termination of one or more transactions under a swap agreement, a swap termination payment may be payable by the Trust to its swap counterparty or by the swap counterparty to the Trust. The amount of any such payment will be based on (1) the estimated cost, at prevailing market values, that would be incurred by the Trust or its swap counterparty to enter into a transaction or transactions having economic terms similar to that of the relevant terminated transaction or transactions or (2) the losses suffered by the Trust or its swap counterparty as a result of the termination of the relevant transaction or transactions. In general, the swap counterparty will have the sole right to determine in good faith the amount of any swap termination payment. A swap termination payment and the resulting loss to Unitholders may be substantial in relation to the total value of the related underlying securities if interest rates, currency rates, swap spreads, credit spreads or option volatilities, as applicable, have changed significantly since the closing date for the offering of the applicable Units. Any swap termination payment payable by the Trust will be limited (1) in the case of an early termination other than as a result of an underlying security default, to a claim against the Trust property pro rata with that of the Unitholders based on the aggregate Unit principal balance and (2) in the case of an early termination as a result of an underlying security default, to the Trust property. See “Description of Units—Early distribution of trust property” and “Description of Trust Agreements—Trust wind-up events, liquidation events and disqualification events”. Unitholders will not be liable to the swap counterparty for swap termination payments to the extent, if any, that the amount of any such termination payments exceeds the assets of the Trust.

The obligations of each Trust to any related swap counterparty will be secured by a security interest in the trust property granted by the Trust in favor of the swap counterparty.

The price obtained by liquidating trust property to make a swap termination payment may be unfavorable

If the Trust is liable for a swap termination payment, underlying securities and other trust property may be sold by the trustee, through a selling agent or otherwise. Unless the applicable prospectus supplement designates a different selling agent, the selling agent may be MS&Co. or one of its affiliates (including any swap counterparty) designated by it. The timing, price and other terms of any sale conducted by the selling agent will be determined by the selling agent in its sole discretion, but all such sales shall be completed within 30 days or such longer period of time as may be reasonable with respect to particular underlying securities. The selling agent will be permitted to sell underlying securities and other trust property to affiliates of the selling agent. While Unitholders, acting unanimously, may deliver to the trustee the amount of any swap termination payment payable by the related Trust (and any fees payable to the trustee) and written instruction to discontinue the sale of the underlying securities and other trust property, it is possible that underlying securities may be sold by the selling agent in the time necessary for Unitholders to be notified of and exercise the foregoing right. Unitholders could be materially adversely affected if the related Trust is required to sell underlying securities in order to make a swap termination payment at a time when prices for the underlying securities in the secondary market are depressed as a result of a default on the underlying securities, changes in interest rates or for any other reason.

8

Early swap termination may leave a Trust with underlying securities that have unfavorable investment characteristics

During its term, a swap agreement may enable a Trust to make scheduled distributions of principal and interest in the currency, on the interest rate basis and at the maturity specified in that agreement, notwithstanding that the related underlying securities may have a different currency, interest rate basis or maturity, or other features different from those of the Units. In the case of a trust wind-up event, after giving effect to any sales of the related underlying securities and payment or receipt of any swap termination payment, the proceeds from the sale of any remaining underlying securities or other trust property and any swap termination payment received by the related Trust will be distributed ratably to the applicable Unitholders and the Trust will terminate. That distribution will constitute full satisfaction of each Unitholder’s fractional undivided interest in the related Trust. After any such distribution of underlying securities, the holders will only be entitled to distributions of principal and interest in accordance with the terms of those underlying securities, and not in accordance with the terms of the terminated transaction or transactions under the swap agreement. As a result, those holders may receive less than they would have received under the related Units.

A swap counterparty may have discretion to calculate the payment obligations to or of the related Trust

A swap counterparty (or one of its affiliates) may act as calculation agent under its swap agreement, and there may be conflicts of interest between the swap calculation agent and the trustee with respect to calculations or determinations under the swap agreement. A swap calculation agent will be obligated only to carry out its duties and functions as swap calculation agent in good faith, will have no fiduciary obligations to Unitholders and will not necessarily be acting in the interests of Unitholders. All determinations by the swap calculation agent under any swap agreement will, in the absence of manifest error, be conclusive and binding for all purposes on the Trust and Unitholders.

The swap counterparty may be responsible for liquidating a Trust’s assets to pay the swap counterparty’s own claims

A swap counterparty (which may be an affiliate of MS&Co.), MS&Co. or one of its other affiliates may act as selling agent, and as such have the right to sell underlying securities on such terms as it may determine in its sole discretion if any such sale is required to enable the Trust to make any swap termination payment. If a swap termination payment is owed to a swap counterparty, that swap counterparty and the related Unitholders may have adverse economic interests with respect to the liquidation of underlying securities. Moreover, a selling agent will be permitted to sell underlying securities to its affiliates. A selling agent will be an agent of the trustee only and will have no fiduciary or other duties to Unitholders, nor will a selling agent have any liability to the applicable Trust in the absence of bad faith or willful misconduct.

9

Trust Wind-Up Events

Sale of underlying securities at diminished market values may result in losses to Unitholders

Certain events, called trust wind-up events, may require the Trust to liquidate its assets and terminate early. These include not only certain events of default under the underlying securities or the swap agreement, but also events such as the unavailability to the Trust of public reports in relation to a security issuer or the incurrence of unanticipated expenses by the Trust. A complete list of possible trust wind-up events will be set forth in the applicable prospectus supplement.

Unless underlying securities are redeemed by their issuer or the related prospectus supplement provides for the underlying securities to be distributed in kind, if a Trust wind-up event occurs, the selling agent will sell, on behalf of the Trust, any such underlying securities held by the Trust and the Trust will terminate. Those sales may occur when the underlying security issuer is in default (either with respect to the underlying securities or with respect to any other obligation) or the market value of the underlying securities is diminished for other reasons. In such circumstances, liquidation by the selling agent may result in Unitholders incurring losses that would not be incurred if the holders received a distribution of the underlying securities in kind.

Swap termination following a trust wind-up event may result in losses to Unitholders

In the case of any trust wind-up event, each transaction under any swap agreement to which the Trust is a party will terminate, and the Trust may be required to sell trust property to make any swap termination payment. A partial trust wind-up may occur as a result of events affecting only specific underlying securities or transactions, in which case the affected transaction will terminate and any applicable swap termination payment will be incurred or received by the Trust, but the Trust may continue as to other unaffected assets. It is possible that all or a substantial part of the trust property may be required to be paid to the trustee or a swap counterparty prior to any final distribution to Unitholders. See “Description of Trust Agreements—Trust wind-up events, liquidation events and disqualification events” in this prospectus and the description of the trust agreement in the related prospectus supplement for a description of trust wind-up events.

AVAILABLE INFORMATION

Each Trust will be subject, to a limited extent, to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance with those requirements, the depositor will file on behalf of each Trust certain reports and other information with the Securities and Exchange Commission (the “SEC”). Those reports and other information can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 100 F Street, N.E., Washington, D.C. 20549. Copies of those materials can be obtained by making a written request to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The SEC also maintains a site on the internet at www.sec.gov at which users can view and download copies of reports, proxy, information

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statements and other information filed electronically. The depositor does not intend to send any financial reports to Unitholders. If the prospectus supplement for the Units of a given series specifies that those Units are to be listed on the New York Stock Exchange, reports and other information concerning the related Trust can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. If the prospectus supplement for the Units of a given series specifies that those Units are to be listed on the American Stock Exchange LLC, reports and other information concerning the related Trust can also be inspected at the offices of the American Stock Exchange LLC, 86 Trinity Place, New York, New York 10006.

The depositor has filed with the SEC a registration statement relating to the Units on Form S-3 under the Securities Act. The SEC file number for the Registration Statement is 333-101155. This prospectus does not contain all the information contained in the registration statement. For further information, please refer to the registration statement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

All documents filed by the depositor with respect to a Trust pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of any series of Units or, if later, the date on which any affiliates of the depositor cease offering and selling those Units will, with respect to such Units, be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus. Any statement contained in this prospectus, the prospectus supplement or in a document incorporated or deemed to be incorporated by reference will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or the prospectus supplement or in any subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus or the prospectus supplement.

The depositor will provide without charge to each person, including any beneficial owner of Units, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, excluding the exhibits to those documents unless they are specifically incorporated by reference in those documents. Written or oral requests for such copies should be directed to MS Structured Asset Corp., 1585 Broadway, New York, New York 10036, Attention: Secretary, Tel. 212-761-1715.

REPORTS TO UNITHOLDERS

On each distribution date (or on any other dates specified in the applicable prospectus supplement), unaudited reports containing information concerning each Trust will be prepared by the trustee and sent to registered Unitholders of that Trust. Where Units are represented by a global security in registered form, reports will be sent only to the depositary or its nominee, as registered holder of the Units. See “Description of Units—Form” and “Description of Trust Agreements—Reports to Unitholders” and “—Notices”. Those reports will not constitute financial statements prepared in accordance with generally accepted accounting principles.

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IMPORTANT CURRENCY INFORMATION

Unless the applicable prospectus supplement provides for the payment by purchasers of Units in a currency other than the specified currency for those Units, purchasers will be required to pay for those Units in that specified currency. Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies and vice versa, and banks do not currently offer non-U.S. dollar checking or savings account facilities in the United States. However, if requested by a prospective purchaser of Units with a specified currency other than U.S. dollars, MS&Co. or an affiliate or agent, as exchange rate agent, in its sole discretion, may arrange for the exchange of U.S. dollars into a specified currency to enable that purchaser to pay for the Units. Each such exchange will be made by the exchange rate agent on such terms and subject to such conditions, limitations and charges as it may from time to time establish in accordance with its regular foreign exchange practice. All costs of the exchange will be borne by the purchaser.

USE OF PROCEEDS

The net proceeds to be received from the initial sale of each series or class of Units will be used by the depositor to purchase (or repay any financing by the depositor in respect of) the related trust property, including, if specified in the applicable prospectus supplement, arranging for credit support (including by making required deposits into any reserve account (as described below) or another account of the trustee for the benefit of the Unitholders of such series or class) or making initial payments under any swap agreement. Any remaining net proceeds from the initial sale are expected to be to be used by the depositor for general corporate purposes or for other purposes as may be described in the prospectus supplement.

THE DEPOSITOR AND SPONSOR

MS Structured Asset Corp. is a Delaware corporation which was incorporated on September 21, 1998, as a direct, wholly-owned, limited-purpose subsidiary of Morgan Stanley. The address of the depositor is 1585 Broadway, New York, New York 10036, Attention: Secretary. The depositor is required at all times to have at least one director who is not affiliated with Morgan Stanley. As provided in its certificate of incorporation, the depositor’s business consists of and is limited to acquiring, holding and disposing of underlying securities, arranging for credit support, acting as depositor of trusts in connection with series of Units, registering the Units with the SEC and complying on behalf of each Trust with the related reporting and filing requirements under the Exchange Act, holding and transferring interests in the Units and retained interests in trust property, and engaging in other related activities and transactions. The first securitization transaction sponsored by the depositor took place in 2001. Except to the extent that any additional repackaging transactions are described in the prospectus supplement, all of the depositor’s prior repackaging transactions have involved investment grade corporate debt securities and trust preferred securities.

The depositor will obtain the underlying securities to be deposited in the trusts from Morgan Stanley or another of its broker-dealer affiliates, who have acquired the underlying securities at negotiated prices in secondary market transactions. The depositor does not

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underwrite or originate underlying securities and does not invest in underlying securities other than for the purpose of the repackaging transactions described herein.

The depositor’s articles of incorporation set out a number of provisions intended to prevent the depositor from being consolidated with Morgan Stanley or its affiliates in the event of an insolvency proceeding with respect to Morgan Stanley. These include requirements that the depositor maintain separate accounts and business operations from Morgan Stanley, that the depositor have an independent director not associated with Morgan Stanley, and that the depositor not allow Morgan Stanley to act on behalf of or be responsible for liabilities of the depositor. The limited activities of the depositor are also intended to prevent the depositor from having any indebtedness that could result in the initiation of any insolvency proceeding in relation to the depositor.

The duties of the depositor under the applicant trust agreement following the issuance of Units will be limited to: (i) giving notice of the discovery by the depositor of any breach of its representations or warranties made in connection with establishment of the Trust; (ii) providing certain limited information about the Trust in the event the Trust is no longer subject to reporting obligations under the Exchange Act; (iii) filing periodic reports in relation to the Trust under the Exchange Act for so long as such reporting obligations apply to the Trust; (iv) seeking removal of the Units from the listing on the NYSE and termination of the Exchange Act reporting obligations in relation to the Units in the event that the underlying security issuer becomes a disqualified issuer or either swap counterparty becomes a disqualified swap counterparty; (v) directing the trustee’s selection of any replacement selling agent in the event trust property is required to be liquidated; (vi) providing for the payment of the fees of the trustee and providing indemnification to the trustee for certain extraordinary expenses up to the limits specified in the trust agreement; and (vii) appointing a replacement trustee in the event of the trustee’s resignation or removal.

The depositor is also the “sponsor” with respect to the Units for purposes of Rule 1101(l) under the Securities Act and references to the “depositor” herein also include the depositor in its capacity as sponsor.

THE ISSUING ENTITIES

The Units of any series will be issued by a Trust. Each Trust will be established under the laws of the State of New York pursuant to a trust agreement between the depositor and the trustee. Concurrently with the execution and delivery of that trust agreement, (1) the depositor will transfer the related underlying securities and other trust property to the trustee for the benefit of Unitholders and deposit those underlying securities in the Trust, (2) if applicable, the trustee will enter into any swap agreement and accept any related guaranty, (3) if applicable, sell any call rights or warrants as described under “Description of Units(Call rights and warrants” below and (4) if applicable, accept any applicable credit support or enter into any repurchase agreements. The trustee, on behalf of the Trust, will accept the underlying securities and other trust property and deliver the related Units to or in accordance with the order of the depositor. The depositor’s transfer of the underlying securities to the trustee will be without recourse.

The trust property of each Trust will consist of:

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•	the related underlying securities and all payments on or collections in respect of those underlying securities due after a specified cut-off date,
•	all the Trust’s right, title and interest under any swap agreement and any related guaranty,
•	all the Trust’s right, title and interest in any related credit support, and
•	all funds from time to time deposited in specified segregated accounts held by the trustee in trust for the benefit of the Unitholders,

all as more fully described in this prospectus or the applicable prospectus supplement, and exclusive of any interest retained by the depositor or a third party in the underlying securities, the swap agreement or other assets constituting trust property. The Units to be issued by a Trust will represent fractional undivided interests in, or evidence direct ownership of, the related trust property. Claims of Unitholders on the related trust property will be subject to (1) if applicable, the security interest of any swap counterparty with respect to all amounts due to it under any swap agreement to which the Trust is a party (unless those amounts are subordinated in right of payment to the claims of Unitholders), as limited in the case of a termination other than for an underlying security default to a claim ratable and equal with that of the Unitholders, as described under “Description of Trust Property—Swap agreements—Swap termination payments”, (2) any extraordinary trust expenses to be borne by the Trust, as described under “Description of Trust Agreements—Trustee compensation” and (3) if applicable, the rights of any holder of call rights or similar rights or, if applicable, any repo counterparty.

The trustee will administer the trust property pursuant to the related trust agreement and will perform those tasks with respect to the related Units that are specified in that trust agreement. The trustee will receive customary fees as compensation and in payment of all of its regular and ordinary expenses, which will be paid from trust property or the proceeds of such property. See “Description of Trust Agreements—Trustee compensation”.

The underlying securities and all amounts received from time to time in relation to the underlying securities and the swap agreements will be held in the unit account established under the trust agreement, which is maintained as a segregated account by the trustee and held in trust for the Unitholders.

THE TRUSTEE

LaSalle Bank National Association, or another trustee specified in the prospectus supplement, will be the trustee under the trust agreement. The prospectus supplement will set forth a description of the trustee’s form of organization and prior experience serving as a trustee for asset-backed securities similar to the Units. The depositor may maintain other banking relationships in the ordinary course of business with the trustee.

Using information set forth in the prospectus supplement, the trustee will develop the cashflow model for the Trust. Based on the underlying asset information provided at closing, the trustee will calculate the amount of principal and interest to be paid to the Units on each distribution date. In accordance with the cashflow model and based on the underlying asset

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information provided at closing, the trustee will perform distribution calculations, remit distributions on the distribution date to Unitholders and prepare a semi-annual statement (or other periodic statement as specified in the prospectus supplement) to Unitholders detailing the payments received and the activity on the underlying asset(s) during the collection period. In performing these obligations, the trustee will be able to conclusively rely on the information provided to it by the depositor at closing, and the trustee will not be required to recompute, recalculate or verify the information provided to it by the depositor.

Trustee as servicer

The trustee will perform the functions with respect to collection of amounts paid in relation to the trust property and the making of allocations or distributions to holders of the Units as described under “Description of Trust Agreements” below. The Trust will not employ any other servicer or administrative agent for purposes of such administration of the trust property. The trustee will be regarded as the “servicer” of the Trust for purposes of Section 1101(j) of Regulation AB under the Securities Act.

DESCRIPTION OF TRUST AGREEMENTS

General

Each trust agreement will be entered into by the depositor and the trustee, and will incorporate, to the extent specified in each trust agreement, the “Standard Terms for Trust Agreements”, in the form most recently filed as an exhibit to the registration statement, as they may be amended from time to time. The trust agreement for each series of Units will also contain specific terms of the related Trust, depending on the terms of the Units to be issued by that Trust, the related underlying securities and any swap agreement. The following summary is subject to the detailed provisions of the “Standard Terms for Trust Agreements” and the specific provisions of the applicable trust agreement. Specific provisions of each trust agreement, including any material provisions of the trust agreement which supplement or modify those summarized below, will be described in the applicable prospectus supplement.

Collections on underlying securities

With respect to each series of Units, the trustee will make reasonable efforts to collect all scheduled payments on the related underlying securities and other trust property, provided that the procedures used are consistent with the applicable trust agreement. The manner of collection of payments in relation to the underlying securities will generally involve the crediting of the trustee’s account as a holder of the underlying securities through the applicable clearing system for the underlying securities, and a crediting of such payments by the trustee to a segregated account held in trust for the Unitholders. A failure by the underlying security issuer to make payment within any applicable grace period under the terms of the underlying securities will, constitute an underlying security default, in connection with which a trust wind up event will occur. Except as otherwise expressly specified in the applicable trust agreement, the trustee will not be required to expend or risk its own funds or otherwise incur financial liability in collecting payments in relation to the trust property.

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Certain matters regarding the depositor and the trustee

Each trust agreement will provide that neither the depositor nor any of its directors, officers, employees or agents will incur any liability to the related Trust or its Unitholders for any action taken, or for refraining from taking any action, in good faith pursuant to the trust agreement or for errors in judgment. However, none of the foregoing persons will be protected against any loss, liability or expense resulting from willful misfeasance, bad faith or negligence in the performance of specific duties under the trust agreement or from reckless disregard of obligations and duties under the trust agreement. In addition, each trust agreement will provide that the depositor will not be under any obligation to appear in, prosecute or defend any legal action related to its responsibilities under that agreement which in its opinion may expose it to any expense or liability. The depositor may, however, in its discretion undertake any action which it deems necessary or desirable with respect to the trust agreement, the rights and duties of the parties to that agreement or the interests of the Unitholders.

The trustee will undertake to perform only those duties that are specified in the trust agreement. Each trust agreement will provide that the trustee may elect to perform some or all of its duties through a co-trustee or agent. Any particular provisions with respect to entities acting as a co-trustee or agent will be described in the applicable prospectus supplement.

Under the terms of the trust agreement, the trustee’s powers under the trust agreement will be limited to the following: (i) to issue the certificates evidencing Units; (ii) to execute and deliver and perform its obligations and exercise its rights under the swap agreements (if any); (iii) to establish and maintain the accounts for making payments in relation to the Units; (iv) to accept delivery of the underlying securities and the swap agreements (if any); (v) to pledge the underlying securities and any other assets of the Trust to secure the obligations of the Trust including obligations under any swap agreements; (vi) to sell the underlying securities through the selling agent in connection with a required liquidation of trust property; (vii) to make certain specified and temporary permitted investments of trust monies; (viii) to liquidate the Trust in the circumstances specified in the trust agreement; (ix) to deliver certain reports and compliance statements in relation to the Trust; and (x) to take actions and make determinations in accordance with the terms of the trust agreement which are ancillary to the foregoing. The trust agreement will restrict the Trust from engaging in any business or activities other than the foregoing. The Trust will have no power to issue additional securities (other than, if specified in the applicable prospectus supplement, securities secured by equivalent amounts of additional trust property and fungible with the existing Units), invest in additional securities (other than permitted investments as described above), to borrow money or to make loans.

A common law trust such as the Trust is not an eligible “debtor” under the United States bankruptcy code. In addition, the trust agreement provides that until the date that is one year and one day after all distributions in respect of the Units have been made, none of the trustee, the Trust, the depositor or other specified transaction parties shall take any action, institute any proceeding, join in any action or proceeding or otherwise cause any action or proceeding against any of the others under the United States Bankruptcy Code or any other liquidations, insolvency, bankruptcy, moratorium, reorganization or similar law applicable to any of them, now or hereafter in effect, or which would be reasonably likely to cause any of the others to be subject to, or seek the protection of, any such law.

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Retained interest

The applicable prospectus supplement will specify whether the depositor will have any retained interest with respect to a specified amount of accrued interest in relation to the underlying securities for the period prior to the date of issuance of the Units. Payments in respect of a retained interest will be deducted from any payments received on the underlying securities and, in general, will not become a part of the related Trust. If an underlying security default occurs on or prior to the first interest payment date in relation to the underlying securities that follows the date of issuance of the Units, any partial recovery of interest on the trust property will be allocated equally and ratably between any retained interest and the aggregate amount of the related Units in the manner described in the prospectus supplement.

Security interest of swap counterparty

Under the trust agreement, the trust property will be pledged to secure the obligations of the Trust under the swap agreement. Such security interest may not be perfected at the time of issuance of the Units, and will only protect the right of the swap counterparty to receive amounts otherwise payable to it under the terms of the trust agreement; it will not change the priority of any distributions of the trust property under the trust agreement.

Modification and waiver

The trust agreement for a particular series of Units may be amended by the depositor and the trustee, if the Rating Agency Condition is satisfied, without notice to or consent of the holders of those Units, for certain purposes, including the following:

•

to cure any ambiguity or defect or to correct or supplement any provision which may be defective or inconsistent with any other provision or with the disclosure in the applicable prospectus supplement,

•	to add or supplement any credit support for the benefit of any Unitholders,
•	to increase the trigger amount or the maximum reimbursable amount or other liabilities of the trustee,
•	to evidence and provide for the acceptance of appointment under the trust agreement by a successor trustee,
•	to add to the covenants, restrictions or obligations of the depositor, or the trustee for the benefit of the Unitholders,
•	to comply with any requirements imposed by the Internal Revenue Code or other applicable law, and
•	to change any of the terms thereof if no Unitholder of the related series will be materially and adversely affected by such change.

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In addition to the foregoing, a trust agreement may also be amended from time to time by the depositor and the trustee, with the consent of the holders of Units materially and adversely affected by such amendment evidencing not less than a specified percentage of each class of the Units that are affected by such modification or amendment, for the purpose of adding, changing or eliminating any provision or modifying the rights of the Unitholders of any class. No amendment to a trust agreement may change the principal amount, interest rate, maturity, or other terms specified for this purpose in the applicable prospectus supplement, of any class or series of Units without the consent of 100% of the outstanding Unit Principal Balance of each class of Units affected thereby. In the case of any such amendment that would adversely affect the current rating of any class of Units by each rating agency rating such class of the Units, the amendment must be approved by all Unitholders of such class. No amendment or modification to the trust agreement shall be permitted unless the trustee first receives an opinion of counsel that such amendment or modification will not alter the classification of the Trust for U.S. federal income tax purposes. In connection with an amendment, the trustee is entitled to receive and shall be fully protected in relying upon an opinion of counsel stating that the execution of such amendment is authorized or permitted by the trust agreement.

The trustee will not agree to any amendment that would affect the rights or obligations of any swap counterparty of the Trust, without first obtaining the approval of that swap counterparty.

Holders of Units evidencing not less than a specified percentage of the Units of a particular class may, on behalf of all holders of the Units of that class, (1) waive, insofar as that class is concerned, compliance by the depositor or the trustee with any restrictive provisions of the trust agreement before the time for such compliance or (2) waive any past default under the trust agreement with respect to the Units of that class, except for (A) a default resulting from any failure to distribute amounts received as principal of (and premium, if any) or any interest on any such Unit and (B) a default in respect of any covenant or provision the modification or amendment of which would require the consent of the holder of each outstanding Unit affected by the default.

Any terms relating to the modification or waiver of the trust agreement for a particular class of Units which supplement or modify the foregoing terms will be described in the applicable prospectus supplement.

Reports to Unitholders

On each distribution date for the Units of a particular series, the trustee will forward or make available or cause to be forwarded or made available to each holder of the Units a statement setting forth:

•	the amounts of the corresponding distribution allocable to principal of or interest or premium, if any, on the Units,
•	if applicable and feasible, the interest rate and scheduled principal payment,

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•

the aggregate stated principal amount of the related underlying securities as of that distribution date and, if applicable, the interest rate applicable to the underlying securities for the next accrual period,

•	the amount received by the trustee on the related underlying securities for the last accrual period,
•	the amounts of and recipients of any payments under any swap agreement for the last accrual period,
•	if applicable, the swap rate payable to the Trust applicable to the next accrual period under any swap agreement,
•	the aggregate principal balance (or notional amount, as applicable) of the Units at the close of business on such distribution date,
•

if the ratings of the Units or the underlying securities are specified in the applicable prospectus supplement, the current ratings of the Units or the underlying securities, as applicable, if different from the ratings provided in the prospectus supplement and the names of the rating agencies that assigned such ratings,

•	the cumulative amount of extraordinary trust expenses, if any, as of that distribution date,
•	in the case of any Trust having trust property which includes credit support, any change in the available amount of each element of that credit support, and
•	any additional information relevant to holders of the Units, as specified in the applicable prospectus supplement.

The prospectus supplement may specify that some of the information described above will not be furnished with respect to the Units to which it relates.

In the case of the information as to distributions of principal, interest and premium, if any, the relevant amounts will be expressed as U.S. dollar amounts (or equivalents in any other specified currency) per minimum denomination of Units or for another specified portion of the Units. Within a reasonable period of time after the end of each calendar year, the trustee will furnish to each person who at any time during that year was a Unitholder, a statement containing the relevant information as to distributions of principal, interest and premium, if any, aggregated for that year and containing sufficient information to enable each Unitholder to calculate its U.S. federal income tax liability with respect to the Unit held by it. Such obligation of the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the trustee pursuant to any requirements of the Internal Revenue Code as are from time to time in effect.

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Evidence as to compliance

The trust agreement will provide that commencing on a certain date and on or before a specified date in each following year, a firm of independent public accountants will furnish to the trustee an attestation report, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the trustee’s assessment of compliance with the applicable servicing criteria and other specified provisions under the trust agreement during the related 12-month period (or, in the case of the first such report, the period ending on or before the date specified in the prospectus supplement, which date must not be more than one year after the original issue date of the Units to which that prospectus supplement relates).

A trust agreement may also provide for delivery to the depositor, on or before a specified date in each year, of an annual statement signed by two officers of the trustee to the effect that the trustee has fulfilled its obligations under the trust agreement throughout the preceding year.

Copies of the annual accountants’ statement and the statement of officers of the trustee, if any, may be obtained by Unitholders without charge by making a written request to the trustee at the address identified in the applicable prospectus supplement.

Notices

The trustee will notify Unitholders as promptly as possible, but in any event within three business days from receipt, of all notices and communications it receives from the relevant underlying security issuer, including any notice of redemption of the related underlying securities by that underlying security issuer. The trustee will also notify the Unitholders of any exercise of any call rights as to the related underlying securities by a swap counterparty under the terms of any swap agreement.

Any notice mailed within the time specified in the trust agreement will be presumed to have been given when mailed, whether or not the Unitholder actually receives it. Notices given by facsimile will be effective when a confirmation (including electronic confirmation) of effective transmission is received. In the case of Units in global form, the depositary will be the sole direct recipient of notices. See “Description of Units—Form”.

Under the applicable trust agreement, the trustee may be required to provide notice to the applicable rating agencies as soon as is reasonably practicable with respect to each of the following of which the trustee has actual knowledge: (i) any material change or amendment to the trust agreement; (ii) the occurrence of any event of default or termination event under the swap agreements (if any); (iii) the resignation or termination of the trustee; (iv) the final payment to holders of the Units; (v) any change in the location of the unit account; (vi) any delisting of the Units as described under the applicable prospectus supplement and (vii) any default in respect of the underlying securities that would give rise to a trust wind up event.

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Replacement Units

In the event that a Unit is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office or agency of the trustee in the City of New York after the holder has (1) paid any expenses that may be incurred by the trustee in connection with the replacement and (2) furnished any evidence and indemnity that the trustee may require. Mutilated Units must be surrendered before new Units will be issued unless the depositor and the trustee receive, to their satisfaction, any security or indemnity that they may require to hold each of them harmless.

Trust wind-up events, liquidation events and disqualification events

Disqualification events. A “disqualification event” will occur under each trust agreement if an underlying security becomes a disqualified underlying security, a swap transaction becomes a disqualified swap transaction or any credit support becomes disqualified credit support, each as described below. For the purpose of any disqualification event, any underlying security, other than a government security, that is issued by a “significant obligor”, as defined in Item 1101(k) of Regulation AB, will be referred to as a “concentrated underlying security”. If a swap counterparty would be a disqualified swap counterparty, the related swap transaction will be considered a “disqualified swap transaction”.

Disqualified issuer and disqualified swap counterparty criteria. An issuer is a “disqualified issuer”, and a swap counterparty with respect to which the “significance percentage” as determined in accordance with Item 1115 of Regulation AB is 10% or more is a “disqualified swap counterparty,” if none of the following is true with respect to such issuer or swap counterparty:

(A) (1) such issuer or swap counterparty meets the requirements of General Instruction I.A. of Form S–3 or General Instructions 1.A.1, 2, 3, 4 and 6 of Form F–3 under the Securities Act and (2) the relevant underlying securities or swap transaction relating to such issuer or swap counterparty are not guaranteed by a wholly owned subsidiary of such issuer or swap counterparty which does not meet the conditions in (A)(1);

(B) such issuer or swap counterparty does not meet the conditions of paragraph (A)(1) but the relevant underlying securities or swap transaction relating to such issuer or swap counterparty are fully and unconditionally guaranteed by a direct or indirect parent of the third party who meets the conditions of paragraph (A)(1) and the requirements of Rule 3–10 of Regulation S–X under the Exchange Act are satisfied regarding the information in the reports to be referenced;

(C) the relevant underlying securities or swap transaction relating to such issuer or swap counterparty are guaranteed by a wholly owned subsidiary of such issuer or swap counterparty and the subsidiary does not meet the conditions of paragraph (A)(1), but the conditions in paragraph (A)(1) are met with respect to such issuer or swap counterparty and the requirements of Rule 3–10 of Regulation S–X under the Exchange Act are satisfied regarding the information in the reports to be referenced.

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Delisting of Units

Unless the prospectus supplement specifies that the following delisting procedure will be inapplicable, the trust agreement will provide that if the depositor receives notice that an underlying security issuer with respect to a concentrated underlying security has become an ineligible issuer, or if the swap counterparty has become a disqualified swap counterparty (where the swap counterparty is not an affiliate of the depositor) the depositor will proceed to (i) apply to the SEC and the NYSE to withdraw the Units from listing and registration on the NYSE and (ii) following and subject to prior approval of such application, file with the SEC a certification on Form 15 (or any applicable successor form) suspending the reporting obligations of the depositor under Section 15(d) the Exchange Act with respect to the Units, if and to the extent that the depositor determines in its reasonable, good faith discretion that the depositor meets the requirements for a filing of such form with respect to Units under Rule 12h-3 under the Exchange Act or any other applicable provisions of the Exchange Act. The trust agreement does not require the depositor to inquire whether an underlying security issuer has become an ineligible issuer or any swap counterparty has become a disqualified swap counterparty. If the depositor is unable after commercially reasonable efforts to withdraw the Units from listing on the NYSE and terminate its Exchange Act reporting obligations in relation to the Units on or prior to the date on which the depositor has determined (in its reasonable, good faith discretion) that the depositor would be in violation of its reporting obligations under the Exchange Act with respect to the Units in the absence of a termination of the Trust, a trust wind up event will occur. If the depositor succeeds in withdrawing the Units from listing on the NYSE and terminating its reporting obligations in relation to the Units before the depositor determines it would be in violation of its reporting obligations under the Exchange Act, a trust wind up event will not occur in connection with such event and the Units will remain outstanding. The delisting procedure described above would not be available to the depositor in the fiscal year in which the Units are issued.

If (i) the issuer or obligor in respect of any credit support, together with any other affiliated entities providing any credit support in relation to the Units is liable or contingently liable to provide payments representing 10% or more, but less than 20%, of the cash flow supporting any class of the Units, as determined in accordance with Item 1114 of Regulation AB and (ii) a concentrated underlying security of the relevant credit support provider would be a disqualified underlying security, such credit support will be considered “disqualified credit support”. In such case, the same provisions shall apply as if the disqualified credit support were a concentrated underlying security of a disqualified issuer.

In certain circumstances if so described in the prospectus supplement, the existence of a disqualified underlying security, disqualified swap transaction or disqualified credit support may not require a delisting of the Units or a trust wind-up event, but only a liquidation or termination of the relevant security, credit support or swap transaction. In such case, the Trust shall distribute any net proceeds to the Trust from any such liquidation or termination in the manner described in the applicable prospectus supplement to the holders of Units and the Trust shall continue thereafter.

Liquidation events. A “liquidation event” will occur following a disqualification event as described above, an underlying security default as described below, any termination event with

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respect to a swap agreement as described under “Description of Trust Property(Swap agreements” or a default or other applicable event with respect to any credit support. Following a liquidation event, the Trust will liquidate trust property as described below. A liquidation event with respect to an underlying security may also result in a termination of a swap transaction or liquidation of credit support relating to such underlying security. In connection with a liquidation event, the Trust may need to liquidate trust property related to the swap transaction or other trust property in order to satisfy any swap termination payment or other payments. A liquidation event may also result in a trust wind-up event. If an event occurs that is a trust wind-up event described below as well as a liquidation event, such event will be treated as a trust wind-up event and the Trust will terminate.

An “underlying security default” will occur with respect to an underlying security if any of the following occurs:

•

the failure of the underlying security issuer to pay an installment of principal of, or any amount of interest due on, the underlying securities (or other securities of the underlying security issuer that rank equal or senior to the underlying securities) on the due date, after the expiration of any applicable cure period,

•

the acceleration of the maturity of the underlying securities pursuant to the terms of the underlying securities or the relevant underlying security issuance agreement and failure to pay the accelerated amount on the acceleration date,

•

the initiation by the underlying security issuer of any proceedings seeking a judgment of insolvency or bankruptcy or seeking relief under bankruptcy or insolvency laws or similar laws affecting creditor’s rights,

•

the passage of thirty (30) calendar days since the day upon which any person or entity other than the underlying security issuer initiates any proceedings against the underlying security issuer seeking a judgment of insolvency or bankruptcy or seeking relief under bankruptcy or insolvency laws or similar laws affecting creditor’s rights and such proceeding has not been dismissed prior to such thirtieth day, or

•	other events of the default in relation to the underlying securities if specified described in the prospectus supplement.

A liquidation event will occur with respect to any credit support if an event which would constitute an underlying security default occurs with respect to the issuer of such credit support or if such credit support becomes disqualified credit support.

Upon the occurrence of a liquidation event (unless the provisions relating to trust wind-up events are applicable), the trustee, through the selling agent, will liquidate the applicable underlying security, swap agreement or credit support, by a sale or otherwise as described in the applicable prospectus supplement, and will apply the proceeds to satisfy any swap termination payment and other required payments, with the balance to be distributed to the Unitholders as described in the prospectus supplement.

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Trust wind-up events. Unless the prospectus supplement states that one or more of such events will not apply, trust wind-up events with respect to any Trust will include the following:

•	an underlying security default that affects all underlying securities held by the Trust or any underlying securities specified in the prospectus supplement,
•	the consummation of any redemption of, tender for, exercise of any call option on, or other similar transactions with respect to all underlying securities held by the Trust,
•	any event of default or termination event under the swap agreement or swap agreements specified in the applicable prospectus supplement, including without limitation:
•	an event of default under the swap agreements or a termination event under the swap agreements with respect to which all transactions are “affected transactions” (as defined in the swap agreement),
•	any swap default arising from any action taken or failure to act by the swap counterparty,
•

any termination event under the related swap agreement with respect to which the swap counterparty is the sole “affected party” (as defined in the swap agreement) and all transactions are “affected transactions” provided that at the time of such occurrence no swap termination payment would be payable by the Trust to the swap counterparty upon designation of an early termination date by the Trust, or

•	the designation of an early termination date by the swap counterparty under the related swap agreement with respect to all transactions entered into under that agreement,
•	any credit support default specified in the applicable prospectus supplement,
•	the occurrence of a disqualification event that leads to a trust wind-up, as described above,
•	the occurrence of an excess expense event, as described below,
•	the designation by the depositor, if the depositor owns 100% of the Unit principal balance, of a special depositor wind-up event, or
•	any other wind-up event described in the applicable prospectus supplement.

If more than one trust wind-up event occurs, only the first such event will be the “trust wind-up event” for all purposes under the relevant trust agreement, any swap agreement and any related agreements or other documents.

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Excess expense event. Under each trust agreement, an “excess expense event” will occur if the trustee has incurred extraordinary trust expenses in an aggregate amount exceeding the trigger amount specified in the applicable prospectus supplement. The trustee will be required to provide notice to any swap counterparty promptly upon the incurrence by the trustee of extraordinary trust expenses in an aggregate amount in excess of the trigger amount, stating that an excess expense event will occur on the fifth business day following the provision of such notice. If the applicable prospectus supplement so specifies, notice will also be given to the Unitholders. An excess expense event will not occur if the swap counterparty agrees to provide adequate assurance of indemnity to the trustee within five business days after such notice, and prior to such day any swap counterparty agrees to indemnify the trustee to its reasonable satisfaction for future extraordinary trust expenses and extraordinary trust expenses that have already been incurred at the time of the agreement to indemnify that exceed the maximum reimbursable amount specified in the applicable prospectus supplement. If the applicable prospectus supplement so specifies, Unitholders may unanimously agree to provide such indemnity. Extraordinary trust expenses would include any increased expenses due to the costs of replacing the trustee in the event the trustee is required to be replaced.

Consequences of a trust wind-up event. If a trust wind-up event occurs:

•	the relevant trust agreement and each transaction under any swap agreement will terminate,
•	the trustee, through the selling agent, will liquidate the underlying securities and trust property pursuant to the swap agreements or otherwise by sale,
•	any call option or warrant in relation to the Units of the underlying securities will become exercisable (but will not be required to be exercised),
•

the trustee will apply the proceeds of any such liquidation or sale to fund any swap termination payment, as described under “Description of Trust Property—Swap agreements—Swap termination payments” and any extraordinary trust expenses to be borne by the Trust, as described under “—Trustee compensation” below, and

•

the trustee will hold all remaining liquidation proceeds and other trust property, if applicable, until the satisfaction of certain conditions, at which time the trustee will distribute such proceeds to the Unitholders. See “Description of Units—Early distribution of trust property”.

The trustee will notify the Unitholders and the rating agencies promptly of any trust wind-up event or liquidation event. However, the trustee will not be responsible for giving notice of a trust wind-up or liquidation event unless and until (1) the trustee fails to receive amounts due on the underlying securities or under a swap agreement within any applicable grace period, (2) the trustee receives notice from a swap counterparty of the occurrence of a termination event, (3) the trustee receives notice from the underlying security issuer of an event constituting a default under the applicable underlying security issuance agreement that is also an underlying security default or (4) an officer of the trustee assigned to its corporate trust

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department obtains actual knowledge of an underlying security default, swap default or termination event.

Upon the occurrence of a trust wind-up event or liquidation event, the trustee will notify the selling agent that the Trust is required to sell underlying securities or other trust property. See “—Sale of trust property, secured party rights” below.

If so specified in the prospectus supplement, in connection with early termination of a swap agreement or one or more transactions thereunder, other than as a result of an underlying security default, the claim of the swap counterparty against the underlying securities (or proceeds thereof arising from sale thereof) and any other trust property will be limited (1) in the case of an early termination other than as a result of an underlying security default, to a claim against the trust property pro rata with that of the Unitholders based on the aggregate Unit principal balance and (2) in the case of an early termination as a result of an underlying security default, to the trust property.

Sale of trust property, secured party rights

After receiving a notice from the trustee that a Trust is required to sell underlying securities or other trust property, the selling agent specified in the applicable prospectus supplement or otherwise appointed by the trustee will sell underlying securities or other trust property on behalf of the Trust. The timing, price and other terms of any sale conducted by the selling agent will be determined by the selling agent in its sole discretion, but all such sales will be completed within 30 days (or a longer period of time as may be reasonable with respect to particular underlying securities or other trust property). Actions of the selling agent may be subject to call rights or warrants outstanding in relation to the Units or the underlying securities. If a default has occurred under an underlying security issuance agreement or an underlying security has become a disqualified underlying security and that event does not result in a termination of the Trust, sales will be limited to the underlying securities affected by that event, except to the extent that the proceeds from the sale of those underlying securities are insufficient to make any swap termination payment.

In addition to the provisions of the trust agreement with respect to the selling agent, in the event that the Trust fails to make any payment when due under any swap agreement, the swap counterparty may have the right to take all action and to pursue all remedies with respect to the trust property that a secured party is permitted to take with respect to collateral under the Uniform Commercial Code as in effect from time to time in the State of New York, including the right to require the trustee promptly to sell some or all of the underlying securities held by the Trust in the open market or, at the election of the swap counterparty, to sell underlying securities to the swap counterparty for their fair value as determined in good faith by the swap counterparty. In either case, the proceeds of sale will be applied to any amounts owed to the swap counterparty. Each trust agreement will provide that Unitholders will have no liability as sellers of the trust property in connection with any sale by the trustee or the selling agent.

If provided in the applicable prospectus supplement, in connection with any swap termination payment payable by the Trust, the Unitholders may, acting unanimously, deliver to the trustee the amount of such outstanding swap termination payment (together with, in the case

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of a trust wind-up event, any extraordinary trust expenses in excess of the maximum reimbursable amount payable to the trustee) and a written instruction to discontinue sale of the underlying securities.

The selling agent is an agent of the trustee only and shall have no fiduciary or other duties to the Unitholders, nor shall the selling agent have any liability to the Trust in the absence of the selling agent’s bad faith or willful default. The selling agent shall be permitted to sell underlying securities to affiliates of the selling agent. The selling agent may elect not to act as selling agent with respect to some or all of the underlying securities by oral or written notice to that effect to the trustee, and may resign at any time.

Distribution to Unitholders; termination

The obligations created by the trust agreement (other than the obligation of the trustee to provide reports and other information) will terminate upon the scheduled final distribution date or the date of distribution of all trust property remaining after payment of all expenses and obligations of the Trust. That distribution will be made after all trust property has been sold, as described above under “—Sale of trust property, secured party rights”, and any swap termination payment (except for any such payment that is subordinated to the distribution to Unitholders), as described under “Description of Trust Property—Swap agreements—Swap termination payments”, and any extraordinary trust expenses to be borne by that Trust (if agreed by all Unitholders), as described under “—Trustee compensation” below, have been paid. Written notice of termination will be provided as described above under “—Reports to Unitholders” and “—Notices”, and the final distribution on the Units will generally be made only if the Units are surrendered and cancelled at an office or agency of the trustee.

Trustee

The trustee will at all times be a corporation or association which is not an affiliate of the depositor (but may have normal banking relationships with the depositor or any obligor with respect to any underlying securities and their affiliates) organized and doing business under the laws of any state of the United States or of the United States. The trustee must be authorized to exercise corporate trust powers, have a combined capital and surplus of at least $200,000,000 and be subject to supervision or examination by federal or state authorities. Its long-term debt obligations must be rated in one of the four highest categories assigned to long-term debt obligations by each of the rating agencies, and it must at all times satisfy the requirements of Section 310(a) of the Trust Indenture Act of 1939, as amended, and Section (a)(4)(i) of Rule 3a-7 under the Investment Company Act. Unless another trustee is identified in the applicable prospectus supplement, the trustee for each Trust initially will be LaSalle Bank National Association. The trustee may at any time resign and be discharged from the Trust by giving written notice to the depositor, any swap counterparty and the Unitholders, subject to an eligible successor trustee being appointed by the depositor and accepting its appointment. If no successor trustee has been appointed and accepted its appointment within 30 days after a notice of resignation by an acting trustee, that trustee or the depositor may petition any court of competent jurisdiction for the appointment of a successor trustee.

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The trust agreement and, if applicable, the provisions of the Trust Indenture Act incorporated by reference in that agreement, contain limitations on the rights of the trustee, should it become a creditor of the Trust, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions with the Trust. However, if it acquires any “conflicting interest” (as defined in the Trust Indenture Act), it must eliminate the conflict or resign.

Using information set forth in the prospectus supplements, the trustee will develop the cashflow model for the trusts. Based on the underlying asset information provided at closing, the trustee will calculate the amount of principal and interest to be paid to the Units. In accordance with the cashflow model and based on the underlying asset information provided at closing, the trustee will perform distribution calculations, remit distributions on the distribution date to Unitholders and prepare a periodic statement to Unitholders detailing the payments received and the activity on the underlying asset(s) during the collection period. In performing these obligations, the trustee will be able to conclusively rely on the information provided to it by the depositor at closing, and the trustee will not be required to recompute, recalculate or verify the information provided to it by the depositor.

Trustee compensation and expenses; liability and indemnification

As compensation for and in payment of trust expenses related to its services under the trust agreement (other than extraordinary trust expenses as described below), the trustee will receive the trustee fees. The prospectus supplement will set forth the amount, source, manner and priority of payment with respect to such trustee fees. Trustee fees and expenses may be paid from a portion of the income received with respect to the underlying securities. The Trust may also retain the depositor or a third party to act as an expense administrator to pay the trustee fees and certain other expenses.

The depositor will indemnify the trustee for any other loss, liability or expense, other than trustee fees, incurred by the trustee (“extraordinary trust expenses”) relating to the applicable trust agreement, swap agreement or underlying securities (other than any such loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the trustee’s duties under such trust agreement) up to, in the aggregate, the maximum reimbursable amount specified in the prospectus supplement. Under no circumstances will the depositor be obligated to indemnify the trustee for any such extraordinary trust expenses in excess of the maximum reimbursable amount. Any extraordinary trust expenses actually incurred by the trustee in excess of that amount will be payable from trust property or otherwise by the swap counterparty or Unitholders only if and to the extent that the swap counterparty or Unitholders representing 100% of the aggregate principal balance (or notional amount, as applicable), as applicable, so agree.

The applicable trust agreement will provide that the trustee will have no liability in connection with its actions under that trust agreement, except in the case of its own negligent action, its own negligent failure to act or its own misconduct; provided, however that (i) the duties and obligations of the trustee shall be determined solely by the express terms of the applicable trust agreement, and no implied covenants or obligations (except for a fiduciary duty

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to the beneficiaries of the Trust) shall be read into the trust agreement, (ii) in the absence of negligence, bad faith or willful misconduct on the part of the trustee, the trustee may conclusively rely upon any certificates or opinions furnished to the trustee that conform to the requirements of the trust agreement, (iii) the trustee shall not be personally liable for an error of judgment made in good faith, unless it shall be proved that the trustee was negligent in ascertaining the pertinent facts, and (iv) except with respect to actions or duties required to be taken or performed, as applicable, by the trustee under the express terms of the applicable trust agreement, the trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights powers under the trust agreement if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

In the event the trustee is entitled to indemnification by the depositor (in an amount not exceeding the maximum reimbursable amount set forth above) and is not indemnified by the depositor, whether due to bankruptcy, insolvency or otherwise, the trustee shall be indemnified by the Trust from trust property.

Any expenses incurred in connection with a replacement of the trustee will constitute extraordinary expenses and be included in the aggregate limited obligations of the depositor for extraordinary expenses.

Trustee compliance certifications and reports

The trustee will be required to deliver to the depositor by not later than March 15th of each year, starting in the year following the year of issuance of the related Units, an officer’s certificate stating that:

•	a review of the activities of the trustee during the preceding calendar year and of performance under the trust agreement has been made under such officer’s supervision; and
•

to the best of such officer’s knowledge, based on such review, the trustee has fulfilled all of its obligations under the trust agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status of such default, including the steps being taken by the trustee to remedy such default.

In addition, on or prior to March 15th of each year, commencing with the year following the year of issuance of the related Units, the trustee will be required to deliver to the depositor an assessment of compliance that contains the following:

•	a statement of the trustee’s responsibility for assessing compliance with the servicing criteria applicable to it under the trust agreement;
•	a statement that the trustee used certain of the criteria in Item 1122(d) of Regulation AB (17 CFR 229.1122) to assess compliance with the applicable servicing criteria under the trust agreement;

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•

the trustee’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the trustee; and

•

a statement that a registered public accounting firm has issued an attestation report on the trustee’s assessment of compliance with the applicable servicing criteria under the trust agreement during and as of the end of the prior calendar year.

The trustee will also be required to simultaneously deliver an attestation report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the trustee’s assessment of compliance with the applicable servicing criteria under the trust agreement.

You will be able to obtain copies of these statements and reports without charge upon written request to the trustee at the address provided in the prospectus supplement.

The fiscal year of the Trust will be the calendar year.

Governing law

The Units and each trust agreement will be governed by the laws of the State of New York. Unless otherwise specified in the applicable prospectus supplement, each trust agreement will be subject to the provisions of the Trust Indenture Act that are required to be part of the trust agreement and will, to the extent applicable, be governed by those provisions.

The federal and state courts in the Borough of Manhattan in the City of New York will have non-exclusive jurisdiction in respect of any action arising out of or relating to the Units, each trust agreement or any swap agreement.

DESCRIPTION OF TRUST PROPERTY

General

The trust property for a particular series of Units and the related Trust will not constitute trust property for any other series of Units and the Trust related to those Units. Generally, the Units of all classes of a particular series represent equal and ratable undivided ownership interests in the related trust property. The applicable prospectus supplement may specify, however, that specified assets or portions of assets constituting a part of the trust property can be beneficially owned solely by, or deposited solely for the benefit of, one class or a group of classes of Units of the same series. In that case, the other classes of the same series will not possess any beneficial interest in those specified assets.

Underlying securities

General. Each series of Units will represent an ownership interest in a designated security or pool of securities that were registered under the Securities Act or otherwise publicly issued, or are eligible for resale pursuant to Rule 144(k) under the Securities Act, and have been

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purchased by the depositor or one or more of its affiliates and deposited with the Trust. The underlying securities will consist of one or more of the following issued under the laws of the United States, any U.S. State or any foreign jurisdiction:

•

debt obligations or investment grade term preferred stock issued or issued and guaranteed by one or more corporations, general or limited partnerships, limited liability companies, business trusts, banking organizations or insurance companies or other organizations, referred to as “corporate debt”,

•	equipment trust certificates, including enhanced equipment trust certificates and pass-through equipment trust certificates,
•	trust preferred capital securities and other similar preferred securities of one or more trusts or other special purpose legal entities,
•	asset-backed securities of one or more trusts or other special purpose legal entities issued pursuant to a registration statement filed with the SEC on Form S-3,
•

an obligation issued or guaranteed by an Eligible Sovereign or any agency or instrumentality thereof for the payment of which the full faith and credit of the Eligible Sovereign is pledged, where Eligible Sovereigns include the United States of America, the Republic of France, the Federal Republic of Germany and the states thereof, the United Kingdom, Canada and the provinces thereof, Japan, the Kingdom of Belgium, the Kingdom of the Netherlands, and the Republic of Italy, or another sovereign described in the applicable prospectus supplement,

•

the obligations of one or more of the following government sponsored enterprises (“GSEs”): Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, Resolution Funding Corporation, Federal Home Loan Banks (to the extent such obligations represent the joint and several obligations of the twelve Federal Home Loan Banks), Tennessee Valley Authority, Federal Farm Credit Banks and any other government sponsored enterprise specified in the applicable prospectus supplement that, at the time of the offering of the Units, has outstanding securities held by non-affiliates with an aggregate market value of at least $75,000,000 and that makes information publicly available comparable to that of Exchange Act reporting companies, or

•

certificates evidencing undivided fractional interests in a trust, the assets of which consist of promissory notes (the “GTC Notes”), payable in U.S. Dollars, of a certain foreign government, backed by a full faith and credit guaranty issued by the United States of America, acting through the Defense Security Assistance Agency of the Department of Defense, of the due and punctual payment of 90% of all payments of principal and interest due on the GTC Notes and a security interest in collateral, consisting of non-callable securities issued or guaranteed by the United States government thereof, sufficient to pay the remaining 10% of all payments of principal and interest due on the GTC Notes.

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If an underlying security is corporate debt, a trust preferred capital security or an equipment trust certificate, and the underlying security will not be, as of the issue date of the Units, a concentrated underlying security, then the depositor must reasonably believe that one of the following conditions is met:

•	the related underlying security issuer will be an Exchange Act registrant who is duly filing reports as specified under the Exchange Act,
•	the underlying securities are guaranteed by an Exchange Act registrant who is duly filing reports as specified under the Exchange Act,
•

the related underlying security issuer is a direct or indirect subsidiary of an Exchange Act registrant who is duly filing reports as specified thereunder and has a direct or indirect parent company whose periodic reports meet the requirements of Rule 3-10 of Regulation S-X promulgated by the SEC, or

•	the underlying security satisfies the criteria below.

In the case of an underlying security that is corporate debt, a trust preferred capital security or an equipment trust certificate that will be, as of the issue date of the related Units, a concentrated underlying security, then the depositor must reasonably believe that the underlying security guarantor is not a “disqualified issuer” and the underlying security guarantor is filing reports, proxy statements and other information with the SEC pursuant to section 12 or 15(d) of the Exchange Act and has filed all the material that would be required to be filed pursuant to section 13, 14 or 15(d) of the Exchange Act for a period of at least twelve calendar months and any portion of a month immediately preceding the filing referencing the third party’s reports (or such shorter period that such third party was required to file such materials).

In the case of trust preferred capital securities or equipment trust certificates, the issuer of the obligation held by, or supporting the issuance of, the trust or other special purpose legal entity issuing the trust preferred capital securities or equipment trust certificates which may be deemed to be the issuer for the foregoing purposes.

If a concentrated underlying security is an asset-backed security, the depositor must reasonably believe that the pool of assets relating to such underlying security issuer are asset-backed securities and such underlying security issuer is filing reports with the SEC pursuant to 12 or 15(d) of the Exchange Act.

Neither Morgan Stanley nor any of its affiliates has had a direct or indirect agreement, arrangement, relationship or understanding, written or otherwise, relating to the offering of the Units with the underlying security issuer, underlying security guarantor or their affiliates, and none of the underlying security issuer, the underlying security guarantor or any of their affiliates is an affiliate of the depositor or any underwriter for the Units.

In any issuance of Units that involves underlying securities with respect to which Morgan Stanley or its affiliates was an underwriter or an affiliate of an underwriter in a registered offering of the underlying securities, the underlying securities will have been purchased as arm’s length in the secondary market at least three months after the last sale of any unsold allotment or subscription by the affiliated underwriter that participated in the registered offering of the underlying securities, as provided by Rule 190(a)(3)(ii) of the Securities Act.

The underlying securities that satisfy each of the applicable criteria described above are referred to as “eligible underlying securities” and the related issuer of each underlying security is referred to as an “eligible underlying security issuer”.

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GSE debt securities generally are exempt from registration under the

Securities Act pursuant to Section 3(a)(2) of the Securities Act (or are deemed by statute to be so exempt) and are not required to be registered under the Exchange Act. The securities of any GSE will be included in a trust only to the extent the third party is a U.S. government-sponsored enterprise, has outstanding securities held by non-affiliates with an aggregate market value of $75,000,000 or more, and makes information publicly available on an annual and quarterly basis, including audited financial statements prepared in accordance with generally accepted accounting principles cover the same periods that would be required for audited financial statements under Regulation S-X under the Exchange Act and non-financial information consistent with that required by Regulation S-K under the Securities Act. Based on information contained in the offering document pursuant to which any GSE issuer's underlying securities were originally offered, the applicable prospectus supplement will set forth information with respect to the public availability of information with respect to any GSE issuer of underlying securities which constitute concentrated underlying securities for any trust as of the date of the prospectus supplement. The specific terms and conditions of the GSE underlying securities will be set forth in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, the underlying securities with respect to any GSE issuer will not be guaranteed by the United States and do not constitute a debt or obligation of the United States or of any agency or instrumentality thereof. Neither the United States nor any agency thereof is obligated to finance any GSE issuer's operations or to assist a GSE issuer in any manner. Prospective purchasers should consult the publicly available information with respect to each GSE issuer for a more detailed description of the regulatory and statutory restrictions on the related GSE's activities.

All information contained in a prospectus supplement with respect to any underlying security will be derived solely from descriptions contained in a publicly available prospectus or an offering document for that underlying security (each such prospectus or offering document is referred to as an “underlying security disclosure document”), any periodic filings with respect to the underlying security or underlying security issuer or guarantor, or other available information. The applicable prospectus supplement will state whether the underlying security disclosure document with respect to any applicable concentrated underlying security was filed with the SEC in connection with the issuance of the related underlying security or otherwise in public filings by the related underlying security issuer or identify another source from which such underlying security disclosure document can be obtained. For additional information regarding each underlying issuer, prospective purchasers of the Units are referred to (1) each related underlying security disclosure document and (2) each registration statement of which any underlying security disclosure document is a part, including any reports filed by the related underlying security issuer under the Exchange Act (referred to as an “underlying security registration statement”). Each prospectus supplement in relation to the Units will set forth the material terms of the underlying securities.

In connection with the underlying issuer and the underlying securities:

•

no representation is made by the Trust, the trustee, the depositor, MS&Co. or any of their affiliates as to the accuracy or completeness of the information contained in any underlying security disclosure document, or underlying security registration statement (other than the information regarding the terms of the underlying

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securities that is expressly set forth in this prospectus or the applicable prospectus supplement),
•

no investigation of the financial condition or creditworthiness of that underlying security issuer or any of its affiliates, or of any ratings of the related underlying securities, will be made by the Trust, the trustee, the depositor, MS&Co. or any of their affiliates in connection with the issuance of the related Units. Prospective purchasers of Units should carefully consider each underlying security issuer’s financial condition and its ability to make payments in respect of the related underlying securities, and

•

unless the applicable prospectus supplement specifies that MS&Co. or any of its affiliates acted as an underwriter, initial purchaser or placement agent in relation to a prior issuance of the underlying securities unrelated to the sale of the Units, none of the Trust, the trustee, the depositor, MS&Co. or any of their affiliates has participated in the preparation of any underlying security disclosure document, underlying security registration statement or other public information relating to the underlying securities or takes any responsibility for the accuracy or completeness of the information contained in the foregoing documents (other than to the extent of the information regarding the terms of the underlying securities that is expressly set forth in this prospectus or the applicable prospectus supplement).

Please refer to the applicable prospectus supplement (and the underlying security disclosure document referred to therein) for a description of the following material terms, as applicable, of any concentrated underlying security that constitutes a part of the trust property of the related Trust:

•	the title and series, as well as the aggregate principal amount, denomination and form, of the underlying security,
•	whether the underlying security is senior or subordinated to any other obligations of the related underlying security issuer,
•	whether any of the obligations under the underlying security are secured or unsecured, and the nature of any collateral,
•	any limit on the aggregate principal amount of the underlying security,
•	the dates on which, or the range of dates within which, the principal of (and premium, if any, on) the underlying security will be payable,
•

the rate or rates or the method for determining those rates, at which the underlying security will bear interest, if any, the date or dates from which interest will accrue, and the dates on which that interest will be payable,

•

the obligation, if any, of the underlying security issuer to redeem any underlying security pursuant to any sinking fund or similar provisions, or at the option of a holder, and the periods within which or the dates on which, the prices at which and

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the terms and conditions under which the underlying security may be redeemed or repurchased, in whole or in part,
•

the periods within which or the dates on which, the prices at which and the terms and conditions under which the underlying security may be redeemed, if any, in whole or in part, at the option of the underlying security issuer,

•	whether the underlying security was issued at a price lower than its principal amount,
•

if other than U.S. dollars, the currency in which the underlying security is denominated, or in which payment of the principal of (and premium, if any) or any interest on the underlying security will be made, and the circumstances, if any, when that currency of payment may be changed,

•	material events of default or restrictive covenants with respect to the underlying security,
•	any retained interest with respect to the underlying security, and
•	other material terms of the underlying security.

With respect to any portion of the trust property comprised of underlying securities other than concentrated underlying securities, the applicable prospectus supplement will describe the composition of that portion as of the relevant cut-off date, specified material events of default or restrictive covenants common to those underlying securities, and, on an aggregate, percentage or weighted average basis, as applicable, certain of the characteristics described above.

If the underlying securities are foreign assets, or affected by credit support provided by a foreign entity, the applicable prospectus supplement will describe any pertinent governmental legal or regulatory or administrative matters and any pertinent tax matters, exchange controls, currency restrictions or other economic, fiscal, monetary or potential factors that could materially affect payments on the performance of, or other matters relating to, such underlying securities or credit support.

Underlying security issuance agreements

Each underlying security will have been issued pursuant to an indenture, trust agreement or other agreement (each such agreement is referred to as an “underlying security issuance agreement”). All information contained in that prospectus supplement with respect to the provisions of any underlying security issuance agreement pertaining to a concentrated underlying security will be based solely on the description of that underlying security issuance agreement filed with the SEC or available from other public sources.

Covenants. An underlying security issuance agreement will generally contain covenants intended to protect security holders against the occurrence or effects of certain specified events, including restrictions limiting the issuer’s, and in some cases any of its subsidiaries’ ability to:

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•	consolidate, merge, or transfer or lease assets,
•

incur or suffer to exist any lien, charge, or encumbrance upon any of its property or assets, or to incur, assume, guarantee or suffer to exist any indebtedness for borrowed money if the payment of such indebtedness is secured by the grant of such a lien, and

•

declare or pay any cash dividends, or make any distributions on or in respect of, or purchase, redeem, exchange or otherwise acquire or retire for value any capital stock or subordinated indebtedness of the issuer or any of its subsidiaries.

An underlying security issuance agreement may also contain financial covenants which, among other things, require the maintenance of certain financial ratios or the creation or maintenance of reserves. Subject to certain exceptions, an underlying security issuance agreement typically may be amended or supplemented and past defaults may be waived with the consent of the trustee, if any, of the holders of not less than a specified percentage of the outstanding securities, or both.

The underlying security issuance agreement related to one or more underlying securities included in a Trust may include some, all or none of the foregoing provisions or variations thereof or additional covenants not discussed herein. To the extent that the underlying securities are investment grade debt they are unlikely to contain significant restrictive covenants although certain non-investment grade debt may not be subject to restrictive covenants either. There can be no assurance that any such provision will protect the Trust as a holder of the underlying securities against losses. The prospectus supplement used to offer any series of Units will describe material covenants in relation to any concentrated underlying security and, as applicable, will describe material covenants which are common to other underlying securities included in the trust property.

Events of default. An underlying security issuance agreement may provide that any one of a number of specified events will constitute an event of default with respect to the securities issued thereunder. Such events of default typically include the following or variations thereof:

•

failure by the issuer to pay an installment of interest or principal on the securities, at the time required or to redeem any of the securities when required, in each case subject to any specified grace period,

•

failure by the issuer to observe or perform any covenant, agreement or condition contained in the securities or the underlying security issuance agreement which failure is materially adverse to security holders and continues for a specified period after notice thereof is given to the issuer,

•

failure by the issuer to make any required payment of principal (and premium, if any) or interest with respect to certain of the other outstanding debt obligations of the issuer or the acceleration by or on behalf of the holders thereof of such securities, and

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•	certain events of insolvency or bankruptcy with respect to the underlying security issuer.

Each underlying security issuance agreement may or may not be in the form of an indenture and may include some, all or none of the foregoing provisions or variations thereof or additional events of default not discussed herein. The prospectus supplement with respect to any series of Units will describe the material terms of the events of default under the underlying security issuance agreement with respect to any concentrated underlying security and applicable remedies with respect thereto. With respect to any portion of the trust property comprised of underlying securities other than concentrated underlying securities, the applicable prospectus supplement will describe certain common covenant defaults with respect to such portion. There can be no assurance that any such provision will protect the Trust, as a holder of the underlying securities, against losses. If a covenant default occurs and the Trust as a holder of the underlying securities is entitled to vote or take such other action to declare the principal amount of an underlying security and any accrued and unpaid interest thereon to be due and payable, the Unitholders’ objectives may differ from those of holders of other securities of the same series and class as any underlying security in determining whether to declare the acceleration of the underlying securities.

Limitations on remedies. An underlying security issuance agreement will generally provide that upon the occurrence of an event of default, the trustee, if any, may, and upon the written request of the holders of not less than a specified percentage of the outstanding securities must, take such action as it may deem appropriate to protect and enforce the rights of the security holders. In certain cases, the indenture trustee, if any, or a specified percentage of the holders of the outstanding securities will have the right to declare all or a portion of the principal and accrued interest on the outstanding securities immediately due and payable upon the occurrence of certain events of default, subject to the issuer’s right to cure, if applicable. Generally, an indenture will contain a provision entitling the trustee thereunder to be indemnified by the security holders prior to proceeding to exercise any right or power under such indenture with respect to such securities at the request of such security holders. An indenture is also likely to limit a security holder’s right to institute certain actions or proceedings to pursue any remedy under the indenture unless certain conditions are satisfied, including consent of the indenture trustee, that the proceeding be brought for the ratable benefit of all holders of the security, and/or the indenture trustee, after being requested to institute a proceeding by the owners of at least a specified minimum percentage of the securities, shall have refused or neglected to comply with such request within a reasonable time.

Subordination. As described in the applicable prospectus supplement, the underlying securities that constitute a part of the trust property of the related Trust may be either senior or subordinated in right of payment to other existing or future obligations of the underlying security issuer. With respect to subordinated underlying securities, to the extent of the subordination provisions of those underlying securities, and after the occurrence of specified events, any holders of securities and direct creditors whose claims are senior to those of holders of subordinated underlying securities may be entitled to receive payment of the full amount due on those claims before holders of subordinated underlying securities are entitled to receive payment on account of the principal (and premium, if any) or any interest on their underlying securities. Consequently, the Trust as a holder of subordinated underlying securities may suffer a greater

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loss than if it held unsubordinated debt of the underlying security issuer. There can be no assurance, however, that in the event of a bankruptcy or similar proceeding the Trust as a holder of senior underlying securities would receive all payments in respect of those underlying securities even if holders of subordinated underlying securities of the same underlying security issuer receive amounts in respect of their underlying securities. Please refer to the applicable prospectus supplement for (1) a description of any subordination provisions with respect to any applicable concentrated underlying securities and (2) the relative percentages of senior underlying securities and subordinated underlying securities, if any, in trust property comprised of underlying securities other than concentrated underlying securities.

Secured obligations. Certain underlying securities that constitute a part of the trust property of the related Trust may represent secured obligations of the underlying security issuer. Generally, unless an event of default has occurred and is continuing, or with respect to certain collateral or as otherwise specified in the related underlying security issuance agreement, an issuer of secured obligations has the right to remain in possession and retain exclusive control of the collateral securing a security and to collect, invest and dispose of any income related to that collateral. An underlying security issuance agreement may also contain provisions for release, substitution or disposition of collateral for those underlying securities under specified circumstances with or without the consent of the trustee under that agreement or at the direction of not less than a specified percentage of the holders of those underlying securities.

An underlying security issuance agreement will also provide for the disposition of collateral if specified events of default occur. In the event of a default in respect of any secured obligation, holders of the corresponding underlying securities may experience a delay in payments on account of principal (and premium, if any) or any interest on their underlying securities pending the sale of any collateral, and prior to or during that period the related collateral may decline in value. If proceeds of the sale of collateral following an event of default are insufficient to repay all amounts due in respect of any secured obligations, the holders of the corresponding underlying securities (to the extent not repaid from the proceeds of the sale of collateral) will have only an unsecured claim ranking equally and ratably with the claims of all other general unsecured creditors.

The underlying security issuance agreement with respect to any secured underlying security may include some, all or none of the foregoing provisions or variations of those provisions. The applicable prospectus supplement will describe the security provisions of those underlying securities and the related collateral. With respect to any portion of the trust property of a particular Trust comprised of secured underlying securities other than concentrated underlying securities, the related prospectus supplement will disclose certain general information with respect to security provisions and collateral.

Maturity and yield considerations. Each prospectus supplement will, to the extent applicable, contain information with respect to the type and maturities of the underlying securities related to conditions under which those underlying securities may be subject to early redemption (either by the applicable underlying security issuer or pursuant to a third-party call option), amortization, repayment (at the option of the holders of those underlying securities) or extension of maturity. Any such provisions of the applicable underlying securities will affect the weighted average life of the related Units.

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The effective yield to holders of the Units may be affected by particular aspects of the related trust property or the manner and priorities of allocations of collections with respect to the trust property between the classes of a particular series. In the case of Units where the related Trust holds one or more redeemable underlying securities, extendible underlying securities or underlying securities subject to a third-party call option or early amortization, the yield to maturity may be affected by any optional or mandatory redemption, extension or repayment or amortization of the related underlying securities prior to their stated maturity. A variety of tax, accounting, economic and other factors will influence whether an underlying security issuer exercises any right of redemption in respect of its underlying securities. All else remaining equal, if prevailing interest rates fall significantly below the interest rates on the related underlying securities, the likelihood of redemption would be expected to increase. As a result, there can be no certainty as to whether any underlying security redeemable at the option of the relevant underlying security issuer will be repaid prior to its stated maturity.

Unless the applicable prospectus supplement describes other remedies applicable to particular underlying securities, all underlying securities will be subject to acceleration if specified defaults occur. The maturity and yield on the Units will be affected by any early repayment of the related underlying securities as a result of any such acceleration by the holders of those underlying securities. If an underlying security issuer becomes subject to a bankruptcy proceeding, the timing and amount of payments with respect to both interest and principal may be materially and adversely affected. A variety of factors influence the performance of underlying security issuers and correspondingly may affect an underlying security issuer’s ability to satisfy its obligations under its underlying securities. Those factors include the underlying security issuer’s operating and financial condition, leverage, as well as social, geographic, legal and economic factors.

The extent to which the yield to maturity of any Units may vary from the anticipated yield due to the rate and timing of payments on the related trust property will depend on the degree to which those Units are purchased at a discount or premium and the degree to which the timing of payments on those Units is sensitive to the rate and timing of payments on the trust property.

The yield to maturity of any Units will also be affected by variations in the interest rate applicable to, and the corresponding payments in respect of, those Units, to the extent that their interest rate is based on variable or adjustable rates. In the case of Units representing an interest in two or more underlying securities, disproportionate principal payments (whether resulting from differences in amortization schedules, payments due on scheduled maturity or in the case of an early redemption) on the underlying security or underlying securities having interest rates higher or lower than the interest rate then applicable to those Units may also affect the yield on those Units.

The applicable prospectus supplement may contain additional information regarding yield and maturity considerations applicable to the related Units and the related trust property, including the underlying securities.

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Swap agreements

At the time it is formed, a Trust may enter into one or more swap agreements with third parties (which may be affiliates of the depositor). Each swap agreement consists of a master agreement and the confirmations relating to particular transactions under that master agreement. The following summary, together with any related information in the applicable prospectus supplement, is subject to the detailed provisions of the form of swap agreement filed as an exhibit to the registration statement. The applicable prospectus supplement will describe the specific terms of each transaction under the swap agreement, particularly the method of calculation of payments by the swap counterparty and the timing of those payments; if required, it will also contain specified information with respect to the swap counterparty and, if applicable, its guarantor.

The Trust may enter into swap agreements with more than one swap counterparty, in which case the following discussion will apply separately to each swap agreement with each swap counterparty.

General. As specified in the applicable prospectus supplement, the transaction or transactions under a swap agreement may be one or more of the following:

•

an interest rate swap, interest rate basis swap, forward rate transaction, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross currency rate swap transaction, currency option, or any other similar interest rate derivative transaction or currency derivative transaction that reduces or alters risk resulting from the underlying securities held by the Trust; or

•	any combination of the foregoing transactions.

Each swap agreement will be in the form of a confirmation entered into pursuant to a master agreement in the form of the “1992 ISDA Master Agreement (Multicurrency—Cross Border)” or any updated similar form (referred to as the “ISDA Master Agreement”), published by the International Swaps and Derivatives Association, Inc. (“ISDA”) and may incorporate the 2000 ISDA Definitions, the 1997 Government Bond Option Definitions or one or more other sets of standard definitions or updates or revisions of such definitions published by ISDA (referred to as the “ISDA Definitions”), and as modified and supplemented by a schedule, including to reflect the terms of a particular series of Units and the related trust agreement and any specific terms of the relevant transaction or transactions. Except as otherwise specified in the confirmation for any relevant swap transaction, each swap agreement and the relevant transactions thereunder will be governed in all relevant respects by the provisions of the ISDA Master Agreement and the ISDA Definitions, without regard to any amendments or modifications to the ISDA Master Agreement or the ISDA Definitions published by ISDA subsequent to the date of that swap agreement.

Payments under swap agreement. In general, under a swap agreement, a Trust and its swap counterparty will each agree to exchange specified payments on specified payment dates. The amounts to be exchanged by the parties on a swap payment date may both be floating

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amounts, calculated with reference to one or more interest rate bases (which may be one or more of the interest rate base rates described under “Description of Units—Distributions—Interest on Units” or other types of interest rate bases) or one such amount may be floating and the other fixed. Those amounts will also be calculated with reference to the notional principal amount of the transaction or transactions under the swap agreement, which, unless a lesser notional principal amount is specified in the prospectus supplement, will be equal to the aggregate principal amount of the related underlying securities on the date of determination (as such amount may have been reduced through any redemption, prepayment or exchange). The obligations of a Trust to its swap counterparty may be secured by a security interest in the trust property in favor of the swap counterparty that will take priority over the interests of Unitholders in all or specified trust property.

A swap agreement may provide for periodic exchanges of payment amounts, a single exchange or series of exchanges on one or more interest payment dates or on the maturity or prospective maturities of the related underlying securities, or both.

If specified in the applicable prospectus supplement, a swap agreement may also document a call option granted by the Trust, or a put option in favor of the Trust, with respect to all or a portion of the related underlying securities or other trust property. A call option granted by the Trust will effectively reserve to the swap counterparty the right to (1) realize all or a portion of the gain from an increase in the market value of the specified trust property at or prior to the maturity of the related Units or (2) effect a conversion of the related underlying securities into other securities, rights which the Trust ordinarily will not be entitled to exercise. Conversely, a put option in favor of the Trust will generally be intended to protect the Trust in whole or in part from a decline in the market value of the specified trust property at or prior to the maturity of the related Units. The prospectus supplement may specify that a put option written in favor of the Trust will be automatically exercised by the trustee if specified events occur. A prospectus supplement may describe additional types of options granted by or in favor of a Trust.

On a swap payment date (including a swap payment date occurring on the maturity of some or all of the related underlying securities), each exchange of payments in the same currency and in respect of the same transaction will be settled on a “net payments” basis, which means that only a single net payment will be due from one of the parties under the swap agreement to the other. If described in the applicable prospectus supplement, such netting may also be applied to more than one transaction. On each distribution date for Units with respect to which the related Trust has entered into a swap agreement, the trustee will have available for distribution to Unitholders funds equal to (1) the amount of any payments received on the swap agreement and other related trust property less (2) all payments made by the trustee to the swap counterparty, in each case since the immediately preceding distribution date. The effect of the swap agreement, therefore, will be that holders of the related Units will be entitled to distributions of interest (and, if applicable, of principal) in accordance with the terms of the swap agreement rather than the terms of the related underlying securities. No assurance can be given that the trustee will receive when due any payment due on those underlying securities or any net payment due under a swap agreement, or that the trustee will recover moneys under any related guaranty in the case of a payment default by the swap counterparty under a swap agreement.

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Modification and amendment. Each trust agreement will contain provisions permitting the trustee to enter into any amendment of a swap agreement to which the related Trust is a party to cure any ambiguity in, or to correct, eliminate, add or supplement or otherwise change any provision of, that swap agreement if such amendment will not have a material and adverse effect upon any Unitholder. Each trust agreement will also contain a provision permitting the trustee to enter into any other amendment of the swap agreement if directed or consented to by the specified percentage of Unitholders materially and adversely affected thereby. The trustee shall not enter into any amendment, or agree to a waiver or other modification, of the swap agreement that would have the effect of changing the principal amount, interest rate, maturity, or other terms specified for this purpose in the trust agreement, with respect to any class or series of Units, without the consent of 100% of the outstanding Unit Principal Balance of each class of Units affected thereby. The Rating Agency Condition shall be satisfied with respect to any such amendment, waiver or modification unless Units representing 100% of the Unit Principal Balance of all affected Units vote in favor of such amendment with notice that the Rating Agency Condition need not be satisfied, but in any event each applicable Rating Agency shall receive notice of such amendment, waiver or modification. In the case of any such amendment that would adversely affect the current rating of any class of Units by each rating agency rating such class of the Units, the amendment must be approved by all Unitholders of such class. No amendment to a swap agreement will be permitted unless the trustee first receives an opinion of counsel to the effect that the requested amendment will not alter the classification of the related Trust for U.S. federal income tax purposes.

Defaults. Events of default under a swap agreement may include:

•	any failure of the applicable Trust to pay any amount when due under the swap agreement,
•	any failure of the applicable swap counterparty or any guarantor to pay any amount when due under the swap agreement, after giving effect to the applicable grace period, and
•

specified other standard events of default under the ISDA Master Agreement including “Credit Support Default”, “Bankruptcy” and “Merger without Assumption”, as described in Sections 5(a)(iii), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement and as modified by the related schedule.

Several of the standard events of default under the ISDA Master Agreement will not be events of default under a swap agreement. Those excluded standard events of default are “Breach of Agreement”, “Misrepresentation”, “Default Under Specified Transaction” and “Cross Default”, as described in Sections 5(a)(ii), 5(a)(iv), 5(a)(v) and 5(a)(vi) of the ISDA Master Agreement. The applicable prospectus supplement will describe any additional events of default under the relevant swap agreement.

In specified cases, the Trust will be the party affected by the event and as a result its swap counterparty will have the sole right to determine in good faith the amount of any swap transaction payment for purposes of calculating any swap termination payment. Notwithstanding the existence of a grace period with respect to a particular underlying security or underlying

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security issuance agreement, the failure of the underlying security issuer to make timely payment of an amount required in order for the Trust to make a related payment under the swap agreement may result in a default by the Trust under the swap agreement prior to the occurrence of a default under the related underlying security issuance agreement. The applicable prospectus supplement will specify any additional circumstances constituting a default for purposes of any applicable swap agreement.

Termination events. Termination events under a swap agreement may consist of the following:

•	the occurrence of an “Illegality” or “Tax Event” as described in Sections 5(b)(i) and 5(b)(ii) of the ISDA Master Agreement,
•

the occurrence of a “trust wind-up event” (as described under “Description of Trust Agreements—Trust wind-up events, liquidation events and disqualification events”) (which termination event will apply to all transactions under the swap agreement),

•

an underlying security default occurs with respect to the related underlying security (as described under “Description of Trust Agreements—Trust wind-up events, liquidation events and disqualification events”) (which termination event will apply only to the specific transaction or transactions under the swap agreement relating to that underlying security),

•

the related underlying security becomes a “disqualified underlying security” (as described under “Description of Trust Agreements—Trust wind-up events, liquidation events and disqualification events”) (which termination event will apply only to the specific transaction or transactions under the swap agreement related to that underlying security),

•

any transaction under the swap agreement becomes a disqualified swap transaction (as described under “Description of Trust Agreements—Trust wind-up events, liquidation events and disqualification events”) (which termination event will apply only to the specific disqualified swap transaction), or

•	the occurrence of an excess expense event (as defined under “Description of Trust Agreements—Trust wind-up events, liquidation events and disqualification events”).

Depending on the circumstances, either the Trust or the swap counterparty, or both the Trust and the swap counterparty, will be deemed to be the party or parties affected by the relevant event and will be entitled to terminate the relevant transaction(s) under the swap agreement. However, for purposes of calculating any swap termination payment, the Trust will be deemed the sole affected party, and as a result its swap counterparty will have the sole right to determine in good faith the amount of any swap termination payment. The “Tax Event Upon Merger” and “Credit Event Upon Merger” termination events described in Sections 5(b)(iii) and 5(b)(iv) of the ISDA Master Agreement will not apply. The applicable prospectus supplement

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will describe any additional termination events that apply, or any of the above termination events that do not apply, to a particular series of Units.

Early termination of swap agreements. If specified events of default or termination events occur, the trustee or the swap counterparty will, by notice to the other party (if a notice is required under the swap agreement), in the case of a termination event terminate the particular affected transaction(s) under the swap agreement and in the case of an event of default terminate all transactions under the relevant swap agreement. The date of any such termination is referred to as an “early termination date “. In the case of certain termination events, the date on which the relevant swap transactions will terminate must be designated by one of the parties, as specified in that swap agreement, and will occur only after notice and, in certain circumstances, after the swap counterparty has used reasonable efforts to transfer its rights and obligations under the relevant transactions to a related entity within a limited time period after notice of the termination event has been given. In the event that the trustee becomes aware that a termination event has occurred with respect to which the swap counterparty is the sole affected party, the trustee will designate a termination event for each affected transaction under the swap agreement, unless the Trust would owe the swap counterparty a swap termination payment as a result of such a designation. The swap counterparty will have no obligation to the Trust to exercise any right to terminate any particular transaction under the swap agreement, and will not act on behalf of the Trust to exercise any right the Trust may have to terminate any such transaction. If a termination event occurs and, when applicable, an early termination date is designated with respect to a swap transaction, the swap transaction will terminate and a swap termination payment may be payable by the Trust to its swap counterparty or by the swap counterparty to the Trust. If the Trust is liable for a swap termination payment, underlying securities may be sold by the trustee through a selling agent. See “Description of Trust Agreements— Trust wind-up events, liquidation events and disqualification events”.

To the extent that the aggregate principal amount of the underlying securities held by a Trust is reduced through redemption, prepayment or exchange, the corresponding swap amount under any related swap agreement will be subject to a partial termination and the Trust or the swap counterparty may incur liability for a swap termination payment.

In the event that an underlying security default results in a termination event, the Trust will be the affected party (as defined below) for purposes of the calculation of any swap termination payment.

Swap termination payments. If one or more transactions under a swap agreement is terminated prior to its maturity, the market value of each terminated transaction will be established by one or both parties, as specified in the swap agreement, based either (1) on the basis of the market quotations of the cost of entering into a replacement transaction, (2) if such market quotations are unavailable or do not produce a commercially reasonable result, on losses suffered by either party as a result of the termination of the relevant transaction or (3) on another method of valuation provided in the applicable prospectus supplement. If the market value of a particular transaction is positive for the Trust, or the termination of that transaction would result in a loss to the Trust, a swap termination payment will be due from the swap counterparty to the Trust in respect of that transaction. By contrast, if the market value is positive for, or the termination of a transaction would result in a loss to, the swap counterparty, a swap termination

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payment will be due from the Trust to its swap counterparty. The swap termination payment for all terminated transactions under a swap agreement as a whole is the net amount payable after offsetting individual termination payments applicable to each transaction under that agreement. Depending on the type of the event of default or termination event that causes an early termination of any swap transaction, any swap termination payment due to the swap counterparty may be senior or subordinated in right of payment to the final distribution to be made to Unitholders.

Any swap termination payment payable by a Trust will be limited to the assets of the Trust, and the related Unitholders will not be liable to the swap counterparty for a swap termination payment to the extent, if any, that the amount of those payments exceeds the assets of the Trust. Nonetheless, the loss to Unitholders resulting from a termination payment may, if interest rates, currency rates, swap spreads, credit spreads or option volatilities, as applicable, have changed significantly since the closing date for the relevant offering of Units, be quite substantial in relation to the total value of the related underlying securities. A Trust may be required to sell underlying securities through a selling agent in order to make any swap termination payments owed to the swap counterparty. Unitholders could also be materially adversely affected if a Trust is required to sell underlying securities in order to make swap termination payments at a time when prices for the underlying securities in the secondary market are depressed, as a result of a default on the underlying securities or for any other reason. If a swap agreement is terminated, any further distributions in respect of the related underlying securities will be made pursuant to the underlying securities without the benefit of that agreement.

If the applicable prospectus supplement so provides, in connection with any swap termination payment payable by a Trust, the related Unitholders may, acting unanimously, deliver to the trustee the amount of that payment (together with any extraordinary trust expenses to be borne by that Trust) and a written instruction to refrain from, or discontinue, the sale of the underlying securities. It is possible, however, that underlying securities may be sold by a selling agent in the time necessary for the Unitholders to exercise their rights described in the foregoing sentence.

Guaranties of support. Unless the applicable prospectus supplement specifies arrangements for securing the obligations of a swap counterparty, the payment obligations of that swap counterparty under a swap agreement will be general, unsecured obligations of that swap counterparty.

Repurchase agreements

The Trust for particular Units may enter into one or more repurchase agreements which will have economic effect similar to swap agreements. A repurchase agreement will be substantially in the form of the Bond Market Association Master Repurchase Agreement (1996 Version). Pursuant to any repurchase agreement, the Trust will purchase underlying securities from the counterparty under the repurchase agreement (a “repo counterparty”) on the date of issuance of the Units.

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Under a repurchase agreement, the repo counterparty will pay amounts to the Trust at a fixed or floating rate, and the repo counterparty will be entitled to all interest income received on the underlying securities. In the event that any principal payments are made on the underlying securities prior to the stated expected payment date of principal for the underlying securities, such payments will be retained by the Trust, subject to the right of the repo counterparty to make a substitution of new underlying securities under the terms of the repurchase agreement.

The terms of the repurchase agreement will require the repo counterparty to repurchase the underlying securities on the date specified in the prospectus supplement, which may be the scheduled maturity of the Units, a date of termination or settlement of a related swap agreement, the date of a trust wind-up event, or another specified date. The prospectus supplement may also specify certain trust wind-up events upon which the repurchase agreement will be cancelled and the repo counterparty will not be required to repurchase the securities.

The repo counterparty will have the right to replace the underlying securities with substitute underlying securities if (i) the underlying securities would constitute disqualified underlying securities or (ii) notice is given by the underlying security issuer that a principal payment will be made on the underlying securities prior to the stated expected payment date of principal for the underlying securities or (iii) a downgrade, default or similar event specified in the prospectus supplement occur with respect to the underlying securities. The repo counterparty will not be required to make any substitutions. The prospectus supplement may provide that if the repo counterparty does not make a substitution in the event of a principal pre-payment, a trust wind-up event will occur at the option of the repo counterparty and the Trust will terminate. “Substitute securities” must meet requirements specified in the prospectus supplement, which may include a requirement that the substitute securities have a face amount equivalent to the face amount of the securities (prior to any early principal repayments), one or more specified ratings, pay interest determined by reference to the same index as the initial underlying securities, be denominated in the same currency as the initial underlying securities, otherwise constitute an asset of the same class and type as the initial underlying securities and have a specified expected maturity and final legal maturity, or other requirements.

Credit support

The Trust for particular Units may include, or the holders of those Units (or any class or group of classes within the same series of Units) may have the benefit of, credit support. Such credit support may be provided by any combination of the means described below. The applicable prospectus supplement will describe whether the Trust for any class or group of classes of Units contains, or the holders of those Units have the benefit of, credit support. It will also describe the amount, type and other relevant terms of each element of any such credit support and, if required, specified information with respect to the obligors of each such element, including audited financial information with respect to any such credit support provider (as defined below) providing credit support for 20% or more of the aggregate principal amount of such class or classes, which may be incorporated by reference where such obligor is subject to the informational requirements of the Exchange Act or information with respect to such obligor is filed with the SEC and is eligible for incorporation by reference by registrants of securities backed by such credit support. Any credit support which takes the form of a guaranty of particular Units, rather than a guaranty of payment on the underlying trust property, will be

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issued by an insurance company or another entity eligible to issue guaranties exempt from registration under Section 3(a) of the Securities Act.

Subordination. The rights of holders of a particular class within the same series of Units to receive collections from the related Trust and any credit support obtained for the benefit of the Unitholders of that series (or classes within that series) may be subordinated to the rights of the Unitholders of one or more other classes of the same series to the extent described in the applicable prospectus supplement. This type of subordination in effect provides credit support to Unitholders of those other classes. If losses are realized during a given period on the trust property relating to particular Units, such that the collections received on that property are insufficient to make all distributions on the Units of that series, those losses will be allocated to the Unitholders of any class within that series that is subordinated to another class, to the extent and in the manner described in the applicable prospectus supplement. In addition, if specified in the applicable prospectus supplement, specified amounts otherwise payable to Unitholders of any class that is subordinated to another class may be required to be deposited into a reserve account. Amounts held in a reserve account may be applied as described below under “—Reserve accounts” and in the applicable prospectus supplement.

If so provided in the applicable prospectus supplement, the credit support for any series or class of Units may include, in addition to the subordination of certain classes of such series and the establishment of a reserve account, any of the other forms of credit support described below. Any such other forms of credit support that are solely for the benefit of a given class will be limited to the extent necessary to make required distributions to the Unitholders of such class. In addition, if so provided in the applicable prospectus supplement, the obligor of any other forms of credit support may be reimbursed for amounts paid pursuant to such credit support out of amounts otherwise payable to one or more of the classes of the Units of such series.

Letters of credit, guaranty. Units (or any class or group of classes within the same series of Units) may, if specified in the applicable prospectus supplement, have the benefit of a letter or letters of credit issued by a bank or a financial guaranty or surety bond issued by a financial guarantor or surety company. In either case, the trustee or another person specified in the prospectus supplement will use reasonable efforts to cause the letter of credit, guaranty or surety bond to be obtained, to be kept in full force and effect (except to the extent that coverage may be exhausted through payment of claims) and to pay timely all related fees or premiums unless the payment of those fees or premiums is otherwise provided for. The trustee or another person specified in the applicable prospectus supplement will make or cause to be made draws or claims under the letter of credit, guaranty or surety bond under the circumstances and to cover the amounts specified in the applicable prospectus supplement. The applicable prospectus supplement will provide the manner, priority and source of funds by which any such draws are to be repaid.

The applicable prospectus supplement will specify whether the letter of credit bank, guarantor or surety, as applicable, will be required to satisfy any ongoing credit rating or other requirements. In the event that any such requirements cease to be satisfied, the trustee or another person specified in the applicable prospectus supplement will use reasonable efforts to obtain or cause to be obtained a substitute letter of credit, guaranty or surety bond, or another form of credit enhancement providing similar protection, that meets those requirements and provides the

47

same coverage, to the extent available for the same cost. There can be no assurance that any letter of credit bank, guarantor or surety, as applicable, will continue to satisfy any such requirements or that any such substitute letter of credit, guaranty or surety bond, or similar credit enhancement will be available providing equivalent coverage for the same cost. To the extent not so available, the credit support may be reduced to the level otherwise available for the same cost as the original letter of credit, guaranty or surety bond.

Reserve accounts. If specified in the applicable prospectus supplement, the trustee or another person specified in the prospectus supplement will deposit or cause to be deposited into a reserve account maintained with an eligible institution (which may be the trustee) any combination of cash or permitted investments in specified amounts, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to that deposit, a reserve account may be funded through application of a portion of collections received on the trust property relating to particular Units, in the manner and priority specified in the prospectus supplement.

DESCRIPTION OF UNITS

The Units of each series will be subject to the terms of a trust agreement to be entered into between the depositor and the trustee. The following summary of the terms of the Units should be read together with the summary of the trust agreements under “Description of Trust Agreements” and any related discussion in the applicable prospectus supplement. Specific provisions of each series of Units, including any material provisions of such series of Units which supplement or modify those summarized below, will be described in the applicable prospectus supplement.

General

The Units issued under a particular trust agreement will represent the entire beneficial ownership interest in the Trust created pursuant to that agreement. The Units of a particular series may be limited to a single class, or, if so specified in the applicable prospectus supplement, may include two or more classes differing as to entitlement to distributions of principal, interest or premium, and one or more classes may be subordinated in certain respects to other classes of the same series.

Please refer to the applicable prospectus supplement for a description of the following terms of the series (and, if applicable, classes within that series) of the Units to which it relates:

•	the title of the Units,
•	the series of the Units and, if applicable, the number and designation of classes of that series,
•	whether the Units are callable or subject to early redemption,
•	certain information concerning the type, characteristics and specifications of the trust property being deposited into the related Trust by the depositor,

48

•	any limit on the aggregate principal amount or notional amount, as applicable, of each class of that series,
•

the dates on which or periods during which that series or classes within that series may be issued, the offering price of that series and the applicable distribution dates on which the principal, if any, of (and premium, if any, on) that series or classes within that series will be distributable,

•

if applicable, the relative rights and priorities of each class within that series (including the method for allocating collections from and defaults or losses on the trust property to each such class),

•

whether the Units of that series or a class within that series are fixed rate or floating rate Units and the applicable interest rate or interest payments for each such class, including the applicable rate or schedule of interest payments, if fixed, or the method for calculating the rate, applicable to that series or class, if variable, the date or dates from which interest will accrue, the applicable distribution dates on which interest, principal and premium, in each case as applicable, on that series or class will be distributed and any related record dates,

•

any option (1) of a holder of Units of that series or a class within that series to withdraw a portion of the assets of the Trust in exchange for surrendering a Unit or (2) of the depositor or a third party to purchase or repurchase any trust property, (in each case to the extent not inconsistent with the depositor’s continued satisfaction of any applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder (“Rule 3a-7”), as relevant) and the periods during which or the dates on which, and the terms and conditions under which any such option may be exercised, in whole or in part,

•	the denominations in which that series or class within that series will be issuable and transferable,
•

whether the Units of any class within that series are to be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions, or (2) interest distributions, with disproportionate, nominal or no principal distributions,

•

whether the Units of that series or of any class within that series are to be issued in the form of one or more global securities and, if so, the identity of the depositary, if other than The Depository Trust Company, for those global securities,

•

if a temporary Unit is to be issued with respect to that series or any class within that series, whether any interest distributable on a distribution date prior to the issuance of a definitive Unit of that series or class will be credited to the account of the persons entitled on that distribution date,

•	if a temporary global security is to be issued with respect to that series or any class within that series, the terms and conditions under which beneficial interests in that

49

temporary global security may be exchanged in whole or in part for beneficial interests in a permanent global security or for definitive individual Units of the same series or class and the terms and conditions under which beneficial interests in a permanent global security, if any, may be exchanged for individual definitive Units of that series or class,
•

if other than U.S. dollars, the specified currency applicable to the Units of that series or any class within that series for purposes of denominations and distributions on that series or class and the circumstances and conditions, if any, under which that specified currency may be changed, and the currency or currencies in which any principal of or any premium or any interest on that series or class are to be distributed after any such change,

•

all applicable required percentages and voting rights relating to the manner and percentage of voting by Unitholders of that series and any class within that series with respect to certain actions by the depositor or trustee, and

•	any other relevant terms of that series or any class within that series.

Units may be transferred or exchanged for a like face amount of Units at the corporate trust office or agency of the relevant trustee, subject to the limitations contained in the applicable trust agreement, without the payment of any service charge, other than any tax or governmental charge payable in connection with that transfer or exchange.

MS&Co. or an affiliate may at any time purchase Units at any price in the open market or otherwise. Any Units so purchased by MS&Co. or such affiliate may, at the discretion of MS&Co., be held or resold.

Distributions

In general, distributions allocable to principal, premium, if any, and interest on particular Units will be made in the specified currency for those Units by or on behalf of the trustee on each distribution date as specified in the applicable prospectus supplement. The trustee will remit to each holder of record on the relevant record date preceding any distribution, other than the final distribution, its portion of the payment on the related underlying securities or, if applicable, swap agreement promptly, and in any event within one business day, after the trustee receives that payment or otherwise as set forth in the prospectus supplement. Neither the trustee nor the depositor, however, will have any liability for any shortfall in the amount received from the relevant underlying security issuer or, if applicable, the swap counterparty. Accordingly, if less than a particular amount due under the related underlying security or swap agreement is received by the trustee, or a particular amount is received after its due date, the corresponding distribution to Unitholders is reduced or delayed accordingly.

If the specified currency for particular Units is other than U.S. dollars, the exchange rate agent may, at its discretion and at the request of a Unitholder in the manner described in the prospectus supplement, arrange to convert all payments in respect of those Units into U.S. dollars as described in the following paragraph. Any Unitholder which will receive payments in a specified currency other than U.S. dollars must provide appropriate wire transfer instructions to

50

the trustee, and all such payments will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located outside the United States.

Unless the applicable prospectus supplement sets forth additional terms as to the conversion of currencies, in the case of Units with a specified currency other than U.S. dollars, the amount of any U.S. dollar distribution will be determined by the exchange rate agent in its sole discretion. All currency exchange costs will be borne by the holders of those Units by deduction from the relevant distributions.

U.S. dollar distributions on Units will be made by wire transfer of immediately available funds to the holder of record on the record dates for those distributions, but only if appropriate wire transfer instructions have been received in writing by the trustee not later than 15 calendar days prior to the applicable distribution date. The applicable prospectus supplement may also provide for distributions to be made by check or against presentation of the relevant Units. In the case of Units issued between a record date and the related distribution date, interest for the period beginning on the issue date and ending on the day immediately prior to that distribution date will, unless otherwise specified in the prospectus supplement, be distributed on the next succeeding distribution date to the holders of Units on the record date for that succeeding distribution.

Unless a different business day convention is specified in the applicable prospectus supplement, a “business day” with respect to any Unit is any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (A) in the City of New York or in the city where the corporate trust office of the trustee is located or (B) for Units denominated in a specified currency other than U.S. dollars, in the principal financial center of the country of the specified currency.

Interest on Units

General. Each class of Units (other than certain classes of strip Units) of a particular series may have a different interest rate, as described below. In the case of strip Units with no or, in certain cases, a nominal principal balance, distributions of interest will be in an amount described in the applicable prospectus supplement. For purposes of the following description, “notional amount” means the notional principal amount specified in the applicable prospectus supplement on which interest on strip Units with no or, in certain cases, a nominal principal balance will be paid on each distribution date. Reference to the notional amount of a class of strip Units in this prospectus or the applicable prospectus supplement does not indicate that those Units represent the right to receive any principal distribution in that amount, but rather the notional amount is used solely as a basis for calculating the amount of required distributions and determining certain relative voting rights, all as specified in the prospectus supplement.

Fixed rate Units. Each class of Units of a particular series with a fixed interest rate will bear interest on the outstanding principal balance (or notional amount, as applicable), from its original issue date or from the last distribution date on which interest was paid, at the fixed interest rate stated in the applicable prospectus supplement, until the principal amount of the Units is distributed or made available for payment (or in the case of fixed rate Units with no or a

51

nominal principal amount, until the notional amount of the Units is reduced to zero). A prospectus supplement may specify that holders of certain Units will be entitled to receive on specified dates an amount equal to specified portions of the interest received on the underlying securities held by the related Trust.

If a swap agreement provides for all interest payments on particular underlying securities to be paid to the swap counterparty, the interest rate applicable to the related Units will be the corresponding rate payable to the Trust under that swap agreement, subject to adjustment in the event of any changes in the underlying portfolio. If the applicable prospectus supplement specifies a calculation agent, that calculation agent will calculate the interest rate applicable to the Units from time to time as specified in the prospectus supplement. All determinations of interest by the calculation agent will, in the absence of manifest error, be conclusive and binding for all purposes.

If the terms of a related swap agreement or the related underlying securities so provide, the interest rate for a particular series of Units or any class within that series may be subject to adjustment from time to time in response to specified changes in the rating assigned to that series or class by one or more rating agencies or changes in the portfolio of underlying securities, all as described in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, interest on fixed rate Units will be distributable in arrears on each distribution date.

Floating rate Units. As specified in the applicable prospectus supplement, each class of Units of a particular series with a variable interest rate will bear interest on the outstanding principal balance (or notional amount, as applicable), from its original issue date to the first interest reset date (as described below) at the initial interest rate indicated in the applicable prospectus supplement. After that date, the interest rate for each interest period will be determined by reference to an interest rate basis, plus or minus any specified spread, or multiplied by any applicable spread multiplier. The “spread” is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be applicable to a particular series or class, and the “spread multiplier” is a specified percentage that may be applicable to that series or class, all as specified in the applicable prospectus supplement. If the terms of a related swap agreement or the related underlying securities so provide, the spread or spread multiplier on a particular series or class may be subject to adjustment from time to time in response to specified changes in the rating assigned to that series or class by one or more rating agencies, all as described in the applicable prospectus supplement. The applicable prospectus supplement may designate one or more of the following interest rate bases as a reference for the calculation of payments under the related swap agreement, which will determine the interest rate to be payable on the Units: LIBOR, the “commercial paper rate”, the “Treasury rate”, the “federal funds rate”, the “CD rate” or any other similar interest rate basis described in that prospectus supplement. Each of the foregoing rate bases is described in greater detail below. The “index maturity” for any floating rate Unit is the period of maturity of the instrument or obligation from which the rate basis is calculated. “H.15(519)” means the publication entitled “Statistical Release H.15(519), Selected Interest Rates”, or any successor publication, published by the Board of Governors of the Federal Reserve System. “Composite quotations” means the daily statistical release entitled “Composite 3:30 p.m. Quotations for U.S. Government Securities” published by the Federal Reserve Bank of New York.

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If specified in the applicable prospectus supplement, floating rate Units may also have either or both of the following (in each case expressed as an annual rate on a simple interest basis): (1) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period and (2) a minimum limitation, or floor, on the rate at which interest may accrue during any interest accrual period. Irrespective of any such maximum interest rate, the interest rate applicable to floating rate Units will in no event be higher than the maximum rate permitted by applicable law.

If a swap agreement provides for all interest payments on particular underlying securities to be paid to the swap counterparty, the interest rate applicable to the related Units will be the corresponding floating rate payable to the Trust under that swap agreement, subject to adjustment in the event of any changes in the underlying portfolio. If the applicable prospectus supplement specifies a calculation agent, that calculation agent will calculate the interest rate applicable to the Units from time to time as specified in the prospectus supplement. All determinations of interest by the calculation agent will, in the absence of manifest error, be conclusive and binding for all purposes.

The applicable prospectus supplement will state whether the interest rate on particular floating rate Units will be reset daily, weekly, monthly, quarterly, semiannually or annually, or on another periodic basis. The interest reset dates will be specified in the prospectus supplement. If an interest reset date would otherwise be a day that is not a business day, that interest reset date will occur on a prior or succeeding business day, as specified in the prospectus supplement.

Interest payable in respect of floating rate Units will be the accrued interest from and including the original issue date thereof or the last interest reset date (or other period end date specified in the prospectus supplement) to which interest has accrued and been distributed, as the case may be, to but excluding the immediately following interest reset date (or other period end date specified in the prospectus supplement).

With respect to each floating rate Unit, accrued interest will be calculated by multiplying its principal balance (or notional amount, as applicable) by the accrued interest factor of that Unit. The accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless the applicable prospectus supplement specifies a different period, the interest factor (expressed as a decimal calculated to seven decimal places, without rounding) for each day is computed by dividing the interest rate in effect on that day (1) by 360, in the case of Units bearing interest at a rate based on LIBOR, the commercial paper rate, the federal funds rate or the CD rate or (2) by the actual number of days in the year, in the case of the Treasury rate. For purposes of making the foregoing calculation, the interest rate in effect on any interest reset date will be the applicable rate as reset on that date.

Unless a different rounding convention is specified in the applicable prospectus supplement, the percentages resulting from any calculation of the interest rate on a floating rate Unit will be rounded, if necessary, to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.876545 would be rounded to 0.87655), and all currency amounts used in or resulting from that calculation will be rounded to the nearest one-hundredth of a Unit (with 0.005 of a Unit rounded upward).

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Interest on particular floating rate Units will be distributable on the distribution dates and for the interest accrual periods as described in the applicable prospectus supplement.

LIBOR. For each floating rate Unit for which LIBOR is the rate basis and LIBOR is indexed to the offered rates for U.S. dollar deposits, LIBOR for each interest period will be determined by the calculation agent, as follows:

1.

On the second London banking day prior to the interest reset date for that interest period (referred to as the “LIBOR determination date”), the calculation agent will determine (A) if “Reuters” is specified in the applicable prospectus supplement, the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the specified index maturity which appear on the Reuters LIBO Page at approximately 11:00 a.m., London time, on that LIBOR determination date, if at least two such offered rates appear on the Reuters Screen LIBOR Page (“LIBOR Reuters”), or (B) if “Telerate” is specified in the applicable prospectus supplement, the rate for deposits in U.S. dollars for the period of the specified index maturity that appears on Telerate Page 3750 at approximately 11:00 a.m., London time, on that LIBOR determination date (“LIBOR Telerate”). “Reuters LIBO page” means the display designated as the “LIBO” page on the Reuters Monitor Money Rates Service (or any replacement page). “Telerate page 3750” means the display designated as page “3750” on the Telerate Service (or any replacement page). If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable prospectus supplement, LIBOR will be determined as if LIBOR Telerate had been specified. If fewer than two offered rates appear on the Reuters LIBO page, or if no rate appears on Telerate page 3750, as applicable, LIBOR in respect of the relevant LIBOR determination date will be determined as described in (2) below.

2.

If fewer than two offered rates appear on the Reuters LIBO page, or if no rate appears on Telerate page 3750, as applicable, on a particular LIBOR determination date, the calculation agent will request the principal London offices of four major banks in the London interbank market selected by the calculation agent to provide their offered quotations for deposits in U.S. dollars for the period of the specified index maturity, commencing on the relevant interest reset date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that LIBOR determination date, and in a principal amount of not less than $1 million that is representative of a single transaction in that market at that time. If at least two such quotations are provided, LIBOR for the relevant interest period will be the arithmetic mean of those quotations. If fewer than two such quotations are available, LIBOR for the relevant interest period will be the arithmetic mean of rates quoted by three major banks in the City of New York selected by the calculation agent at approximately 11:00 a.m., New York City time, on the relevant LIBOR determination date for loans in U.S. dollars to leading European banks, for the period of the specified index maturity, commencing on the relevant interest reset date, and in a principal amount equal to an amount of not less than $1 million that is representative of a single transaction in that market at that time. If fewer than three such banks are quoting rates as

54

described in the previous sentence, LIBOR for the relevant interest period will be the same as LIBOR for the immediately preceding interest period (or, if there was no preceding interest period, the initial interest rate).

In the case of any Unit with respect to which LIBOR is indexed to the offered rates for deposits in a currency other than U.S. dollars, or the method for determining U.S. dollar LIBOR varies from that described above, the applicable prospectus supplement will describe the method for determining such rate.

Commercial paper rate. For each floating rate Unit bearing interest at a rate based on the “commercial paper rate”, the “commercial paper rate” for each interest period will be determined by the calculation agent as of the second business day prior to the interest reset date for that interest period (referred to as a “commercial paper rate determination rate”). The “commercial paper rate” is the “money market yield” (as defined below) on the relevant commercial paper rate determination date of the rate for commercial paper having the specified index maturity, as published in H.15(519) under the heading “Commercial Paper”. In the event that such rate is not published prior to 9:00 a.m., New York City time, on the calculation date pertaining to the commercial paper rate determination date, then the “commercial paper rate” for the relevant interest period is the money market yield on the commercial paper rate determination date of the rate for commercial paper of the specified index maturity, as published in composite quotations in the H.15 Daily Update under the heading “Commercial Paper”. If by 3:00 p.m., New York City time, on the relevant calculation date that rate is not yet published in either H.15(519) or the H.15 Daily Update, then the “commercial paper rate” for the relevant interest period is the money market yield of the arithmetic mean of the rates offered, as of 11:00 a.m., New York City time, on the commercial paper rate determination date, by three leading dealers of commercial paper in the City of New York selected by the calculation agent for commercial paper of the specified index maturity placed for an industrial issuer whose bonds are rated AA or the equivalent by a nationally recognized rating agency. If such dealers are not quoting offered rates as described in the previous sentence, the “commercial paper rate” for the relevant interest period will be the same as the “commercial paper rate” for the immediately preceding interest period (or, if there was no preceding interest period, the initial interest rate).

The “money market yield” is a yield calculated in accordance with the following formula:

D x 360 x 100
money market yield =
360 - (D x M)

where D refers to the applicable annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and M refers to the actual number of days in the specified index maturity.

The “calculation date” pertaining to any commercial paper rate determination date is the earlier of (1) the tenth calendar day after that commercial paper rate determination date or, if that

55

day is not a business day, the next succeeding business day and (2) the second business day preceding the date on which any distribution of interest is required to be made following the applicable interest reset date.

Treasury rate. For each floating rate Unit bearing interest at a rate based on the “Treasury rate”, the “Treasury rate” for each interest period will be the rate for the auction, which we refer to as the “auction”, held on the Treasury rate determination date (as defined below) for that interest period of direct obligations of the United States (referred to as “Treasury securities”) having the specified index maturity, as that rate appears under the caption “INVESTMENT RATE” on the display on Moneyline Telerate, Inc., or any successor service, on page 56 or any other page as may replace page 56 on that service, which we refer to as “Telerate Page 56”, or page 57 or any other page as may replace page 57 on that service, which we refer to as “Telerate Page 57”, or, in the event that such rate is not published prior to 3:00 p.m., New York City time, on the calculation date pertaining to that Treasury rate determination date, the bond equivalent yield of the rate for the applicable Treasury securities as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High”. In the event that the results of the auction of Treasury securities having the specified index maturity are not published or reported as described above by 3:00 p.m., New York City time, on the relevant calculation date, the bond equivalent yield of the auction rate of the applicable Treasury securities, announced by the United States Department of the Treasury, or if such rate is not announced by the United States Department of the Treasury, or if the auction is not held on that Treasury rate determination date, the bond equivalent yield of the rate on such Treasury rate determination date of Treasury securities having the specified index maturity published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”, or if such rate is not published by 3:00 p.m., New York City time, on the related calculation date, then the “Treasury rate” for that interest period will be the rate on such Treasury rate determination date of the applicable Treasury securities as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”, or if such rate is not published by 3:00 p.m., New York City time, on the related calculation date, then the “Treasury rate” for that interest period will be the rate on such Treasury rate determination date calculated by the calculation agent as the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury rate determination date, of three primary United States government securities dealers, which may include affiliates of the depositor, selected by the calculation agent, for the issue of Treasury Bills with a remaining maturity closest to the specified index maturity. If such dealers are not quoting bid rates as described in the previous sentence, then the “Treasury rate” for the relevant interest period will be the same as the Treasury for the immediately preceding interest period (or, if there was no preceding interest period, the initial interest rate).

The “Treasury rate determination date” for each interest period is the day of the week in which the interest reset date for that interest period falls on which Treasury securities would normally be auctioned. Treasury securities are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is held on the preceding Friday, that Friday will be the Treasury

56

rate determination date pertaining to the interest period commencing in the next succeeding week. Unless otherwise specified in the applicable prospectus supplement, if an auction date will fall on any day that would otherwise be an interest reset date, then that interest reset date will instead be the business day immediately following the auction date.

The “calculation date” pertaining to any Treasury rate determination date is the earlier of (1) the tenth calendar day after that Treasury rate determination date or, if that day is not a business day, the next succeeding business day or (2) the second business day preceding the date on which any distribution of interest is required to be made following the applicable interest reset date.

Federal funds rate. For each floating rate Unit bearing interest at a rate based on the “federal funds rate”, the “federal funds rate” for each interest period will be the effective rate on the interest reset date for that interest period (referred to as a “federal funds rate determination date”) for federal funds as published in H.15(519) under the heading “Federal Funds (Effective)” as displayed on Moneyline Telerate, Inc., or any successor service, or page 120 or any other page as may replace the applicable page on that service, which is commonly referred to as “Telerate Page 120”. In the event that such rate is not published prior to 9:00 a.m., New York City time, on the calculation date pertaining to that federal funds rate determination date, the “federal funds rate” for that interest period is the rate on that federal funds rate determination date as published in composite quotations in the H.15 Daily Update under the heading “Federal Funds/Effective Rate”. If by 3:00 p.m., New York City time, on that calculation date such rate is not yet published in either H.15(519) or the H.15 Daily Update, then the “federal funds rate” for that interest period is the arithmetic mean of the rates for the last transaction in overnight federal funds by each of three leading brokers of federal funds transactions in The City of New York selected by the calculation agent, prior to 9:00 a.m., New York City time, on that interest determination date. If the brokers selected by the calculation agent are not quoting as set forth above, the “federal funds rate” for that interest period will be the same as the federal funds rate in effect for the immediately preceding interest period (or, if there was no preceding interest period, the initial interest rate). Unless a different convention is specified in the applicable prospectus supplement, in the case of a Unit for which the applicable “federal funds rate” resets daily, the interest rate for the period from and including a Monday to but excluding the next succeeding Monday will be reset by the calculation agent on that second Monday (or, if not a business day, on the next succeeding business day) to a rate equal to the average of the “federal funds rates” in effect with respect to each day in that week. The “calculation date” pertaining to any federal funds rate determination date is the next succeeding business day.

CD rate. For each floating rate Unit bearing interest at a rate based on the “CD rate”, the “CD rate” for each interest period will be the rate as of the second business day prior to the interest reset date for that interest period (referred to as a “CD rate determination date”) for negotiable certificates of deposit having the specified index maturity, as published in H.15(519), “Selected Interest Rates”, or any successor publication of the Board of Governors of the Federal Reserve System (“H.15(519)”) under the heading “CDs (Secondary Market)”. In the event that such rate is not published prior to 9:00 a.m., New York City time, on the calculation date pertaining to that CD rate determination date, then the “CD rate” for that interest period will be the rate on such CD rate determination date for negotiable certificates of deposit of the specified index maturity, set forth in the daily update of H.15(519), available through the world wide

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website of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/current, or any successor site or publication, which is commonly referred to as the “H.15 Daily Update”, for the interest determination date for certificates of deposit having the index maturity specified in the applicable pricing supplement, under the caption “CDs (Secondary Market)”. If by 3:00 p.m., New York City time, on that calculation date such rate is not yet published in either H.15(519) or the H.15 Daily Update, then the “CD rate” for that interest period will be calculated by the calculation agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that CD rate determination date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in the City of New York selected by the calculation agent for negotiable certificates of deposit of major U.S. money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the specified index maturity in a denomination specified in the applicable prospectus supplement. If such dealers are not quoting offered rates as described in the previous sentence, the “CD rate” for that interest period will be the same as the CD rate for the immediately preceding interest period (or, if there was no preceding interest period, the initial interest rate).

The “calculation date” pertaining to any CD rate determination date is the earlier of (1) the tenth calendar day after that CD rate determination date or, if that day is not a business day, the next succeeding business day or (2) the second business day preceding the date on which any distribution of interest is required to be made following the applicable interest reset date.

If any of the commercial paper rate, Treasury rate, federal funds rate or CD rate is the applicable base rate and is not to be determined as set forth above, the prospectus supplement will describe the method for determining such rate.

Principal of Units

Unless the applicable prospectus supplement specifies a notional amount or other reference amount for a particular Unit, each Unit will have a principal balance equal to the maximum amount that the holder of that Unit will be entitled to receive in respect of principal from the related underlying securities. The initial aggregate principal balance (or notional amount, as applicable) of each class of a particular series of Units will be specified in the applicable prospectus supplement. Distributions of principal of any such class will be made on a ratable basis among all the Units of that class. Strip Units with no principal balance will not receive distributions of principal.

The outstanding principal balance (or notional amount, as applicable) of a Unit will be reduced to the extent of distributions of principal and, if applicable, by the amount of any net losses realized on the related trust property.

Foreign currency Units

If the specified currency of a particular Unit is not the U.S. dollar, the applicable prospectus supplement will describe the denominations, the currency or currencies in which the principal and interest with respect to that Unit are to be paid and any other related terms and conditions applicable to that Unit. If the specified currency or any successor currency for a

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foreign currency Unit is not available to the related Trust due to exchange controls or other events beyond the control of the depositor or the Trust, the Trust will be entitled to satisfy its obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis of an exchange rate determined by the exchange rate agent in its sole discretion.

Multi-currency Units

In the case of multi-currency Units, payments of principal or interest may be made in different currencies, as specified in the applicable prospectus supplement. The exchange rates will be calculated as specified in those Units and as described in the prospectus supplement. Other supplemental terms and conditions with respect to multi-currency Units will also be specified in the relevant Units and described in the prospectus supplement.

Call rights and warrants

If one or more specified persons have the right to purchase all or a portion of the Units of a particular series or to purchase trust property such that the trustee is obligated to redeem all or a portion of the Units of a particular series under specified circumstances, or if optional early redemption or similar provisions with respect to the underlying securities may result in a redemption of all or a portion of the Units of a particular series, the applicable prospectus supplement will designate that series as a “callable series “. The terms and conditions under which a specified person may exercise its right to purchase or cause redemption of all or a portion of the Units of that series will be described in the applicable prospectus supplement. Such terms may include the following:

•	a minimum principal balance (or notional amount, as applicable) with respect to the Units being purchased or redeemed,
•	a requirement that the principal balance (or notional amount, as applicable) of the Units being purchased or redeemed be an integral multiple of a specified amount,
•	if the call right is exercised with respect to less than all of the Units, the manner of selecting the Units being purchased or redeemed,
•	specified dates during which such a purchase or redemption may be effected, and
•	the price at which such a purchase or redemption may be effected, which will be at least 100% of the outstanding principal balance of the relevant Unit.

After receiving notice of the exercise of such a call right or warrant, the trustee will provide notice as specified in the applicable prospectus supplement. After satisfying any conditions applicable to the exercise of that right, each holder of a Unit that has been called will be entitled to receive a distribution of a ratable share of the aggregate price paid in connection with that exercise, in the manner and to the extent described in the applicable prospectus supplement.

The terms of any call rights or warrants will be established such that the call rights or warrants will not be “redeemable securities” as that term is defined in Section 2(a)(32) of the

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Investment Company Act of 1940, as amended, and under all applicable rules, regulations and interpretations under such act.

Optional exchange

If a holder may exchange Units of any given series for a pro rata portion of the trust property (an “exchangeable series”) the terms upon which a holder may exchange Units of any exchangeable series for a pro rata portion of the trust property of the related Trust will be specified in the related prospectus supplement; provided that any right of exchange shall be exercisable only to the extent that such exchange would not be inconsistent with the depositor’s and such Trust’s continued satisfaction of the applicable requirements for exemption under Rule 3a-7, as applicable. Such terms may relate to, but are not limited to, the following:

•	a requirement that the exchanging holder tender to the trustee Units of each class within such exchangeable series,
•	a minimum Unit principal balance or notional amount, as applicable, with respect to each Unit being tendered for exchange,
•	a requirement that the Unit principal balance or notional amount, as applicable, of each Unit tendered for exchange be an integral multiple of an amount specified in the prospectus supplement,
•	specified dates during which a holder may effect such an exchange,
•	limitations on the right of an exchanging holder to receive any benefit upon exchange from any credit support or other non-underlying securities deposited in the applicable Trust,
•

adjustments to the value of the proceeds of any exchange based upon the required prepayment of future expense allocations and the establishment of a reserve for any anticipated extraordinary trust expenses as set forth in the applicable prospectus supplement, and

•

a requirement that the exchanging holder obtain the consent of any swap counterparty to such exchange and tender to the swap counterparty a termination payment in respect of termination of any portion of the swap agreement corresponding to the portion of the underlying securities to be distributed by the trustee.

Unless the prospectus supplement states that “depositor optional exchange” is not applicable to the Units of a given series, any Units held by the depositor or its affiliates from time to time will be subject to optional exchange by the depositor or such affiliates for a pro rata portion of the trust property of the related Trust, subject to one or more of the conditions similar to those set forth above.

Unless the underlying securities distributable to the holders of the Units upon an optional exchange have been registered concurrently with the Units and the exchange otherwise satisfies

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the registration requirements of the Securities Act, no optional exchange will be provided for except where such optional exchange is eligible for an exemption from registration under the Securities Act.

Unless supplemental or modified terms for an optional exchange are set forth in the related prospectus supplement, in order for a Unit of a given exchangeable series (or class within such exchangeable series) to be exchanged by the applicable Unitholder, the trustee for such Unit must receive, at least 30 (or such shorter period acceptable to the trustee) but not more than 45 days prior to an optional exchange date (i) such Unit with the form entitled “Option to Elect Exchange” on the reverse thereof duly completed or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., the depositary (in accordance with its normal procedures) or a commercial bank or trust company in the United States setting forth the name of the holder of such Unit, the Unit principal balance or notional amount of such Unit to be exchanged, the Unit number or a description of the tenor and terms of such Unit, a statement that the option to elect exchange is being exercised thereby and a guaranty that the Unit to be exchanged with the form entitled “Option to Elect Exchange” on the reverse of the Unit duly completed will be received by such trustee not later than five business days after the date of such telegram, telex, facsimile transmission or letter. If the procedure described in clause (ii) of the preceding sentence is followed, then such Unit and form duly completed must be received by such trustee by such fifth business day. Any tender of a Unit by the holder for exchange shall be irrevocable. The exchange option may be exercised by the holder of a Unit for less than the entire Unit principal balance of such Unit provided that the Unit Principal Balance or notional amount, as applicable, of such Unit remaining outstanding after redemption is an authorized denomination and all other exchange requirements set forth in the related prospectus supplement are satisfied. Upon such partial exchange, such Unit shall be canceled and a new Unit or Units for the remaining Unit principal balance thereof shall be issued (which shall be in the name of the holder of such exchanged Unit).

Upon the satisfaction of the foregoing conditions and any applicable conditions with respect to the related trust property, as described in such prospectus supplement, the applicable Unitholder will be entitled to receive a distribution of a pro rata share of the trust property related to the exchangeable series (and class within such exchangeable series) of the Unit being exchanged, in the manner and to the extent described in such prospectus supplement. Alternatively, to the extent so specified in the applicable prospectus supplement, the applicable Unitholder, upon satisfaction of such conditions, may direct the related trustee to sell, on behalf of such Unitholder, such pro rata share of the trust property, in which event the Unitholder shall be entitled to receive the net proceeds of such sale, less any costs and expenses incurred by such trustee in facilitating such sale, subject to any additional adjustments set forth in the prospectus supplement.

Prior to any optional exchange, only the trustee is a holder of the underlying securities and only the trustee will have the ability to enforce the obligations of the underlying security issuer under the underlying securities. After an optional exchange, the Unitholders will be holders of the underlying securities and can enforce such obligations directly.

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Any holder of call rights or warrants shall be entitled to exchange Units acquired upon exercise of the call rights or warrants for a corresponding portion of trust property.

You should note that any optional exchange will have the effect of reducing the outstanding amount of Units available for trading in the secondary markets. Optional exchanges may occur with respect to significant amounts of the Units and may disrupt secondary market trading in the Units, reduce the liquidity of the Units, increase the spread between bid and ask prices or have other adverse effects on any secondary market for the Units.

Ratings

At the time of issue, the Units of a particular series (or class within that series) will be rated in one of the investment grade categories recognized by one or more nationally recognized rating agencies. Unless an additional basis for that rating is described in the applicable prospectus supplement, the rating of any series or class will be based primarily on the related trust property and the relative priorities of the Unitholders of the relevant series or class to receive collections from, and to assert claims against, the Trust with respect to that trust property. There can be no assurance that any such rating will remain in effect for any given period of time or that it will not be lowered or withdrawn entirely by the relevant rating agency. If any class of a particular series of Units is not offered pursuant to this prospectus and the applicable prospectus supplement, that class will not necessarily be rated in an investment grade category by a rating agency.

Prospective purchasers of the Units should be aware that a credit rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. A rating also does not comment as to market price or suitability for a particular investor. In addition, a rating is limited in scope to its terms. Prospective purchasers of particular Units are urged to review in its entirety any disclosure relating to any rating of those Units that is contained in the applicable prospectus supplement, including the text of any rating letter or letters, if provided.

Form

Each series and class of Units may be issued (1) in fully registered form without interest coupons with or without coupons attached and (2) as one or more global securities or as individual securities in definitive form with or without coupons. Units will be transferable on the records of the Unit register maintained by the trustee. For each series of Units, the trustee will maintain a register in which, subject to any reasonable regulations as it may prescribe, the trustee will provide for the registration of transfers of those Units. No service charge will be payable with respect to any transfer of Units, but the trustee may require payment of a sum sufficient to cover any tax or government charge that may be imposed in connection with any such transfer.

All Units of a particular series (or class within that series) offered hereby and by the applicable prospectus supplement will, after they are issued, be represented by one or more global securities that will be deposited with, or on behalf of, the Depository Trust Company (“DTC”) (only for Units denominated and payable in U.S. dollars), the Euroclear System (“Euroclear”), Clearstream Banking, société anonyme (“Clearstream”), or another entity

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specified in the applicable prospectus supplement. All of the foregoing entities are referred to as “depositaries “. Global securities may be issued in registered form and in either temporary or permanent form or other form specified by the depositary. Global securities will be registered in the name of a nominee of the depositary, and will clear and settle in book-entry form only through the facilities of one or more depositaries. Unless and until it is exchanged in whole or in part for the individual Units it represents, a global security may only be transferred in its entirety, by the depositary to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary, or by the depositary or any such nominee to a successor of the depositary or a nominee of that successor.

After a Unit is issued as a global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts or notional amounts, as applicable, of the individual Units represented by that global security to the accounts of its participants. The accounts to be credited will be designated by the underwriter of the Units, or if the Units are offered and sold directly through one or more agents, by the depositor or those agents. Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. Because holders will acquire, hold and transfer security entitlements with respect to a global security through accounts with the depository and its participants, a beneficial holder’s rights with respect to a global security will be subject to the laws (including Article 8 of the Uniform Commercial Code) and contractual provisions governing a holder’s relationship with its securities intermediary and the relationship between its securities intermediary and each other securities intermediary between it and the underlying security issuer. Unless and until it is exchanged in whole for securities in definitive registered form under the limited circumstances described below, a global security cannot be transferred except as a whole by and among the depository, its nominees and any successors of the depository or those nominees. Ownership of beneficial interests in a global security will be shown on, and transfers of ownership will be effected only through, records maintained by the depositary or by participants or persons that hold through participants. The laws of some states require that certain purchasers of a security take physical delivery of the security. Such laws may limit the market for beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the owner of that security, that depositary or nominee will be considered the sole holder of the individual Units represented by that global security for all purposes under the trust agreement governing the Units. Except as described below, owners of beneficial interests in a global security will not be entitled to have any of the individual Units represented by that global security registered in their names, will not receive or be entitled to receive physical delivery of any such Units and will not be considered Unitholders under the trust agreement governing those Units. Because the depositary can only act on behalf of its participants, the ability of a holder of any Unit to pledge that Unit to persons or entities that do not participate in the depositary’s system, or to otherwise act with respect to that Unit, may be limited due to the lack of a physical certificate for that Unit.

Distributions of principal of (and premium, if any) and any interest on individual Units represented by a global security will be made to the depositary or its nominee, as the Unitholder of record. None of the depositor, the trustee, any paying agent or the registrar for those Units will have responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in that global security or for maintaining, supervising or

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reviewing any records relating to such beneficial interests. The depositor expects that the depositary for Units of a particular series (or class within that series), after receiving any distribution of principal, premium or interest in respect of a definitive global security representing those Units, will credit immediately its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of that global security, as shown on the records of the depositary. The depositor also expects that payments by participants to owners of beneficial interests in that global security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in registered in a “street name”.

Beneficial owners of global securities should consult their banks or brokers for information on how to receive payments on those Units, including (in the case of Units denominated in a currency other than U.S. dollars) on how to request payment in the specified currency for those Units.

As long as the Units of a particular series are represented by a global security, the depositary’s nominee will be the record holder of those Units and therefore will be the only entity that can exercise a right of exchange. In order to ensure that the depositary’s nominee will timely exercise a right of exchange with respect to a particular Unit, the beneficial owner of that Unit must instruct the broker or other direct or indirect participant through which it holds an interest in that Unit to notify the depositary of its desire to exercise a right of exchange. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a Unit in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the depositary.

If the depositary for Units of a particular series (or class within that series) is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the depositor within 30 days, the related Trust will issue individual definitive Units in exchange for the global security or securities representing those Units. In addition, the depositor may at any time and in its sole discretion determine not to have any Units of a particular series or class represented by one or more global securities of that series or class in exchange for the global security or securities representing those Units. Further, if specified in the applicable prospectus supplement, an owner of a beneficial interest in a global security representing Units of a particular series or class may, on terms acceptable to the depositor and the depositary, receive individual definitive Units in exchange for its beneficial interest. In each of the foregoing circumstances, an owner of a beneficial interest in a global security will be entitled (1) to receive individual definitive Units of the series or class represented by that global security equal in principal amount or notional amount, as applicable, to that beneficial interest and (2) to have those definitive Units registered in its name. Individual definitive Units will be issued in denominations specified by the depositor or in the applicable prospectus supplement.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A

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of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in its participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of those participants and by the New York Stock Exchange Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. (“direct participants”). Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with any of the participants mentioned in the preceding sentence, either directly or indirectly (“indirect participants”). The rules applicable to DTC and its participants are on file with the SEC.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners of the Units will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

The applicable prospectus supplement will describe any specific terms of the depositary arrangement with respect to any particular class or series of Units to the extent not described or different from the above description above.

Voting of securities, modification of underlying security issuance agreements

As promptly as possible, but in any event, within three business days after receipt of notice of any meeting of, or other occasion for the exercise of voting rights or the giving of consents by, owners of underlying securities related to particular Units, the trustee will give notice to the holders of those Units, setting forth the following: (1) the information contained in the notice to owners of those underlying securities, (2) a statement that the Unitholders are entitled, subject to applicable law, any applicable provisions of those underlying securities and the trust agreement (and to the extent of the voting rights allocated to the Unitholders), to instruct the trustee as to the exercise of any voting right pertaining to those underlying securities, and (3) a statement as to the manner in which instructions may be given to the trustee to grant any discretionary proxy to a person designated in the notice received by the trustee. The trustee will give its notice to the Unitholders of record on the relevant record date.

Unless a different allocation of voting rights is described in the applicable prospectus supplement, the voting rights of owners of the relevant underlying securities pursuant to their terms will be allocated among the Unitholders ratably, in the proportion that the denomination of each Unit bears to the aggregate denomination of all Units. At the written request of any Unitholder, which must be received on or before the date established by the trustee for that purpose, the trustee will endeavor, to the extent practicable and permitted under applicable law and any applicable provision of the underlying securities, to vote in accordance with any nondiscretionary instruction contained in that written request. If the aggregate principal balance (or notional amount, as applicable) held by all Unitholders instructing the trustee to vote in a specified manner does not correspond to an even number of underlying securities, the trustee will

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vote the number of underlying securities most closely corresponding to that principal balance (or notional amount, as applicable), as instructed. Any portion of the principal balance (or notional amount, as applicable) representing less than half of an underlying security will not be voted, but any such portion representing half or more of an underlying security will be voted as instructed.

Notwithstanding the foregoing, the trustee must reject any vote to (1) alter the currency, amount or timing of payment of, or the method or rate of accruing, principal or interest on the underlying securities, (2) consent to any redemption or prepayment of the underlying securities or (3) consent to the issuance of new obligations in exchange or substitution for any of the underlying securities. The foregoing prohibition does not apply if the trustee is directed by the affirmative vote of all holders of the related Units to accept the amendment or offer in question and receives advice of nationally recognized independent tax counsel, designated by the depositor, that the changes to the terms of the underlying securities to which the vote relates would not result in a “sale or other disposition” of the underlying securities within the meaning of Section 1001(a) of the Internal Revenue Code of 1986 or alter the classification of the Trust for U.S. federal income tax purposes. The trustee must also reject any vote to alter any other terms of the securities unless it receives advice of tax counsel to the effect described in the preceding sentence.

The trustee will not grant any consent (other than a unanimous consent) solicited from the owners of the underlying securities underlying the Units with respect to the foregoing matters in (1), (2) and (3) above nor will it accept or take any action in respect of any consent, proxy or instructions received from any Unitholder in contravention of such provisions.

Early distribution of trust property

Upon the occurrence of a trust wind-up event (as defined under “Description of Trust Agreements—Trust wind-up events, liquidation events and disqualification events”), the applicable trust agreement and any related swap agreement will terminate, subject to payment of swap termination payments, if any, and the trustee shall deliver notice to each of the Unitholders of the occurrence of a trust wind-up event, the termination of such swap agreement (and payment of swap termination payments, if any) and the termination of such trust agreement and related Trust, and such notice shall state that holders should surrender their Units to the trustee or give, to the trustee’s reasonable satisfaction, appropriate indemnity or security in exchange for a portion of the underlying securities or cash if the trust property is liquidated, as specified in the applicable trust agreement. Such notice to the Unitholders shall also specify: (1) the cause of the trust wind-up event, (2) the location and hours of the office or agency of the trustee at which Units should be presented and surrendered, (3) that each holder must supply transfer instructions in writing with respect to the related underlying securities, and (4) any other information required to be set forth by such trust agreement, as set forth in the applicable prospectus supplement.

Unless the prospectus supplement specifies that the underlying securities will be distributed in kind, all underlying securities will be liquidated following a trust wind-up event, either through the selling agent as described under “Description of Trust Agreements—Sale of trust property, secured party rights” or through other procedures described in the prospectus

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supplement, and the cash proceeds of such liquidation will be distributed to the Unitholders after satisfaction of all other expenses and liabilities of the Trust.

Upon receipt by the trustee of (1) appropriate transfer instructions in writing from a holder with respect to such underlying securities and (2) such holder’s Units, or appropriate and satisfactory indemnity or security, the trustee shall promptly deliver to such holder its pro rata share of such underlying securities or cash in accordance with such transfer instructions by physical delivery or, if applicable, by causing the book-entry depositary for such underlying securities to credit such underlying securities to an account of such holder with such depositary or an account of a designated participant in such depositary.

Reports in relation to the Units

For so long as the depositor is subject to the reporting requirements of the Exchange Act, the depositor will file distribution reports on Form 10-D in relation to the applicable trusts following each distribution date for the Units, will file an annual report of Form 10-K in relation to the Units, and may file additional public reports in relation to the trusts and the Units from time to time. Each annual report on Form 10-K will be signed by the depositor and will include a certification required by Section 302 of the Sarbanes-Oxley Act of 2002, in the form prescribed by Item 601 of Regulation S-K under the Securities Act. The public may read and copy any materials filed with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1–800–SEC–0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at (http://www.sec.gov). The trustee may make reports available through its website at (http://www.etrustee.net). Given the limited nature of reporting in relation to the Trust, reports will not be separately made available through any web site of the depositor. However, the depositor or Morgan Stanley will provide electronic or paper copies of such reports free of charge upon request.

UNITED STATES FEDERAL INCOME TAXATION

The discussion under the heading “United States Federal Income Taxation” herein represents the opinion of Cleary Gottlieb Steen & Hamilton LLP with respect to the material United States federal income tax consequences of the purchase, ownership and disposition of Units by a Unitholder who acquires its Units on the closing date.

This discussion applies only to:

•

Units purchased by those initial holders who purchase such Units on the date on which the net proceeds of an offering of the Units of a particular series are received by the depositor, also referred to as the closing date, at the offering price provided for the Units in the applicable prospectus supplement, and

•	Units and trust property held as capital assets.

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This discussion does not describe all of the tax consequences that may be relevant to a holder in light of its particular circumstances or to holders subject to special rules, such as:

•	banks, savings and loan associations, and similar financial institutions,
•	insurance companies,
•	dealers in securities, including notional principal contracts, or foreign currencies,
•	traders in securities electing to mark to market,
•	persons holding Units as part of a hedge, straddle, conversion or similar transaction,
•	U.S. Unitholders (as defined below) whose functional currency is not the U.S. dollar,
•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes, or
•	persons subject to the alternative minimum tax.

This discussion is based on the Internal Revenue Code of 1986, as amended to the date hereof (the “Internal Revenue Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein and may be applied retroactively.

Units of a particular series may have special features that produce tax consequences different from those described below. In cases where the related prospectus supplement contains additional tax information, prospective Unitholders should review such information together with this tax discussion.

Persons considering the purchase of Units are urged to consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Classification of the Trust

Unless otherwise stated in the applicable prospectus supplement, the Trust will not be classified as a corporation or as an association taxable as a corporation. The trustee shall in no event cause the Trust, and each holder of a Unit by its purchase thereof shall be deemed to have agreed not to make any election to cause the Trust, to be treated as a corporation for U.S. federal income tax purposes. The prospectus supplement for each series of Units will include a discussion regarding the classification of the Trust as a grantor trust, partnership or financial asset securitization investment trust (“FASIT”), as defined in Section 860L of the Internal Revenue Code.

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In every case in which the Trust intends to treat itself as a partnership or FASIT, the applicable prospectus supplement will discuss the material U.S. federal income tax consequences of such classification. In a case where the appropriate classification of the Trust is uncertain, the applicable prospectus supplement generally will describe potential alternative characterizations of the Trust and the material U.S. federal income tax consequences thereof.

The remainder of this discussion assumes that the Trust will be a grantor trust for U.S. federal income tax purposes.

Taxation under grantor trust rules

The trustee will report income, gain, loss and deductions to the Internal Revenue Service (the “IRS”) in accordance with the grantor trust provisions of the Internal Revenue Code. Under the U.S. federal income tax rules applicable to grantor trusts, a Unitholder will be treated as the owner of an undivided interest in the assets and income of the Trust and as having entered into any swap agreement that is included in trust property, both to the extent of such Unitholder’s proportionate interest in the Trust. The sale of a Unit will be considered a sale of a Unitholder’s interest in the assets of the Trust and a termination of any swap agreement with respect to that Unitholder. In the case of Units of an exchangeable series, a Unitholder’s withdrawal of the Unitholder’s proportionate share of the underlying securities will not constitute a taxable event, but gain or loss may be recognized upon any related termination of a swap agreement. A Unitholder may deduct its pro rata share of the fees and other deductible expenses paid by the Trust, at the same time and to the same extent as such items could be deducted by the Unitholder if the Unitholder paid directly a pro rata portion of the amounts paid by the Trust. See “Trust expenses”, below.

Allocation of basis and sales proceeds

A Unitholder will be considered to have purchased its interest in the underlying securities for an amount equal to the cost of its Unit multiplied by a fraction, the numerator of which is the fair market value of such underlying securities and the denominator of which is the sum of the fair market value of the underlying securities and the fair market value of any swap agreement (which may be negative, zero or positive), if any, in each case at the time of purchase. The Unitholder’s initial tax basis in the underlying securities will equal such allocated purchase price. The Unitholder’s tax basis in the underlying securities generally will be increased by any amounts included in income with respect thereto, and reduced by any payments thereon and any amortized bond premium with respect thereto.

If the fair market value to the Trust of the swap agreement, if any, is not zero at the time of purchase of a Unit by a Unitholder, the Unitholder should be treated as having received or paid a premium with respect to the swap agreement (“swap premium”). If such fair market value is negative, a swap premium will be treated as paid to such Unitholder in an amount equal to the excess of the amount allocated to the underlying securities (determined as described above) over the cost of the Unit. If such fair market value is positive, a swap premium will be treated as paid by such Unitholder in an amount equal to the excess of the cost of the Unit over the amount allocated to the underlying securities.

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Upon a sale of a Unit, the same method would apply in allocating the amount realized by the selling Unitholder between the underlying securities and the swap agreement using fair market values at the time of sale. The amount allocated to the swap agreement would be considered a swap termination payment made to or by the Unitholder, depending on whether the amount is positive or negative as to the Trust.

If the Trust holds, at the time of purchase of a Unit, cash or cash equivalents, then the cost of the Unit would first be reduced by the amount of such cash or cash equivalents allocated to the Unit before making the above allocation.

Tax consequences to U.S. Unitholders

As used herein, the term “U.S. Unitholder” means a beneficial owner of a Unit that is for U.S. federal income tax purposes:

•	a citizen or resident of the United States,
•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof,
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source, or
•

a trust if (i) a U.S. court is able to exercise primary supervision over the Trust’s administration and (ii) one or more U.S. persons have the authority to control all of the Trust’s substantial decisions. Notwithstanding the preceding sentence, certain trusts in existence on August 20, 1996, and treated as a domestic trust prior to such date, may also be treated as U.S. Unitholders.

The term U.S. Unitholder also includes certain former citizens and residents of the United States.

The discussion below, up to the heading “Tax consequences to non-U.S. Unitholders”, applies only to U.S. Unitholders.

Taxation of underlying securities

If the trust property includes a swap agreement, the tax treatment of the underlying securities and such swap agreement will depend on whether they are integrated into a single synthetic debt instrument or treated as separate financial instruments. The following discussion assumes that the underlying securities are not part of an integrated transaction, so that a U.S. Unitholder must take into account its pro rata share of the income from the underlying securities and the swap agreement, if any, as determined under the separate tax rules applicable to those instruments. In some cases, the trust property may be subject to rules providing for integration for tax purposes. Such rules, and the consequences of integrated treatment, are discussed below.

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The following discussion also assumes that the underlying securities are considered to be owned by the Trust for U.S. federal income tax purposes. In some circumstances, the underlying securities and swap agreements may be treated together as a loan to the swap counterparty. See “Other characterizations of the underlying securities and swap agreements”.

Furthermore, the following discussion assumes that the underlying securities will constitute debt instruments in their entirety. If the underlying securities are denominated in a foreign currency, the rules for calculation of foreign exchange gains and losses discussed below under “Foreign currency rules” will also apply. See also the discussion below under “Straddle Rules”.

Payments of interest. Interest on an underlying security will be taxable to a U.S. Unitholder as ordinary interest income at the time it accrues or is received by the Trust in accordance with the U.S. Unitholder’s method of accounting for U.S. federal income tax purposes, provided that the interest is qualified stated interest (as defined below).

Original issue discount. An underlying security that was issued at an issue price less than its stated redemption price at maturity will be considered to have original issue discount for U.S. federal income tax purposes (and will be referred to as an “original issue discount underlying security”) unless the discount is de minimis (as described below). The stated redemption price at maturity of an underlying security equals the sum of all payments required to be made on the underlying security other than payments of “qualified stated interest”. “Qualified stated interest” is generally stated interest that is unconditionally payable in cash or property (other than in debt instruments of the underlying security issuer) at least annually during the entire term of the underlying security at a single fixed rate or, subject to certain conditions, at a variable rate.

If the difference between an underlying security’s stated redemption price at maturity and its issue price is less than a de minimis amount (generally 1/4 of 1 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity), then the underlying security will not be considered to have original issue discount.

If the Trust holds original issue discount underlying securities that mature more than one year from their date of issuance, U.S. Unitholders will be required to include their share of the original issue discount in ordinary gross income as it accrues, in accordance with a constant yield method based on a compounding of interest and regardless of whether the U.S. Unitholder uses the cash or accrual method of accounting. Under this method, U.S. Unitholders generally will be required to include in income increasing amounts of original issue discount in successive accrual periods. In some cases, original issue discount may be includible in income prior to the receipt of any cash attributable to such income.

A U.S. Unitholder may make an election to include in gross income all interest that accrues on any underlying security (including stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) in accordance with a constant yield method based on the compounding of interest (a “constant yield election”), as if such underlying security were newly issued on the date of purchase of the Units by the U.S. Unitholder and the issue price of such underlying security equaled the purchase price

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allocated thereto. An election made by a taxpayer with respect to one obligation can affect other obligations held by the taxpayer. U.S. Unitholders should consult with their tax advisors regarding the merits of making this election.

Contingent debt obligations. Special rules govern the tax treatment of debt obligations that are treated under applicable Treasury regulations as providing for contingent payments (“contingent debt obligations”). These rules generally require accrual of interest income on a constant yield basis at an assumed yield determined at the time of issuance of the obligation. Adjustments will be required to these accruals when any contingent payments are made that differ from the payments calculated based on the assumed yield. Any gain on the sale, exchange, retirement or other disposition of a contingent debt obligation will be ordinary income. Loss, up to the amount of interest included in income with respect to the contingent debt obligation by the U.S. Unitholder in the current or prior taxable years, will be characterized as ordinary loss; any loss in excess of that amount will be capital loss. Furthermore, any gain or loss will be long-term capital gain or loss if the U.S. Unitholder has held the contingent debt obligation for the long-term holding period and there are no remaining contingent payments on the obligation at the time of the disposition.

Market discount. If the purchase price allocated to an underlying security is less than its stated redemption price at maturity or, in the case of an original issue discount underlying security, its adjusted issue price, the amount of the difference will be treated as market discount for federal income tax purposes, unless this difference is less than a specified de minimis amount. The adjusted issue price is the issue price of the underlying security plus previously accrued original issue discount, less any prior payments other than payments of qualified stated interest.

A U.S. Unitholder that makes a constant yield election or a separate election under market discount rules will be required to include market discount in income as it accrues. Absent such election, a U.S. Unitholder will be required to treat any principal payment (or, in the case of an original issue discount underlying security, any payment that does not constitute qualified stated interest) on, and any gain on the sale, exchange, retirement or other disposition of an underlying security as ordinary income to the extent of the market discount accrued on the underlying security at the time of the payment or disposition. If the underlying security is disposed of in certain nontaxable transactions, accrued market discount will be includible as ordinary income to the U.S. Unitholder as if such U.S. Unitholder had sold the underlying security at its then fair market value. In addition, the U.S. Unitholder may be required to defer, until the maturity of the underlying security or its earlier disposition (including certain nontaxable transactions), the deduction of all or a portion of the interest expense on any indebtedness incurred or maintained to purchase or carry the Unit.

Acquisition premium and amortizable bond premium. If the purchase price allocated to an underlying security exceeds the underlying security’s adjusted issue price but is less than or equal to its stated redemption price at maturity, a U.S. Unitholder will be considered to have purchased the underlying security with an acquisition premium. Under the acquisition premium rules, the amount of original issue discount that the U.S. Unitholder must include in its gross income with respect to the underlying security for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year.

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If the purchase price allocated to an underlying security exceeds the underlying security’s stated redemption price at maturity, a U.S. Unitholder will be considered to have purchased the underlying security with amortizable bond premium equal in amount to the excess of the purchase price over the amount payable at maturity (exclusive of any portion of such excess attributable to a conversion feature). A U.S. Unitholder may elect under Section 171 of the Internal Revenue Code to amortize this premium, using a constant yield method, over the remaining term of the underlying security (where the underlying security is not optionally redeemable prior to its maturity date). If the underlying security may be optionally redeemed prior to maturity after the Trust has acquired it, the amount of amortizable bond premium is determined with reference to the amount payable on maturity or, if it results in a smaller premium attributable to the period of earlier redemption date, with reference to the amount payable on the earlier redemption date. A U.S. Unitholder who elects to amortize bond premium must reduce its tax basis in the underlying security by the amount of the premium amortized in any year. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the U.S. Unitholder and may be revoked only with the consent of the IRS.

If a U.S. Unitholder makes a constant yield election (as described under “Original Issue Discount” above) for an underlying security with amortizable bond premium, such election is treated as an election to amortize bond premium under Section 171, with the consequences described above.

Stripped bond rules. Some Units may be entitled to either (i) principal distributions with disproportionate, nominal or no interest distributions or (ii) interest distributions with disproportionate, nominal or no principal distributions (such Units will be referred to as “strip Units”). A U.S. Unitholder that holds a strip Unit will be taxed under the “stripped bond” rules of the Internal Revenue Code. The U.S. Unitholder will be treated, for purposes of applying the original issue discount rules of the Internal Revenue Code, as having purchased a newly issued, single debt instrument providing for payments equal to the payments on the underlying securities allocable to the Unit. The issue price is the price at which the U.S. Unitholder is considered to have purchased its right to payments on the underlying securities. As described above under “Original Issue Discount”, if such newly issued debt instrument has more than a de minimis amount of original issue discount, the U.S. Unitholder will be required to include the original issue discount in income as it accrues in accordance with the constant yield method.

Unless otherwise specified in the applicable prospectus supplement, it is anticipated that a Trust will, for information reporting purposes, account for original issue discount reportable by holders of strip Units by reference to the first price at which a substantial amount of the Units is sold to purchasers (other than the underwriters), even though the amount of original issue discount will differ for subsequent purchasers. U.S. Unitholders should consult their tax advisors regarding the proper calculation of original issue discount.

Sale, exchange or retirement of an underlying security. Upon the sale, exchange or retirement of an underlying security (including a sale resulting from a sale of Units), a U.S. Unitholder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the U.S. Unitholder’s adjusted tax basis in the underlying security. For these purposes, the amount realized does not include any amount

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attributable to accrued interest. Amounts attributable to accrued interest are treated as interest as described under “Payments of Interest” above.

Except as described herein, gain or loss realized on the sale, exchange or retirement of an underlying security will generally be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or retirement the underlying security has been held for more than one year. Exceptions to this general rule apply to the extent of any accrued market discount not previously included in the U.S. Unitholder’s taxable income. See “Market discount” above. See also the discussions under “Contingent debt obligations”, “Straddle rules”, and “Foreign currency rules”.

Taxation of the swap agreement

The following discussion assumes that the swap agreement is not part of an integrated transaction for tax purposes. For the treatment of a swap agreement if it is part of an integrated transaction, see the discussion under “Taxation of Underlying Securities and Swap Agreement as an Integrated Transaction” below. Furthermore, it is assumed for purposes of the following discussion that a swap agreement is a “notional principal contract” in its entirety. Alternative characterizations of a swap agreement are discussed below under “Other characterizations of the underlying securities and swap agreement”. If payments under a swap agreement are denominated in, or determined by reference to, a foreign currency, the rules relating to foreign exchange gains and losses discussed below under “Foreign currency rules” will also apply.

Periodic payments and nonperiodic payments (including swap premium). Income or deductions with respect to a swap agreement may be attributable to periodic payments, nonperiodic payments (including swap premium) or swap termination payments.

Periodic payments under a swap agreement are payments made or received by the Trust that are payable at intervals of one year or less during the entire term of the contract (including any extension periods), that are based on a specified index and are based on a single notional principal amount or a notional principal amount that varies over the term of the contract in the same proportion as the notional principal amount that measures the other party’s payments. However, payments to buy or sell an interest rate cap or floor are never periodic payments.

All U.S. Unitholders must account for periodic payments under an accrual method of accounting. In a case where periodic payments to be made under a swap agreement are set in arrears, and the payment relating to a period during a taxable year of a U.S. Unitholder cannot be determined by the end of the year, then accruals for that year will be based on a reasonable estimate of the payment, and the difference between the estimated amount and actual amount will be taken into account in the taxable year in which the payment is fixed.

Payments under a swap agreement that are not periodic payments or Swap Termination Payments are “nonperiodic payments”. (Accordingly, any swap premium paid or received generally would be a nonperiodic payment.) Nonperiodic payments generally must be recognized over the term of the swap agreement in a manner that reflects the economic substance of the contract. The amount of any nonperiodic payment that is amortized in any taxable year will be treated in the same manner as a periodic payment that accrues in that year.

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Under an alternative rule, nonperiodic payments under a notional principal contract may be amortized under a level payment method. Under that method, nonperiodic payments are allocated as if they represented principal payments on a level payment loan that extends over the life of the contract and bears interest at a rate equal to the rate (or rates) used by the parties to determine the nonperiodic payments (or if such rate is not readily ascertainable, a rate that is reasonable under the circumstances). The level payment method cannot be used by a taxpayer with respect to a notional principal contract if the taxpayer reduces risk with respect to the contract by purchasing, selling or otherwise entering into other financial contracts (other than debt instruments).

Periodic and nonperiodic payments attributed to any taxable year would be netted. The net amount received or paid should generally be ordinary income or an ordinary deduction, respectively, for that year. For certain taxpayers, including individuals, such deductions will generally be subject to the 2% floor applicable to miscellaneous itemized deductions.

Although not certain, income or loss attributable to changes in the value of property may be treated as gain or loss from the termination of a right or obligation with respect to such property, and accordingly may be treated as capital gains or losses under Section 1234A of the Internal Revenue Code (subject to the discussion below under “Straddle rules” and “Foreign currency rules”).

As an exception to the treatment of nonperiodic payments outlined above, a notional principal contract that provides for a “significant” nonperiodic payment is divided into two parts for U.S. federal income tax purposes: a notional principal contract with periodic payments and a loan.

Where relevant for purposes of tax information reporting, the trustee intends (i) to assume that all of the Units were purchased on the Closing Date, and (ii) to amortize any nonperiodic payments that are fixed in amount (including any initial swap premium) under the level payment method described above. U.S. Unitholders that purchase a Unit and are deemed either to receive or to pay swap premium should consult with their tax advisors regarding the appropriate methods for amortizing such swap premium.

Swap termination payments. As described above under “Allocations of basis and sales proceeds”, a U.S. Unitholder may be considered to pay or receive a swap termination payment under a swap agreement in connection with the sale of a Unit. In such a case, a U.S. Unitholder would have gain or loss from termination of a swap agreement equal to (i) the sum of the unamortized portion of any nonperiodic payments received by the U.S. Unitholder and any swap termination payment it receives or is deemed to have received, less (ii) the sum of the unamortized portion of any nonperiodic payments paid by the U.S. Unitholder and any swap termination payment it pays or is deemed to have paid.

A termination of a swap agreement generally will be considered to involve a “sale or exchange” of the swap agreement, with the result that any gain or loss generally will be treated as capital gain or loss (subject to the discussion below under “Straddle rules” and “Foreign currency rules”). A U.S. Unitholder that recognizes capital loss upon termination of the swap

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agreement generally will be able to offset that loss against any gain recognized with respect to the underlying securities to the extent such gain is capital gain.

Other characterizations of the underlying securities and swap agreement

Depending on its terms, a swap agreement may be in economic substance an option or forward contract (among other possibilities), instead of or in addition to a notional principal contract. In general, a swap agreement will be treated for U.S. federal income tax purposes in accordance with its economic substance. Consequently, if a swap agreement is an option, a U.S. Unitholder will be treated as writing or purchasing an option. Any premium paid or received in respect of the option (calculated in the same manner as swap premiums in respect of a swap agreement, as described under “Allocation of basis and sales proceeds”) generally will be taken into account in determining gain or loss only upon termination of the option or, if the option is physically settled and involves the purchase of property by the Trust, upon the disposition of such property. Any such gain or loss will be capital gain or loss (subject to the discussion below under “Straddle rules” and “Foreign currency rules”). An option generally will not be subject to the mark-to-market rules under Section 1256 of the Internal Revenue Code, but the inapplicability of those rules is not entirely free from doubt in the case of a purchased option underlying a Unit that is itself listed on a national securities exchange. An option and the underlying securities may be considered offsetting positions in personal property for purposes of the straddle rules discussed in the next section.

In some cases, underlying securities and a related swap agreement may represent economically a loan to the swap counterparty secured by the underlying securities. In that case, the Trust may be considered to have made a loan providing for cash flows equal to the cash flows of the underlying securities and the swap agreement combined. Such a loan would be subject to the rules governing debt instruments described above under “Taxation of underlying securities”.

Other characterizations may be possible, depending on the particular terms of the swap agreement. U.S. Unitholders should consult their own tax advisors with respect to the federal income tax treatment of the swap agreement.

Straddle rules

The underlying securities and the swap agreement may be considered offsetting positions in a “straddle” subject to the straddle rules of Section 1092 of the Internal Revenue Code. Under Section 1092, a selling U.S. Unitholder’s capital gain or loss, if any, with respect to underlying securities that are positions in a straddle will be short-term unless such underlying securities have been held for the long term capital gain holding period after termination of the swap agreement. Similarly, if the swap agreement is a position in a straddle, capital gain or loss realized in connection with its termination (or the termination of a right or obligation thereunder) will be short-term. In addition, under Section 1092, all or a portion of any loss realized upon such termination may be deferred until disposition of the underlying securities. Further, if the underlying securities and the swap agreement are positions in a straddle, any interest or carrying charges incurred by a U.S. Unitholder with respect to its Units may have to be capitalized to the extent they exceed the U.S. Unitholder’s interest income from the underlying securities, under

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Section 263(g) of the Internal Revenue Code. Under proposed regulations, payments made under a swap agreement may be treated as carrying charges for this purpose.

Finally, if the underlying securities and the swap agreement are positions in a straddle and as a result are considered to be held as part of a “conversion transaction” within the meaning of Section 1258 of the Internal Revenue Code, all or a portion of any gain that would otherwise be capital gain may be recharacterized as ordinary income.

Foreign currency rules

If the underlying securities provide for payments denominated in, or determined by reference to, a foreign currency, and the integration rules do not apply, then (under the rules of Section 988 of the Internal Revenue Code and the regulations promulgated thereunder) foreign exchange gain or loss will be computed separately from interest income and gain or loss from the underlying securities. The amount of interest income realized by a U.S. Unitholder that uses the cash method of tax accounting will be the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date the payment is received, regardless of whether the payment is converted into U.S. dollars. A U.S. Unitholder that uses the accrual method of accounting for tax purposes will accrue interest income in the relevant foreign currency and translate the amount accrued into U.S. dollars based on the average exchange rate in effect during the interest accrual period (or portion thereof within the U.S. Unitholder’s taxable year) or, at the accrual basis U.S. Unitholder’s election, at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year) or at the spot rate of exchange on the date of receipt, if such date is within five business days of the last day of the accrual period. A U.S. Unitholder that makes such election must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the IRS. A U.S. Unitholder that uses the accrual method of accounting for tax purposes will recognize foreign currency gain or loss, as the case may be, on the receipt of a foreign currency interest payment made with respect to an underlying security if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. Foreign currency gain or loss will be treated as ordinary income or loss that is generally not treated as an adjustment to interest income received on the underlying security and is sourced based on the residence of the taxpayer. Similarly, foreign currency gain or loss will be recognized upon the receipt of a principal payment (exclusive of any portion thereof representing original issue discount) in an amount equal to the difference between the U.S. dollar value of the payment based on the exchange rate when the underlying securities were acquired and the rate when the payment is made.

Upon a sale, exchange or retirement of the underlying securities, gain or loss generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates over the period that the U.S. Unitholder is considered to have held the underlying securities.

Original issue discount, market discount, acquisition premium and amortizable bond premium on a foreign currency underlying security are to be determined in the relevant foreign currency. Where the U.S. Unitholder must include original issue discount, or elects to include

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market discount, in income currently, the amount of original issue or market discount will be determined for any accrual period in the relevant foreign currency and then translated into U.S. dollars on the basis of the average rate in effect during the accrual period (or portion thereof within a U.S. Unitholder’s taxable year). Alternatively, the U.S. Unitholder may elect to translate the foreign currency amount at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year) or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period. A U.S. Unitholder that makes such election must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the IRS. Exchange gain or loss realized with respect to such accrued original issue or market discount shall be determined in accordance with the rules relating to accrued interest described above. If an election to amortize bond premium is made, amortizable bond premium taken into account on a current basis shall reduce interest income in a given period in units of the relevant foreign currency. Exchange gain or loss will be realized with respect to amortized bond premium based on the difference between the exchange rate computed on the date or dates the premium is amortized against interest payments and the exchange rate on the date the U.S. Unitholder acquired the underlying security. If an election to amortize bond premium is not made, any loss realized on the sale, exchange or retirement of an underlying security with amortizable bond premium will generally be capital loss to the extent of the bond premium.

The principles described above would also apply to any synthetic debt instrument created by integrating the underlying securities and swap agreement if that instrument provides for payments in, or determined by reference to, a foreign currency.

The rules governing a swap agreement whose payments are denominated in, or determined by reference to, foreign currencies and that is not integrated with the underlying securities will depend on its specific terms. In general, the timing of income and deductions would be determined under the principles described in “Taxation of the swap agreement” and any income, loss or deduction (including any gain or loss from a termination of a swap agreement) would be characterized as foreign exchange gain or loss. In the case of a swap agreement that exchanges both interest and principal payments, however, the amount and timing of income or loss generally would be determined as though the Trust had made a hypothetical loan denominated in the currency in which payments are received and had incurred a hypothetical debt denominated in the currency in which payments are made. The resulting net income or loss would be characterized as foreign exchange gain or loss.

Taxation of underlying securities and swap agreement as an integrated transaction

If the underlying securities and swap agreement qualify for integration under Treasury Regulations Section 1.1275-6 (the “integration regulations”) or Section 1.988-5 (the “Foreign currency integration regulations”), the U.S. Unitholder may elect, or in some cases the IRS may require, integrated treatment. If the transaction is integrated, the U.S. Unitholder will be required to take into account its pro rata share of the income from the synthetic debt instrument resulting from such integration.

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In general, under the Integration Regulations, an underlying security and a swap agreement that does not hedge currency risk may be integrated and treated as a single synthetic debt instrument if the combined cash flows are substantially equivalent to the cash flows on a fixed rate debt instrument or on a variable rate debt instrument that pays interest at a qualified rate or rates (as such terms are defined in applicable sections of the Internal Revenue Code and Treasury Regulations) and certain other requirements are satisfied, including the identification of the integrated economic transaction in the U.S. Unitholder’s books and records on the date of purchase of the Units. The synthetic debt instrument may be denominated in U.S. dollars or another single currency. Certain underlying securities, such as pay-through bonds that are subject to prepayment out of principal received on other debt instruments or tax-exempt obligations, will not qualify for integration. In certain cases, the IRS may require integration where a U.S. Unitholder could have but did not make the appropriate identification and in certain other cases.

The synthetic debt instrument created through integration generally will be subject to the tax rules that apply to conventional debt instruments, except that all stated interest on the instrument will be treated as original issue discount, which a U.S. Unitholder must include in income as it accrues. See the discussion of original issue discount and other income from a debt instrument under “Taxation of underlying securities” above. The issue date of the synthetic debt instrument will be the date on which the U.S. Unitholder purchases the Unit, and the term of the instrument will be the period from the issue date to the maturity date of the underlying securities. The issue price will be the adjusted issue price of the underlying securities as of the issue date of the synthetic debt instrument, decreased or increased by any payments of swap premium (as defined above under “Allocation of basis and sales proceeds”) by or to the U.S. Unitholder. The source and character of interest income from the synthetic debt instrument will be determined by reference to the source and character of income on the underlying securities. Income from the underlying securities and swap agreement underlying a synthetic debt instrument will be treated separately for purposes of the withholding tax rules. See “Tax consequences to non-U.S. Unitholders”, below.

If a swap agreement hedges currency risk, then integration of the swap agreement and underlying security may be available under the Foreign Currency Integration Regulations. The rules for such integration and for the treatment of the resulting synthetic debt instrument generally are similar to the rules described above for integration of underlying securities and swap agreements not hedging currency risk. One difference is that to qualify for integration, the combined cash flows on the underlying security and swap agreement must be substantially equivalent to the cash flows on a debt instrument for which a yield can be calculated under the original issue discount rules. In addition, different types of debt instruments may qualify for integration under the Foreign Currency Integration Regulations. Other differences between the two sets of rules may be relevant for particular underlying securities and swap agreements.

The issue price of the synthetic debt instrument is determined by translating the adjusted issue price of the underlying securities into the currency in which the synthetic debt instrument is denominated at the spot rate on the issue date of the synthetic debt instrument. If the synthetic debt instrument is payable in U.S. dollars, U.S. Unitholders will not recognize any foreign exchange gain or loss (as defined above under “Foreign currency rules”) with respect to the instrument.

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Credit support

The applicable prospectus supplement will discuss the U.S. federal income tax treatment of any credit support that is part of trust property or that otherwise benefits Unitholders.

Trust expenses

Generally, for U.S. federal income tax purposes, U.S. Unitholders must take into account their full pro rata share of the Trust’s income, even if some of that income is used to pay trust expenses. A U.S. Unitholder may deduct its pro rata share of each expense paid by the Trust to the same extent as if it directly paid the expense. However, some or all of the expenses of the Trust may be miscellaneous itemized deductions. Individuals may only deduct certain miscellaneous itemized deductions to the extent they exceed 2% of adjusted gross income.

Tax-exempt organizations

A qualified pension plan or other entity that generally is exempt from federal income taxation pursuant to Section 501 of the Internal Revenue Code (such an entity, a “Tax-exempt investor”) nonetheless will be subject to federal income taxation to the extent that its income is unrelated business taxable income within the meaning of Section 512 of the Internal Revenue Code. Interest on the underlying securities (or synthetic debt instrument, if the underlying securities and swap agreement are integrated), income from a swap agreement that is a notional principal contract and gains from the sale, exchange or other disposition of Units held by a Tax-Exempt Investor generally will not be unrelated business taxable income, unless such Units are “debt-financed property” within the meaning of Section 514 of the Internal Revenue Code. A portion of any income or gain from the underlying securities would be unrelated business taxable income if, because of the existence of a significant swap premium or other nonperiodic payment under the swap agreement, the swap counterparty were deemed to have made a loan to a Tax-Exempt Investor that is a Unitholder. See “Taxation of the swap agreement”.

Tax consequences to non-U.S. Unitholders

The following discussion applies to Unitholders that hold registered Units. The applicable prospectus supplement will discuss the rules applicable to non-U.S. holders of bearer Units.

A beneficial owner of a Unit that is not a U.S. Unitholder and that is not subject to U.S. federal income tax with respect to the Units as a result of any direct or indirect connection to the United States (other than its ownership of a Unit) will not be subject to United States income or withholding tax, except as described below and under “Information reporting and backup withholding”, in respect of interest income or gain on the underlying securities or income from the swap agreement if:

•	in the case of underlying securities, the underlying securities were issued after July 18, 1984,
•

the non-U.S. Unitholder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock entitled to vote, and is not a controlled foreign corporation related, directly or indirectly, through stock

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ownership to, the underlying security issuer (or the swap counterparty, if the swap agreement is considered to involve a significant nonperiodic payment to the swap counterparty that is treated as a loan or is otherwise considered part of a loan to the swap counterparty) and is not a bank extending credit under a loan entered into in the ordinary course of its trade or business,
•

interest on the underlying securities (or, to the extent the swap agreement is considered to involve a loan to the swap counterparty, interest on such loan) is not contingent on the cash flows of, value of property of, or dividends or other equity payments by, the issuer of the underlying securities (or, in the case of a loan to the swap counterparty, the swap counterparty), except that this clause will not apply to underlying securities that are debt instruments with a fixed term issued on or before April 7, 1993, and

•	the certification requirement described below has been fulfilled with respect to the beneficial owner, as discussed below.

Certification requirement. Interest and original issue discount will not be exempt from withholding tax unless the beneficial owner provides an appropriate statement (generally on IRS Form W-8BEN), signed under penalties of perjury, identifying the Unitholder and stating, among other things, that the Unitholder is not a U.S. person, or satisfies certain documentary evidence requirements for establishing that it is not a U.S. person.

If a non-U.S. Unitholder is engaged in a trade or business in the United States, and if income or gain with respect to the Units is effectively connected with the conduct of this trade or business, the non-U.S. Unitholder, although exempt from withholding tax, will generally be taxed in the same manner as a U.S. Unitholder (see “Tax consequences to U.S. Unitholders” above), except that the Unitholder will be required to provide to the trustee a properly executed IRS Form W-8ECI in order to claim an exemption from withholding tax. These Unitholders should consult their own tax advisors with respect to other U.S. tax consequences of the ownership and disposition of Units including the possible imposition of a 30% branch profits tax.

If the underlying securities or swap agreement provide for payments relating to a “United States real property interest” within the meaning of Section 897 of the Internal Revenue Code, then gain from the underlying securities or swap agreement, as the case may be, may be treated as income effectively connected with a United States trade or business, and a related withholding tax may apply.

A Unitholder that is not a U.S. Unitholder may also be subject to U.S. federal income taxation with respect to a Unit if the Unitholder is a personal holding company, a corporation that accumulates earnings to avoid U.S. taxes on shareholders or a private foundation under the Internal Revenue Code.

Information reporting and backup withholding

Information returns may be filed with the IRS in connection with payments on the Units and the proceeds from a sale or other disposition of the Units or the trust property. A U.S. Unitholder will be subject to U.S. backup withholding tax on these payments if the U.S.

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Unitholder fails to provide its taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. A non-U.S. Unitholder may be subject to U.S. backup withholding tax on these payments unless the non-U.S. Unitholder complies with certification procedures to establish that it is not a U.S. person. For a non-U.S. Unitholder, the certification procedures required to claim the exemption from withholding tax described above will satisfy the certification requirements necessary to avoid the backup withholding tax as well. The amount of any backup withholding from a payment to a Unitholder will be allowed as a credit against the Unitholder’s United States federal income tax liability and may entitle the Unitholder to a refund, provided that the required information is furnished to the IRS.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Internal Revenue Code impose requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and insurance company general and separate accounts in which those plans, accounts or arrangements are invested) subject to Title I of ERISA or Section 4975 of the Internal Revenue Code (collectively, referred to as “plans”) and on persons who are fiduciaries with respect to those plans. Among other things, ERISA requires that the assets of a plan subject to ERISA be held in trust and imposes general standards of investment prudence and diversification on fiduciaries of the plan. In addition, Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving plan assets and persons (referred to as “parties in interest”) having specified relationships to a plan and impose additional prohibitions where parties in interest are fiduciaries with respect to a plan. A fiduciary who causes or allows a prohibited transaction to occur may be subject to civil liability under ERISA, and the Internal Revenue Code imposes an excise tax on any party in interest who participated in the prohibited transaction. The relevant underlying security issuer, the depositor, any credit support provider, any swap counterparty or guarantor, the trustee and their affiliates may be parties in interest with respect to plans.

The United States Department of Labor (“DOL”) has issued regulations (referred to as the “plan asset regulations”) concerning what constitutes assets of a plan when a plan invests in another entity. The Units would constitute equity interests in the Trust for purposes of the plan asset regulations. Under the plan asset regulations, the underlying assets and properties of corporations, partnerships and specified other entities in which a plan makes an “equity” investment could be deemed for purposes of ERISA and Section 4975 of the Internal Revenue Code to be assets of the investing plan in certain circumstances, unless the ownership by “benefit plan investors” of equity interests in the entity is not “significant”. In general, ownership by benefit plan investors of equity interests in an entity is “significant” on any date if, immediately after the most recent acquisition of any equity interest in the entity, 25% or more of the value of any class of equity interests in that entity is held by benefit plan investors. For purposes of the plan asset regulations, the term “benefit plan investor” includes (1) any employee benefit plan (as defined in Section 3(3) of ERISA), whether or not it is subject to the provisions of Title I of ERISA, including governmental and foreign employee benefit plans, (2) any plan described in Section 4975(e)(1) of the Internal Revenue Code and (3) any entity whose underlying assets include plan assets by reason of a plan’s investment in the entity.

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Certain other exceptions from such treatment under the plan asset regulations may apply to an entity in which a plan makes an equity investment. Under one such exception, the assets of such an entity are not considered to be plan assets where a plan makes an investment in an equity interest that is a “publicly-offered security”. A “publicly-offered security” is a security that is (a) “freely transferable”, (b) part of a class of securities that is “widely held” and (c) part of a class of securities that is registered under Section 12 of the Exchange Act or sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

Unless otherwise specified in the prospectus supplement, it is anticipated that the Units will be publicly-offered securities and the assets of the Trust will not be considered to be assets of any plan investing in the Units pursuant to the plan asset regulations.

In the event that delisting of the Units occurs as described under “The Trust—Delisting of Units”, the Unitholders will be given notice of any application to delist the Units and any Unitholder which would constitute a “plan” as described above (or a governmental plan or church plan subject to Similar Law) may be given the right to elect a partial sale of the trust property and termination of the swap transactions solely as to the portion of the trust property represented by its holding of Units. Each Unitholder which is given notice of such a right and does not make such election, and each fiduciary who makes such determination on its behalf, shall be deemed to have represented and warranted, for so long as it holds the Unit or a beneficial interest therein, that by reason of the application of one or more of the exemptions from the prohibited transactions rules of Section 406 of ERISA and Section 4975 of the Code provided under prohibited transaction class exemption (“PTCE”) 96-23, 95-60, 91-38, 90-1 or 84-14 or an exemption from a Similar Law prohibition, its holding and subsequent disposition of such Units (and the transactions of the underlying trust (including the holding of the underlying securities and each swap transaction) shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violation of Similar Law. Any plan (or governmental or church plan subject to Similar Law) acquiring Units after delisting will be deemed to have made the representations and warranties set forth in the immediately preceding sentence with respect to its acquisition, holding and disposition of Units for so long as it holds the Units or any beneficial interest therein.

If specified in the applicable prospectus supplement, Units may not be purchased, held by or transferred to any person unless that person is not a plan, is not a governmental or other plan subject to restrictions substantially similar to Title I of ERISA or Section 4975 of the Internal Revenue Code, and is not acquiring the Units with the assets of any such plan or other plan. The related trust agreement will provide that any purported transfer in violation of this restriction (referred to as the “no plan restriction”) shall be void from the beginning. If the no plan restriction applies, each person who acquires a Unit, and each fiduciary which causes any such person to acquire any Unit, in its individual as well as its fiduciary capacity, will be deemed by such purchase, holding or acquisition, on each date on which the Unit is held by such person, to have represented that it is not a plan or any governmental or other plan subject to requirements substantially similar Title I of ERISA or Section 4975 of the Internal Revenue Code and is not

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using the assets of any such plan to purchase that Unit. The related trust agreement will provide that each person that acquires a Unit, and each fiduciary who causes a person to acquire a Unit, in such fiduciary’s individual capacity, agrees to indemnify and hold harmless the depositor, the trustee, MS&Co. and their respective affiliates from any cost, damages, loss or expense, incurred by them as a result of the representations of that purchaser or fiduciary not being true.

However, if the applicable prospectus supplement specifies that the “25% test” shall apply, Units will be issued only as definitive Units in registered form and only after a definitive purchase agreement has been executed and delivered. A definitive purchase agreement will also be required to be obtained from any proposed transferee of a Unit to which the 25% test applies. That agreement will contain additional representations regarding whether the purchaser or proposed transferee is a benefit plan investor (within the meaning of the plan asset regulations) or plan or is acquiring the Units with assets of a benefit plan investor or plan. No such purchase or proposed transfer will be permitted to the extent that it would cause the ownership of Units by benefit plan investors to be “significant” within the meaning of the plan asset regulations immediately after the purchase or proposed transfer, unless no Units are held by plans. In addition, the depositor and the trustee will agree that, after the initial distribution of a particular series of Units subject to the 25% test, if any Units are held by plans, neither they nor their affiliates will acquire any Units of that series, unless that acquisition would not cause the ownership by benefit plan investors immediately following the acquisition to be “significant”. The related trust agreement will provide that each person that acquires a Unit, and each fiduciary who causes a person to acquire a Unit, in such fiduciary’s individual capacity, agrees to indemnify and hold harmless the depositor, the trustee, MS&Co. and their respective affiliates from any cost, damages, loss or expense, incurred by them as a result of the representations of that purchaser or fiduciary not being true.

Alternatively, if the applicable prospectus supplement specifies that the “prohibited transaction exemption restriction” shall apply, Units will be issued in reliance on certain exemptions from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code which may be applicable, depending in part on the type of plan fiduciary making the decision to acquire a Unit and the circumstances under which such decision is made. Included among these exemptions are Prohibited Transaction Class Exemption (“PTCE”) 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 90-1 (relating to investments by insurance company pooled separate accounts), PTCE 95-60 (relating to investments by insurance company general accounts) and PTCE 96-23 (relating to transactions determined by in-house asset managers). There can be no assurance that any of these class exemptions or any other exemption will be available with respect to any particular transaction involving the Units. If the prohibited transaction exemption restriction applies, by its purchase of any Unit, the purchaser will be deemed to have represented and warranted that for so long as it holds the Unit either that:

•

It is not a plan, an entity whose underlying assets include the assets of any such plan, or an governmental plan which is subject to any federal, state or local law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Internal Revenue Code, or

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•

Its purchase, holding and disposition of a Unit will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code (or, in the case of a governmental plan, any substantially similar federal, state or local law) unless an exemption is available (all of the conditions of which have been satisfied) or in any other violations of an applicable requirement of ERISA, the Internal Revenue Code or other law.

The related trust agreement will provide that each person that acquires a Unit, and each fiduciary who causes a person to acquire a Unit, in such fiduciary’s individual capacity, agrees to indemnify and hold harmless the depositor, the trustee, MS&Co. and their respective affiliates from any cost, damages, loss or expense, incurred by them as a result of the representations of that purchaser or fiduciary not being true.

The applicable prospectus supplement may also modify or supplement the treatment with respect to ERISA and plan investors described in the foregoing.

The underlying security issuance agreement may also contain considerations under ERISA and the Internal Revenue Code in connection with purchases of the underlying securities that a plan proposing to invest in the Units should note.

Each plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Units should determine whether, under the general fiduciary standards of investment prudence and diversification and under the documents and instruments governing the plan, an investment in the Units is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan’s investment portfolio. Any plan proposing to invest in Units should consult with its counsel to confirm that such an investment will not result in a prohibited transaction and will satisfy the other requirements of ERISA and the Internal Revenue Code.

THE SALE OF ANY UNITS TO A PLAN OR A GOVERNMENTAL OR OTHER PLAN IS IN NO RESPECT A REPRESENTATION BY THE TRUST OR MS&CO. THAT SUCH AN INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY, ANY PARTICULAR PLAN OR ANY SUCH OTHER PLAN, OR THAT SUCH AN INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY, ANY PARTICULAR PLAN OR ANY SUCH OTHER PLAN.

PLAN OF DISTRIBUTION

The Units may be offered and sold to or through MS&Co. as underwriter, dealer or agent, or through one or more other underwriters, dealers or agents, or directly to purchasers. The applicable prospectus supplement will describe the terms of the offering of any series of Units, which may include the names of any underwriters or initial purchasers, the purchase price of the Units and the proceeds to the depositor from that sale, any underwriting discounts and other items constituting underwriters’ compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, any securities exchanges on which the Units may be listed, and the place and time of delivery of the Units offered by that prospectus

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supplement. Additional dealers in relation to any offering of the Units may include affiliates of Morgan Stanley other than MS&Co.

If underwriters are used in a sale of Units, the Units will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. Such Units may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Such managing underwriters or underwriters in the United States will include MS&Co., an affiliate of the depositor. The obligations of the underwriters to purchase Units will be subject to specified conditions precedent, and the underwriters will be obligated to purchase all Units of a particular series, if any such Units are purchased. The initial public offering price for particular Units and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

In order to facilitate the offering of the Units, the certain underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the price of the Units or any other securities the prices of which may be used to determine payments on the Units. Specifically, the underwriters may sell more Units than they are obligated to purchase in connection with the offering, creating a short position for their own accounts. A short sale is covered if the short position is no greater than the number or amount of securities available for purchase by the agents under any overallotment option. The underwriters can close out a covered short sale by exercising the overallotment option or purchasing the Units in the open market. In determining the source of securities to close out a covered short sale, the agents will consider, among other things, the open market price of the Units compared to the price available under the overallotment option. The underwriters may also sell Units or any other securities in excess of the overallotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing Units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Units in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, Units or any other securities in the open market to stabilize the price of the Units or of any other securities. Finally, in any offering of Units through a syndicate of underwriters, the underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing the Units in the offering, if the syndicate repurchases previously distributed Units to cover syndicate short positions or to stabilize the price of Units. Any of these activities may raise or maintain the market price of the Units above independent market levels or prevent or retard a decline in the market price of these securities. The agents are not required to engage in these activities, and may end any of these activities at any time.

Units may also be sold through agents designated by the depositor from time to time. Any agent involved in the offer or sale of Units will be named, and any commissions payable by the depositor to that agent will be described, in the applicable prospectus supplement. Any such agent will act on a best efforts basis for the period of its appointment or be subject to another standard described in the prospectus supplement.

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If specified in the applicable prospectus supplement, the depositor will authorize agents, underwriters or dealers to solicit offers by specified institutions to purchase Units at the public offering price described in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. Such contracts will be subject only to the conditions described in the prospectus supplement and the prospectus supplement will specify the commissions payable for solicitation of such contracts.

Any underwriters, dealers or agents participating in the distribution of Units may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of Units may be deemed to be underwriting discounts and commissions under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect of any such liabilities. Agents and underwriters may be customers of, engage in transactions with, or perform services for, the depositor or its affiliates in the ordinary course of their businesses.

As to each series of Units, only those classes rated in one of the investment grade rating categories by a rating agency will be offered hereby. Any unrated classes or classes rated below investment grade may be retained by the depositor or sold at any time to one or more purchasers.

The depositor and MS&Co. may be indemnified by the Trust for certain expenses or liabilities incurred in connection with the offer and sale of the Units.

From time to time, MS&Co. or one of its affiliates may be engaged by underlying security issuers as an underwriter or placement agent, in an advisory capacity or in other business arrangements. In addition, MS&Co. or its affiliates may make a market in securities of any underlying security issuer, including underlying securities that may constitute part of the trust property of a particular Trust. Each Unitholder will be deemed to have acknowledged and agreed that MS&Co. or its affiliates may engage in any kind of business with, or have an investment in, any underlying security issuer or related persons, and in that connection, may obtain or be in possession of non-public information regarding particular underlying securities or related persons which may not be made available to Unitholders.

Affiliates of other underwriters may also act as agents or underwriters in connection with the sale of the Units. Any such affiliate will be named, and its affiliation with the underwriters described, in the applicable prospectus supplement. Also, MS&Co., affiliates of the underwriters may act as principals or agents in connection with market-making transactions relating to the Units. Neither MS&Co, nor its affiliates is obligated to do so, however, and the agents may discontinue making a market at any time without notice. The underwriters, their affiliates or agents may use this prospectus in connection with any of those transactions. No assurance can be given as to the liquidity of any trading market for the Units.

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VALIDITY OF UNITS

Cleary Gottlieb Steen & Hamilton LLP or other counsel identified in the applicable prospectus supplement will pass upon certain legal matters relating to the offering of the Units, including the validity of the Units.

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INDEX OF DEFINED TERMS

25% test	83	integration regulations	78
benefit plan investor	82	ISDA	40
business day	50	ISDA Definitions	40
calculation date	55	ISDA Master Agreement	40
callable series	58	LIBOR determination date	53
CD rate	57	LIBOR Reuters	53
Clearstream	62	LIBOR Telerate	53
commercial paper rate	54	liquidation event	22
commercial paper rate determination rate	54	money market yield	55
composite quotations	52	no plan restriction	83
concentrated underlying security	21	notional amount	51
corporate debt	30	parties in interest	81
depositaries	62	plan asset regulations	82
depositor optional exchange	60	plans	81
direct participants	64	prohibited transaction exemption restriction	84
disqualification event	21	PTCE	84
disqualified credit support	22	qualified professional asset manager	84
disqualified swap transaction	21	repo counterparty	45
DOL	82	Reuters LIBO page	53
DTC	62	Rule 3a-7	48
early termination date	43	SEC	10
eligible underlying securities	32	spread	52
eligible underlying security issuer	32	spread multiplier	52
ERISA	81	swap premium	69
Euroclear	62	Telerate page 3750	53
excess expense event	24	Treasury rate	55
Exchange Act	10	trust wind-up event	24
exchangeable series	59	underlying security default	22
extraordinary trust expenses	28	underlying security disclosure document	33
FASIT	68	underlying security issuance agreement	35
federal funds rate	56	underlying security registration statement	33
GTC Notes	31	United States real property interest	81
indirect participants	64

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